UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant
☒
                     Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Hyatt Hotels Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Annual Meeting of Stockholders and Proxy Statement

Wednesday, May 17, 2023 at 9:30 a.m., Central Time

150 North Riverside Plaza, Chicago, IL 60606 • Tel: 312.750.1234

www.hyatt.com

April 6, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation, which will be held online via live webcast, on Wednesday, May 17, 2023, beginning at 9:30 a.m., Central Time. The Annual Meeting will be held as a virtual meeting only and you will not be able to attend the Annual Meeting in person. We believe that the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and Hyatt.

In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a registration confirmation e-mail. Separately, you will receive a meeting access e-mail approximately one hour prior to the start of the meeting at the e-mail address you provided during registration with a unique link to join the virtual meeting. You will be able to vote your shares electronically and submit questions electronically. The Annual Meeting live webcast will begin promptly at 9:30 a.m., Central Time, on May 17, 2023.

At the Annual Meeting you will be asked to (1) elect three of our directors to hold office until the 2024 Annual Meeting of Stockholders, four of our directors to hold office until the 2025 Annual Meeting of Stockholders, and four of our directors to hold office until the 2026 Annual Meeting of Stockholders, (2) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, (3) approve, on an advisory basis, the compensation paid to our named executive officers, (4) determine, on an advisory basis, the frequency with which stockholders will participate in an advisory vote to approve named executive officer compensation, (5) ratify the prior adoption and approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan, which were adopted and approved at Hyatt’s Annual Meeting of Stockholders held on May 20, 2020, and (6) transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted whether or not you plan to virtually attend the Annual Meeting. You may submit a proxy to vote on the Internet, by telephone or by completing and mailing a proxy card. Submitting a proxy to vote over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you do virtually attend the Annual Meeting, you may withdraw your proxy should you wish to vote virtually at the Annual Meeting. Please read the enclosed information carefully before voting.

Sincerely,

Thomas J. Pritzker Executive Chairman of the Board	Mark S. Hoplamazian President and Chief Executive Officer

HYATT HOTELS CORPORATION

150 North Riverside Plaza,

Chicago, Illinois 60606

Notice of Annual Meeting of Stockholders

To Be Held May 17, 2023

NOTICE HEREBY IS GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation (“Hyatt”) will be held online via live webcast on Wednesday, May 17, 2023, beginning at 9:30 a.m., Central Time. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a registration confirmation e-mail. Separately, you will receive a meeting access e-mail approximately one hour prior to the start of the meeting at the e-mail address you provided during registration with a unique link to join the virtual meeting. At the virtual meeting, stockholders will act on the following matters:

1.

Election of three of our directors to hold office until the 2024 Annual Meeting of Stockholders, four of our directors to hold office until the 2025 Annual Meeting of Stockholders, and four of our directors to hold office until the 2026 Annual Meeting of Stockholders;

2.	Ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	An advisory vote to approve the compensation paid to our named executive officers;

4.	To determine, on an advisory basis, the frequency with which stockholders will participate in an advisory vote to approve named executive officer compensation;

5.

To ratify the prior adoption and approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan, which were adopted and approved at Hyatt’s Annual Meeting of Stockholders held on May 20, 2020 (the “2020 LTIP and 2020 ESPP Ratification”); and

6.	Any other matters that may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the attached proxy statement. Except with respect to the 2020 LTIP and 2020 ESPP Ratification (Proposal No. 5) described below and in the attached proxy statement, only stockholders of record at the close of business on March 22, 2023 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to ratify, and has approved the ratification of, the 2020 LTIP and 2020 ESPP Ratification in accordance with Section 204 of the Delaware General Corporation Law, as amended (the “DGCL”). The Board of Directors is submitting the 2020 LTIP and 2020 ESPP Ratification in Proposal No. 5 to the Company’s stockholders to eliminate any alleged uncertainty concerning the validity or effectiveness of the adoption and approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan at the Company’s 2020 Annual Meeting of Stockholders held on May 20, 2020 (the “2020 Annual Meeting”) due to an alleged corporate defect related to the record date for such 2020 Annual Meeting as described in the attached proxy statement. Under Section 204 of the DGCL, stockholders of record as of March 20, 2020 (the record date of the 2020 Annual Meeting at which the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan were approved), other than holders whose identities or addresses cannot be determined from our records, are entitled to notice of the Annual Meeting, but are not entitled to attend the Annual Meeting or vote on any matter presented at the Annual Meeting unless they were also stockholders of record as of the Record Date.

This notice and the attached proxy statement constitute the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the 2020 LTIP and 2020 ESPP Ratification contemplated by Proposal No. 5. If the 2020 LTIP and 2020 ESPP Ratification is approved at the Annual Meeting, any claim that the adoption and approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan or the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan is void or voidable due to a failure of authorization with respect to such adoption or approval, or any claim that the Delaware Court of Chancery should declare in its discretion such ratification not be effective or be effective only on certain conditions, must, in either case, be brought within 120 days of the Annual Meeting.

This Notice of Annual Meeting of Stockholders, proxy statement, and proxy card are being sent to stockholders beginning on or about April 6, 2023.

Thank you for your ongoing support of Hyatt Hotels Corporation.

Margaret C. Egan

Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 17, 2023.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2022 are available at www.proxydocs.com/h.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DO SO BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO VIRTUALLY ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE VIRTUALLY AT THE ANNUAL MEETING IF THEY SO DESIRE.

RATIFICATION PROPOSAL	56
Proposal 5 — Ratification of the Prior Adoption and Approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan	56
STOCK OWNERSHIP INFORMATION	68
Security Ownership of Certain Beneficial Owners and Management	68
Equity Compensation Plan Information	73
Delinquent Section 16(a) Reports	74
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	75
Certain Relationships and Related Party Transactions	75
Related Party Transaction Policy and Procedures	79
ANNUAL MEETING INFORMATION AND PROXY MATERIALS	80
Attending the Annual Meeting	80
Questions and Answers about the Proxy Materials and the Annual Meeting	80
Availability of Annual Report on Form 10-K	86
List of the Company’s Stockholders	86
Delivery of Proxy Materials to Households	86
Other Matters That May Come Before the Annual Meeting	87

HYATT HOTELS CORPORATION

150 North Riverside Plaza

Chicago, Illinois 60606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2023

The Board of Directors of Hyatt Hotels Corporation (referred to herein as “Hyatt,” “we,” “us” or the “Company”) solicits your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, May 17, 2023, beginning at 9:30 a.m., Central Time, online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a registration confirmation e-mail. Separately, you will receive a meeting access e-mail approximately one hour prior to the start of the meeting at the e-mail address you provided during registration with a unique link to join the virtual meeting. This proxy statement is first being released to stockholders by the Company on or about April 6, 2023.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 17, 2023.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2022 are available at www.proxydocs.com/h.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

The Annual Meeting will be held online via live webcast on Wednesday, May 17, 2023, beginning at 9:30 a.m., Central Time.

You may attend the Annual Meeting only if you were a holder of record of our common stock at the close of business on March 22, 2023, the record date, or are a duly authorized proxy or representative thereof. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 80.

Voting Recommendations of the Board

Proposal	Description	For	Against	Page

1	Election of Directors	X		4

2	Ratification of the appointment of Deloitte & Touche LLP as independent auditor	X		51

3	Approval, on an advisory basis, of the compensation paid to named executive officers	X		54

4	Advisory vote to determine the frequency with which advisory votes to approve named executive officer compensation are submitted to stockholders	Every Year		55

5	Ratification of the Prior Adoption and Approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan	X		56

Hyatt Hotels Corporation | 2023 Proxy Statement	1

Director Nominees

Each director nominee is listed below, and you can find additional information in the section titled “Corporate Governance — Proposal 1 — Election of Directors” beginning on page 4.

Name	Age	Director Since	Board Committee(s)

CLASS III (to hold office until the 2024 Annual Meeting of Stockholders)

Susan D. Kronick	71	2009	Talent and Compensation (Chair), Finance

Jason Pritzker	43	2014	Finance

Dion Camp Sanders	49	2021	Audit

CLASS I (to hold office until the 2025 Annual Meeting of Stockholders)

Paul D. Ballew	59	2017	Audit

Mark S. Hoplamazian	59	2006	—

Cary D. McMillan	65	2013	Audit (Chair), Nominating and Corporate Governance, Finance

Michael A. Rocca	78	2008	Audit

CLASS II (to hold office until the 2026 Annual Meeting of Stockholders)

Thomas J. Pritzker	72	2004	Finance (Chair)

Heidi O’Neill	58	2023	Talent and Compensation

Richard C. Tuttle	67	2004	Nominating and Corporate Governance (Chair), Audit

James H. Wooten, Jr.	74	2011	Audit, Talent and Compensation

Key Features of Our Executive Compensation Program

•	Pay-for-performance strategy that focuses on variable pay over fixed pay.

•	A mix of short- and long-term incentives that is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards linked to long-term stockholder return.

•

Alignment of executive officer and stockholder interests by providing equity based compensation in the form of time-vested stock appreciation rights, time-vested restricted stock units, and performance-vested restricted stock units which, together, encourage a focus on earnings, returns, and long-term stockholder value while incentivizing continued employment.

•	Annual incentive plans that include a mix of corporate and individual performance metrics, including non-financial measures.

•	No hedging of our stock by our named executive officers, directors, officers, and certain other individuals.

•	Share ownership requirements that align the long-term interests of named executive officers and directors with the interests of stockholders.

•	No “single trigger” severance or equity acceleration upon a change in control.

2	Hyatt Hotels Corporation | 2023 Proxy Statement

Stockholder Outreach

We believe that long-term stockholder value is supported by ongoing dialogue with the Company’s stockholders and the broader investment community. We value the perspective of our stockholders and will continue to seek their input on an ongoing basis. For additional information, see “Corporate Governance — Stockholder Outreach” on page 13.

World of Care

Over the past 65 years, care has been at the heart of everything that we do at Hyatt. World of Care is our global platform for communicating Hyatt’s commitment to care for the planet, people, and responsible business. See “Corporate Governance — World of Care” on page 13 for additional information.

Hyatt Hotels Corporation | 2023 Proxy Statement	3

CORPORATE GOVERNANCE

Proposal 1 — Election of Directors

Hyatt’s Amended and Restated Certificate of Incorporation provides that the total number of members of the Board of Directors shall consist of not less than five nor more than 15 members, with the precise number of directors to be determined by a vote of a majority of the entire Board of Directors. At present, the Board of Directors has fixed the number of members of the Board of Directors at 12. Mackey J. McDonald, a Class III director, will not be nominated to stand for re-election as a director at the Annual Meeting. In connection with Mr. McDonald’s departure from the Board of Directors, the Board of Directors has determined to decrease the number of members of the Board of Directors to 11, effective upon the commencement of the Annual Meeting. Hyatt’s Amended and Restated Certificate of Incorporation further provides that the Board of Directors will be divided into three classes, as nearly equal in number as is practicable, designated Class I, Class II, and Class III. Members of each class of the Board of Directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor is duly elected and qualified.

To the extent uncertainty is alleged to exist regarding whether the actions taken at the Company’s 2020 Annual Meeting of Stockholders, 2021 Annual Meeting of Stockholders, and 2022 Annual Meeting of Stockholders were valid due to an alleged corporate defect related to the record dates established for such annual meetings as described in Proposal No. 5, each member of the Board of Directors had been validly elected or appointed by the Board of Directors, and as such, is a “holdover” director under the DGCL with full power to act and exercise his or her authority as a validly seated director of the Company. In accordance with the DGCL, the Board of Directors has determined it is in the best interests of the Company and its stockholders to nominate and re-elect each of our directors to their respective class as described below at the Annual Meeting.

The 11 current directors listed below are standing for re-election at the Annual Meeting:

•	Class III: Susan D. Kronick, Jason Pritzker, and Dion Camp Sanders, whose terms will expire at the 2024 Annual Meeting of Stockholders

•	Class I: Paul D. Ballew, Mark S. Hoplamazian, Cary D. McMillan, and Michael A. Rocca, whose terms will expire at the 2025 Annual Meeting of Stockholders

•	Class II: Thomas J. Pritzker, Heidi O’Neill, Richard C. Tuttle, and James H. Wooten, Jr., whose terms will expire at the 2026 Annual Meeting of Stockholders

In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated each of Paul D. Ballew, Mark S. Hoplamazian, Cary D. McMillan, Michael A. Rocca, Thomas J. Pritzker, Heidi O’Neill, Richard C. Tuttle, James H. Wooten, Jr., Susan D. Kronick, Jason Pritzker, and Dion Camp Sanders to stand for re-election to the Board of Directors. Each of Susan D. Kronick, Jason Pritzker, and Dion Camp Sanders have been nominated to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; each of Paul D. Ballew, Mark S. Hoplamazian, Cary D. McMillan, and Michael A. Rocca have been nominated to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and each of Thomas J. Pritzker, Heidi O’Neill, Richard C. Tuttle, and James H. Wooten, Jr. have been nominated to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed proxy card will vote the shares represented by such proxy for the election of the nominees named in this proxy statement. A plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors shall elect the directors.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may designate a substitute nominee or substitute nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees). Alternatively, the Board of Directors may reduce the size of the Board of Directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the Board of Directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” each of the 11 director nominees as directors to serve and hold office in their respective class and until their respective successors have been duly elected and qualified.

4	Hyatt Hotels Corporation | 2023 Proxy Statement

Our Board of Directors

Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes, or skills that led the Board of Directors to conclude that the director is qualified and should serve as a director of Hyatt.

Class I

PAUL D. BALLEW

Director since: 2017 Age: 59

Paul D. Ballew has been a member of our Board of Directors since March 2017. Mr. Ballew currently serves as Chief Data and Analytics Officer for the National Football League. Mr. Ballew served as Senior Vice President, Data, Insights & Analytics at Loblaw Companies Limited from April 2019 to August 2021 and as Global Chief Data and Analytics Officer at Ford Motor Company from December 2014 to April 2019. Prior to joining Ford, Mr. Ballew held senior positions in data and customer analytics at The Dun & Bradstreet Corporation, Nationwide Mutual Insurance Company, General Motors Corporation, and JD Power Associates. Mr. Ballew is also a former Research Officer and Senior Economist at the Federal Reserve Bank of Chicago. Mr. Ballew served as a Director of NeuStar, Inc. from June 2015 to June 2017.

Mr. Ballew brings to our Board of Directors extensive experience in customer analytics, data operations, and strategy. Mr. Ballew also provides valuable insight regarding the future technological needs of Hyatt and the hospitality industry. Through his years of executive and technological leadership, Mr. Ballew provides the board with operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. Additionally, Mr. Ballew is sophisticated in financial and accounting matters.

MARK S. HOPLAMAZIAN

Director since: 2006 Age: 59

Mark S. Hoplamazian was appointed to our Board of Directors in November 2006 and named President and Chief Executive Officer of Hyatt Hotels Corporation in December 2006. Prior to being appointed to his present position, Mr. Hoplamazian served as President of The Pritzker Organization, LLC (“TPO”), the principal financial and investment advisor to certain Pritzker family business interests. During his 17 year tenure with TPO, he served as advisor to various Pritzker family-owned companies, including Hyatt Hotels Corporation and its predecessors. He previously worked in international mergers and acquisitions at The First Boston Corporation in New York. Mr. Hoplamazian served as Chairman of the American Hotel & Lodging Association from January 2021 to December 2021, and serves on the Board of Directors and as a member of the Talent & Compensation and Finance committees of the Board of Directors of VF Corporation. He also serves on the Board of Directors of Brand USA and Skills for Chicagoland’s Future, the Executive Committee of the Board of Directors of World Business Chicago, and the Board of Trustees of the Aspen Institute. Mr. Hoplamazian is a member of the Executive Committee of the World Travel & Tourism Council, the Commercial Club of Chicago, and the Discovery Class of the Henry Crown Fellowship.

As Hyatt’s President and Chief Executive Officer, Mr. Hoplamazian provides our Board of Directors with valuable insight regarding Hyatt’s operations, management team, colleagues, and culture, as a result of his day-to-day involvement in the operations of the business, and he performs a critical role in board discussions regarding strategic planning and development for the Company. Mr. Hoplamazian is financially sophisticated and also has significant mergers and acquisitions and corporate finance experience.

Hyatt Hotels Corporation | 2023 Proxy Statement	5

CARY D. MCMILLAN

Director since: 2013 Age: 65

Cary D. McMillan has been a member of our Board of Directors since June 2013. Mr. McMillan retired as the Chief Executive Officer of True Partners Consulting LLC (“True Partners”), a nationwide provider of tax and financial consulting services, in 2020. Mr. McMillan co-founded True Partners in 2005. Prior to joining True Partners, he was Executive Vice President of Sara Lee Corporation, Chief Executive Officer of Sara Lee Branded Apparel, and a member of Sara Lee Corporation’s board of directors. Before joining Sara Lee in 1999 as its Chief Financial Officer, he was managing partner of Arthur Andersen’s Chicago office. Mr. McMillan serves as a Director of American Eagle Outfitters, Inc. He served as a Director of Hewitt Associates from 2002 to 2010 and of McDonald’s Corporation from 2003 to 2015. He is also active in the Chicago non-profit community. He currently is a Trustee of The Art Institute of Chicago, Millennium Park, and Window to the World Communications, Inc.

Mr. McMillan brings to our Board of Directors extensive management and operations experience as a senior executive at a global, complex consumer brand company. The Board of Directors values Mr. McMillan’s knowledge of strategy and business development, finance, and accounting skills and international operations experience. Mr. McMillan is also a certified public accountant and an audit committee financial expert. His experience as a former audit partner with Arthur Andersen LLP, as well as his service on the audit committee of American Eagle Outfitters, Inc. and prior service on the audit committee of McDonald’s Corporation, provides him with extensive knowledge of financial and accounting issues.

MICHAEL A. ROCCA

Director since: 2008 Age: 78

Michael A. Rocca has been a member of our Board of Directors since March 2008. From 1994 until his retirement in 2000, Mr. Rocca served as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., a pharmaceutical and medical device manufacturer. Prior to 1994, Mr. Rocca served in a variety of finance positions, including Vice President, Treasurer and Vice President, Finance Europe, with Honeywell Inc., a diversified technology and manufacturing company. Mr. Rocca previously served as a Director of Lawson Software, Inc. from 2003 to 2011 and St. Jude Medical Inc. from 2004 to 2017.

Mr. Rocca is an audit committee financial expert and has extensive experience chairing public company audit committees. His background as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., various finance positions with Honeywell Inc., and overall financial and accounting expertise make Mr. Rocca particularly well-suited to assist our Board of Directors with its oversight responsibilities regarding Hyatt’s financial statements and its financial reporting and disclosure practices. Given the complexity of the Company’s global operations, the Board of Directors believe Mr. Rocca’s extensive knowledge of the Company and his significant financial expertise serve as valuable assets to the Audit Committee.

6	Hyatt Hotels Corporation | 2023 Proxy Statement

Class II

THOMAS J. PRITZKER
Director since: 2004 Age: 72

Thomas J. Pritzker has been a member of our Board of Directors and our Executive Chairman since August 2004. Mr. Pritzker served as our Chief Executive Officer from August 2004 to December 2006. Mr. Pritzker was appointed President of Hyatt Corporation in 1980 and served as Chairman and Chief Executive Officer of Hyatt Corporation from 1999 to December 2006. Mr. Pritzker is Executive Chairman of TPO, the principal financial and investment advisor to certain Pritzker family business interests. He served as a Director of Royal Caribbean Cruises Ltd. until May 2020, as a Director of TransUnion Corp. until June 2010, and as Chairman of Marmon Holdings, Inc. until March 2014. Mr. Pritzker is Chairman of the Board of Trustees of the Center for Strategic & International Studies; Director and Vice President of the Pritzker Foundation, a charitable foundation; Director and President of the Pritzker Family Philanthropic Fund, a charitable organization; and Director, Chairman and President of The Hyatt Foundation, a charitable foundation which established The Pritzker Architecture Prize. Mr. Pritzker is the father of Mr. Jason Pritzker, who is also a member of our Board of Directors.

Mr. Pritzker brings to our Board of Directors a deep understanding of Hyatt’s operations and extensive knowledge of the hospitality industry as a result of his long history with Hyatt, including as our former Chief Executive Officer. The Company also benefits from Mr. Pritzker’s extensive network of contacts and relationships with owners and developers of hotels around the world as we pursue new opportunities and seek to enter into new management and franchise agreements. Additionally, Mr. Pritzker has significant experience leading boards of directors of for-profit and not-for-profit organizations.

HEIDI O’NEILL
Director since: 2023 Age: 58

Heidi O’Neill has been a member of our Board of Directors since February 2023. Since March 2020, Ms. O’Neill has been serving as President of Consumer and Marketplace at Nike, Inc. where she is responsible for Nike’s Direct business, including all stores, e-commerce and apps globally. She also leads the Nike Brand’s four geographic operating regions: North America; Europe, Middle East and Africa; Greater China; and Asia Pacific and Latin America, and is entrusted with leadership over Nike’s Global Sales organization. With more than 20 years of experience at Nike, Ms. O’Neill has held a variety of leadership roles, including President of Nike Direct, where she was responsible for Nike’s connection to its consumers globally through Nike’s retail and digital-commerce business, as well as leading Nike’s women’s business for seven years, growing the category into a multi-billion dollar business, and leading Nike’s North America apparel business as VP/GM. Ms. O’Neill previously served as a Director of SkullCandy, Inc. from August 2013 to October 2016, and currently serves as a Director of Spotify Technology S.A.

Ms. O’Neill brings to our Board of Directors extensive senior executive experience and the Board of Directors values her global retail and e-commerce expertise and her experience as a public company director. Additionally, she contributes to the diversity of backgrounds and experiences of the Board of Directors.

Hyatt Hotels Corporation | 2023 Proxy Statement	7

RICHARD C. TUTTLE
Director since: 2004 Age: 67

Richard C. Tuttle has been a member of our Board of Directors since December 2004. Mr. Tuttle is a founding Principal at Prospect Partners, LLC, a lower-middle-market private equity firm, and has held this position since 1998. Prior to founding Prospect Partners, he was Executive Vice President of Corporate Development for Health Care & Retirement Corp., now Manor Care, Inc., a healthcare services company. He served as a Director of Cable Design Technologies, Inc., now Belden Inc., for 17 years. Mr. Tuttle is Chairman of the boards of directors of ESI Lighting, Inc., Polymer Holding Corporation, QMI Holdings, Inc., and All Glass & Windows Holdings, Inc.

Mr. Tuttle contributes to our Board of Directors’ expertise in financing transactions and experience in working with operating companies and management teams as a result of his significant experience in private equity. In addition, Mr. Tuttle’s long-standing knowledge of and familiarity with Hyatt and our operations benefits the Board of Directors. Additionally, he is sophisticated in financial and accounting matters.

JAMES H. WOOTEN, JR.
Director since: 2011 Age: 74

James H. Wooten, Jr. has been a member of our Board of Directors since June 2011. Mr. Wooten served as the Senior Vice President, General Counsel and Secretary of Illinois Tool Works Inc. (“ITW”), a worldwide manufacturer of engineered products and equipment from 2006 until his retirement in 2012. Mr. Wooten joined ITW in 1988 as Senior Attorney. He was named Associate General Counsel in 2000, and in 2005, he was promoted to Vice President, General Counsel and Secretary. Prior to joining ITW, Mr. Wooten practiced law at the firm of Gardner, Carton & Douglas, which is currently part of Faegre Drinker Biddle & Reath LLP. He served as a Director of Morae Global Corporation from 2015 to 2019. Mr. Wooten currently serves as a Senior Director of Ann & Robert H. Lurie Children’s Hospital of Chicago and a Director of Window to the World Communications, Inc.

Mr. Wooten brings to our Board of Directors extensive experience as an executive officer of a Fortune 200 company. Throughout his more than 20 years with ITW, Mr. Wooten developed deep expertise and experience in the areas of risk assessment and management, SEC reporting issues, and the general financial and operational aspects of managing a global enterprise. The Board of Directors also values Mr. Wooten’s experience on various private and not-for-profit company boards of directors and committees. Mr. Wooten also contributes to the diversity of backgrounds and experiences of the Board of Directors.

Class III

SUSAN D. KRONICK
Director since: 2009 Age 71

Susan D. Kronick has been a member of our Board of Directors since June 2009. Ms. Kronick currently serves as an advisor at Marvin Traub Associates, a retail business development firm, and served as an Operating Partner at the firm from 2012 to 2021. From March 2003 until March 2010, Ms. Kronick served as Vice Chair of Macy’s, Inc., the operator of Macy’s and Bloomingdale’s department stores. Ms. Kronick served as Group President, Regional Department Stores of Macy’s, Inc. from April 2001 to February 2003; prior thereto she served as Chairman and Chief Executive Officer of Macy’s Florida from June 1997 to March 2001. Ms. Kronick serves as a Director of American Airlines Group Inc. Ms. Kronick served as a Director of The Pepsi Bottling Group, Inc. from March 1999 to February 2010.

Ms. Kronick brings to our Board of Directors a strong background in marketing and experience in building industry leading brands as a result of the various management positions she has held with Macy’s, Inc., most recently as Vice Chair. As a result of her positions with Macy’s, Inc., Ms. Kronick also has gained valuable financial and operations experience. The board also values Ms. Kronick’s experience as public company director. Additionally, she contributes to the diversity of backgrounds and experiences of the Board of Directors.

8	Hyatt Hotels Corporation | 2023 Proxy Statement

JASON PRITZKER
Director since: 2014 Age: 43

Jason Pritzker has been a member of our Board of Directors since March 2014. Since 2018, Mr. Pritzker has served as a Managing Director, and since 2021 he has served as Vice Chairman, of TPO, the principal financial and investment advisor to certain Pritzker family business interests, where he focuses on partnering with, and investing in, best-in-class management teams across diverse industries and at all points in a company’s life cycle. Mr. Pritzker is Executive Chairman of TMS International and serves as a Director of Lithko Contracting LLC and Omni Logistics. Mr. Pritzker previously worked for The Marmon Group and as an analyst for Goldman, Sachs & Co. Mr. Pritzker is the son of Mr. Thomas J. Pritzker, our Executive Chairman.

The Board of Directors values Mr. Pritzker’s relationships with many of the owners and developers of our hotels around the world as we strive to maintain valuable relationships, pursue new opportunities, and enter into new management and franchise agreements.

DION CAMP SANDERS
Director since: 2021 Age: 49

Dion Camp Sanders has been a member of our Board of Directors since September 2021. Mr. Sanders is Chief Emerging Business Officer at Peloton Interactive, Inc., where he leads the company’s retail, commercial, corporate wellness, and international lines of business in addition to its mergers and acquisitions, PMO, and ESG functions. Prior to joining Peloton in January 2019, Mr. Sanders served as EVP, Corporate Development at Leaf Group, Ltd., a diversified consumer internet company. Prior to Leaf Group, Mr. Sanders served as VP, Emerging Businesses at The Walt Disney Company from March 2012 to July 2016. Prior to Disney, Mr. Sanders held various positions within the consumer internet, renewable energy, and digital media sectors, including five years within operating businesses of IAC/InterActiveCorp.

Mr. Sanders brings to our Board of Directors extensive experience as a senior executive with over 20 years of experience in corporate development, strategy, and operating roles. The Board of Directors values Mr. Sanders’s corporate strategy experience and digital and e-commerce expertise. Mr. Sanders also contributes to the diversity of backgrounds and experiences of the Board of Directors.

Other than the relationships of Mr. Thomas J. Pritzker and Mr. Jason Pritzker as described above, there are no family relationships among any of our directors or executive officers.

While voting agreements entered into with or among our major stockholders are in effect, they may provide our Board of Directors with effective control over the election of directors. Directors can be removed from our Board of Directors only for cause. Vacancies on our Board of Directors, and any newly created director positions created by the expansion of the Board of Directors, can be filled only by a majority of remaining directors then in office.

Pursuant to our letter agreement with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our Board of Directors, we will use our commercially reasonable efforts to appoint him as our Executive Chairman as long as he is willing and able to serve in that office. If he is not re-appointed as Executive Chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

Pursuant to our letter agreement with Mr. Hoplamazian, we have agreed that so long as he is our President and Chief Executive Officer, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the Board of Directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

During the fiscal year ended December 31, 2022, Hyatt’s Board of Directors held five meetings (and took action four times by unanimous written consent). The Audit Committee held eight meetings, the Talent and Compensation Committee held five meetings (and took action one time by unanimous written consent), the Nominating and Corporate Governance Committee held five meetings, and the Finance Committee held five meetings (and took action four times by unanimous written consent). No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which such director served during 2022. We do not have a policy regarding attendance of directors at our annual meetings of stockholders. All of our directors attended our 2022 Annual Meeting of Stockholders.

Hyatt Hotels Corporation | 2023 Proxy Statement	9

Board Leadership Structure

The Hyatt Hotels Corporation Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the offices of the Chairman of the Board of Directors and Chief Executive Officer may be either combined or separated at the discretion of the Board of Directors. Mr. Thomas J. Pritzker currently serves as our Executive Chairman and Mr. Hoplamazian currently serves as our President and Chief Executive Officer. Prior to Mr. Hoplamazian being named to this position in December 2006, Mr. Thomas J. Pritzker served as our Executive Chairman and Chief Executive Officer. Mr. Hoplamazian also serves on our Board of Directors. As President and Chief Executive Officer, Mr. Hoplamazian is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Thomas J. Pritzker, as Executive Chairman, provides guidance to the President and Chief Executive Officer on a variety of key issues and sets, with input from Mr. Hoplamazian, the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. Our Board of Directors has determined that Mr. Thomas J. Pritzker’s active involvement as Executive Chairman while Mr. Hoplamazian serves as President and Chief Executive Officer and a member of the Company’s Board of Directors benefits the Company as a result of Mr. Thomas J. Pritzker’s previous service as our Chief Executive Officer and deep understanding of the Company’s operations, relationships with owners and developers, and extensive knowledge of the hospitality industry.

Our Corporate Governance Guidelines also provide that from time to time, the independent directors may determine that the Board of Directors should have a lead director. In the event that the independent directors make such a determination, the Chairman of the Nominating and Corporate Governance Committee shall become the lead director on an ex officio basis. In the event that a lead director is designated, his or her duties would include: assisting the Chairman of the board and Board of Directors in assuring compliance with, and implementation of, the Company’s Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the Board of Directors’ non-management directors, and acting as principal liaison between the non-management directors and the Chairman of the board on sensitive issues. The Company currently has nine independent directors and to date they have not determined that the Board of Directors should have a lead director.

At this time, given the effective interaction between Mr. Thomas J. Pritzker and Mr. Hoplamazian, the current composition of the Company’s Board of Directors, and the current state of our business and the hospitality industry, our Board of Directors believes that separating the offices of the Chairman of the Board of Directors and Chief Executive Officer provides the Company with the right foundation to pursue the Company’s strategic and operational objectives and is in the best interests of the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board of Directors to modify or continue our leadership structure in the future, as it deems appropriate.

Our non-management directors regularly meet in executive session without management present, and our independent directors meet in executive session at least once a year. The Chairman of the Nominating and Corporate Governance Committee presides at such sessions.

10	Hyatt Hotels Corporation | 2023 Proxy Statement

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management activities and processes, and our Board of Directors’ role is to engage in informed oversight of, and to provide direction with respect to, such risk management activities and processes. The Board of Directors considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions impacting the Company. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including risk in our operations, finances, and strategic direction. The Board of Directors is supported in this area by our Risk Council, as described below, as well as our Chief Compliance Officer who leads the Company’s global compliance program and reports to our President and Chief Executive Officer. The Board of Directors performs its oversight function in a variety of ways, including the following:

•

the Company maintains a Risk Council that is led by our Senior Vice President of Internal Audit and is comprised of certain members of management from diverse functional areas and business units, including risk, finance, legal, accounting, tax, operations, cyber security and privacy, human resources, and environmental sustainability. The Risk Council is responsible for identifying, assessing, prioritizing, and monitoring critical risks of the Company. The Risk Council meets quarterly and assesses risks based on potential impact to the Company, both in terms of inherent risk, or the risk exposure without consideration for how the Company manages the risk, as well as residual risk, or the risk exposure remaining after consideration of the Company’s existing risk mitigation efforts. The Risk Council evaluates risk over various timeframes and categorizes priority or elevated risks as those most critical to the Company over the long-term and watchlist risks as those related more broadly to current events or trends. The Risk Council periodically reports to the Board of Directors and the Audit Committee regarding the Company’s risk management processes and procedures;

•

the Board of Directors receives regular management updates on our business operations, including cyber security, privacy, and human capital management; financial results; and strategy and, as appropriate, discusses and provides feedback with respect to risks related to such topics; and

•

while the full Board of Directors is responsible for monitoring enterprise risk management overall, the Board of Directors delegates to the individual committees certain elements of its oversight function:

•

the Audit Committee periodically discusses with management (including the finance, legal, internal audit, tax, compliance, and cyber security functions) and the independent auditors, the Company’s policies and procedures with respect to the processes governing risk assessment and risk management. To this end, the Audit Committee periodically reviews and discusses with management the Company’s accounting, financial, and reporting practices, and overall risk exposures and the steps management has taken to monitor and control such exposures.

•

the Talent and Compensation Committee oversees and evaluates risks related to the Company’s compensation structure, including with respect to the incentives and material risks arising from, or relating to, the Company’s compensation programs and arrangements. See “Corporate Governance — Committees of the Board of Directors — Talent and Compensation Committee — Compensation Risk Considerations.”

•	The Nominating and Corporate Governance Committee evaluates risks associated with board structure and membership, corporate governance, and our World of Care platform.

Each committee regularly reports to the Board of Directors on these oversight topics, and any coordination and input from external advisors, as appropriate.

Hyatt Hotels Corporation | 2023 Proxy Statement	11

Communications with the Board of Directors

All interested parties who wish to communicate with any of our directors, including our non-management or independent directors, can address their communications as follows:

Mail:	Hyatt Hotels Corporation
Attention: Corporate Secretary
150 North Riverside Plaza
Chicago, Illinois 60606

E-mail:	shareholdercommunications@hyatt.com

Hyatt’s Corporate Secretary will maintain a record of all such communications and promptly forward to the Chairman of the Nominating and Corporate Governance Committee those that the Corporate Secretary believes require immediate attention. The Corporate Secretary will also periodically provide the Chairman of the Nominating and Corporate Governance Committee with a summary of all such communications. The Chairman of the Nominating and Corporate Governance Committee shall notify the Board of Directors or the Chairs of the relevant committees of the Board of Directors of those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

The Company has adopted the Hyatt Hotels Corporation Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to all of Hyatt’s directors, officers, and colleagues, including the Company’s President and Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller, and other senior financial officers performing similar functions. The Code of Ethics is posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Code of Business Conduct and Ethics.” The Company will furnish a copy of the Code of Ethics to any person, without charge, upon written request directed to: Senior Vice President, Investor Relations, Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606. In the event that the Company amends or waives any of the provisions of the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller, and other senior financial officers performing similar functions, the Company intends to disclose the relevant information on its website.

Corporate Governance Guidelines

The Company has adopted the Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities. The Corporate Governance Guidelines are posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Corporate Governance Guidelines.” The Company will furnish a copy of the Corporate Governance Guidelines to any person, without charge, upon written request directed to: Senior Vice President, Investor Relations, Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606.

Director Independence

Under our Corporate Governance Guidelines, our Board of Directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”). Directors who do not meet the NYSE’s independence standards, including current and former members of management, also make valuable contributions to the Board of Directors and to Hyatt by reason of their experience and wisdom, and the Board of Directors expects that some minority of its members will not meet the NYSE’s independence standards.

Only those directors who the Board of Directors affirmatively determines have no direct or indirect material relationship with the Company will be considered independent directors, subject to any additional qualifications prescribed under the listing standards of the NYSE. A material relationship is one that would interfere with the director’s exercise of independent judgment in carrying out his or her duties and responsibilities as a director. The Nominating and Corporate Governance Committee and the Board of Directors annually review all relevant business relationships any director or nominee for director may have with Hyatt, including the relationships described in the section below titled “Certain Relationships and Related Party Transactions.” As a result of this review, the Board of Directors has determined that each of Messrs. Ballew, McDonald, McMillan, Rocca, Sanders, Tuttle, Wooten and Ms. Kronick and Ms. O’Neill is an “independent director” under applicable SEC rules and the listing standards of the NYSE.

12	Hyatt Hotels Corporation | 2023 Proxy Statement

In making independence determinations, in addition to the relationships described below under “Certain Relationships and Related Party Transactions,” the Board of Directors considered that certain of these directors serve or previously served together on other boards of directors, not-for-profit boards of directors and charitable organizations, certain directors serve as non-management directors or executive officers of companies with which Hyatt does business, and certain directors are affiliated with charitable organizations that received contributions from Hyatt of amounts within the criteria set forth in our Corporate Governance Guidelines. The Board of Directors also took into account that certain entities affiliated with the directors paid amounts to Hyatt for room accommodations and meeting space in the ordinary course of business.

Stockholder Outreach

Hyatt believes that long-term stockholder value is supported by ongoing dialogue with the Company’s stockholders and the broader investment community. Our management team engages with the investment community to discuss business fundamentals, strategy, and financial results each year. These engagements consist of numerous in-person meetings, teleconferences, participation in investor conferences, and hosted visits at the Company’s headquarters in Chicago, and include a substantial number of our existing stockholders. We believe these meetings ensure that management and our Board of Directors are aware of our stockholders’ priorities and are able to address them as appropriate.

World of Care

Over the past 65 years, care has been at the heart of everything that we do at Hyatt. As our world evolves and new challenges emerge, we communicate our global Environmental, Social, and Governance (“ESG”) strategy through our World of Care platform. Deeply embedded across all areas of our business, World of Care brings Hyatt’s purpose of care to life through our efforts in advancing care for the planet, people, and responsible business. Our goals, particularly in the areas of social and environmental sustainability, were defined by understanding what is important to our colleagues, guests, customers, owners, stockholders, and communities in which our hotels operate. Our ongoing engagement with these stakeholders and our broader supply chain enables us to continue to evolve our strategy to address emerging needs. We also understand the importance of our focus areas supporting key United Nations Sustainable Development Goals, helping us to further align with broader, long-term positive impact. We are committed to providing regular reporting on these topics and enhancing meaningful stakeholder engagement. We publish reports containing further detail and relevant policies and statements available at www.hyatt.com/worldofcare.

Management and Board Oversight

In addition to subject matter oversight that resides within various areas of the Company and which is guided by various committees of the Board of Directors, a team of Hyatt executives and subject matter experts from across our Company comprise Hyatt’s World of Care Committee. The members of the World of Care Committee provide strategic input to World of Care initiatives and support our reporting efforts. Hyatt’s Nominating and Corporate Governance Committee of the Board of Directors reviews our World of Care communications, strategy, policies, programs, and progress, and reports into our Board of Directors on these matters.

Caring for the Planet

We are committed to advancing environmental action so that destinations around the world are vibrant for our guests, colleagues and communities.

Focus areas:

•

Climate Change and Water Conservation: We strive to accelerate climate action and water resource protection. In 2021, Hyatt’s science-based target was approved by the Science Based Target initiative (SBTi). The target aims to make deep cuts in greenhouse gas emissions and builds on our previous goals to reduce emissions, which we achieved in 2018.

•

Waste and Circularity: We work to reduce waste generated at hotels, including food waste and single-use items, and increase recycling and composting. Hyatt contributed to the development of the Hotel Waste Measurement Methodology. With this new methodology, we are taking steps to enable reporting against our 2030 food waste reduction goal, which aligns with the United Nations Sustainable Development Goal 12.3.

Hyatt Hotels Corporation | 2023 Proxy Statement	13

•

Responsible Sourcing: We collaborate with suppliers to increase responsible sourcing of products and services and strive to address impact areas such as climate change, deforestation, human rights, waste, public health, resource scarcity, biodiversity and animal welfare. As part of this work, we communicate to key suppliers about the importance of setting science-based targets for carbon reduction.

•

Thriving Destinations: We recognize the need to prioritize the vitality of our global communities by respecting local natural resources and cultural heritage; helping to protect biodiversity and animal welfare; addressing water risks; minimizing pollution; and advancing climate resilience. We map hotels against the World Resources Institute Aqueduct database and other tools to help understand risk areas. At the local level, many Hyatt hotels are actively engaging with their local community’s environmental actions, from helping to protect coral reefs to park and beach cleanup initiatives.

Caring for People

We care for the wellbeing of our colleagues, guests, owners, and communities and are committed to advancing a culture of opportunity for all.

Focus areas:

•

Diversity, Equity, and Inclusion (“DE&I”): We believe that embedding DE&I in every part of our business is the manifestation of our purpose—to care for people so they can be their best. This means everyone, with no exceptions. We are committed to ensuring diversity, equity, and inclusion is reflected across our actions and behaviors, policies and procedures, workplace environment, and culture. Our Change Starts Here commitments outline key DE&I goals around (i) who we employ, develop, and advance, (ii) who we support, and (iii) who we buy from and partner with.

•

Colleague Development: Hyatt is not only a place where jobs can start, but also a place where careers are built. We are focused on providing colleagues with competitive benefits, meaningful learning and development opportunities, and an inclusive workplace. We offer meaningful learning and development initiatives to help colleagues explore passions and reach their highest potential. Many Hyatt leaders grew their careers from entry-level roles, and we support opportunities for colleagues to move between functions and locations for professional and personal development.

•

Wellbeing: We recognize that personal wellbeing is more important than ever. Our efforts toward colleagues’ wellbeing start with healthy and safe workplaces. We have a robust framework to provide relevant trainings, develop an informed security culture, and promote global emergency preparedness. To support our colleagues’ physical, mental, and emotional wellbeing, we prioritize offerings and opportunities for them to practice self-care. Our focus on wellbeing also comes to life in an array of offerings we provide our guests and customers across our portfolio.

•

Human Rights: Our zero-tolerance approach to human trafficking reflects our deep commitment to human rights and the dignity of people everywhere. We have taken aggressive steps to combat human trafficking before it ever begins, as well as to help those who have been victimized by it. Our global human trafficking training is mandatory for all hotel and office colleagues, and one of the most comprehensive in the hospitality industry.

•

Community Engagement and Volunteerism: We want the many places around the world we call home to be vibrant communities where people have access to resources and opportunities to prosper. We maintain deep connections with the communities in which we operate and strive to use the full force of our business to make them healthier, thriving places to live, work, and gather. We manage a range of robust charitable giving and volunteerism programs in support of these communities. In particular, through Hyatt’s global RiseHY program, we provide career pathways for Opportunity Youth, defined as young adults between the ages of 16-24 who are neither in school nor employed and who come from challenging socio-economic circumstances.

Caring for Responsible Business

We embrace our responsibility to create fair, ethical, and transparent business practices, both within and beyond our company and Hyatt properties.

Focus areas:

•

Fair and Ethical Business: As a purpose-led company, we look to our colleagues to make ethical decisions and respect the laws applicable to our business. Our purpose guides how we treat one another, how we protect our information and assets, how we demonstrate integrity in our business dealings, how we communicate honestly and transparently, and how we act as responsible professionals. Our Code of Ethics reflects these commitments and provides a framework for making ethical business decisions.

14	Hyatt Hotels Corporation | 2023 Proxy Statement

•

Risk Management: We are committed to identifying, evaluating, prioritizing, and controlling risks to our business, including those that impact the wellbeing of our guests and colleagues. Hyatt’s Risk Council is made up of corporate senior leaders from functions across the Company, including risk, finance, legal, accounting, tax, operations, cyber security and privacy, human resources, and environmental sustainability.

•

Reporting: We monitor the evolving needs of our stakeholders and adapt our disclosures to provide meaningful information relating to our business. Hyatt’s World of Care website provides access to a number of our reports, including our World of Care Highlights, Global Reporting Initiative (GRI) Index, DE&I Report, CDP, EEO-1 data, and Hyatt’s policies related to World of Care.

•

Data Privacy and Security: We care deeply about protecting the data of our guests and colleagues. Our team of cyber security experts works diligently to lead the way in best practices within our industry in conjunction with training colleagues on data management and cyber security. Through investment in industry-leading security tools and processes that can be used to manage and mitigate cyber security and privacy risks, we continue to work to evolve our programs.

•

Working with Other Businesses: We extend our values to the companies with whom we do business through our owner, operator, and supplier engagement; our Supplier Code of Conduct; and our supplier diversity program. Through collaboration with a North America purchasing company, we invite our suppliers of top World of Care priority product categories in the region to participate in EcoVadis, a program that screens suppliers on criteria such as environment, labor and human rights, ethics, and sustainable procurement.

Awards & Recognition

As a result of Hyatt’s World of Care efforts, we are proud to have received the following awards and recognition:

•	2022 Best Places to Work for LGBTQ+ Equality (Human Rights Campaign)

•	Recognized for the 18th consecutive year

•	100% Rating on the Corporate Equality Index

•	2022 World’s Most Admired Companies (Fortune)

•	Ranking has improved year-over-year from #5 to #3 in the Hotels, Casinos and Resorts category

•	Ranked #3 among all other peers for social responsibility

•	2022 Best Large Workplaces for Women (Fortune)

•	2022 Best Companies to Work For (Fortune)

•	Recognized for the 9th consecutive year

•	2022 World’s Top Female-Friendly Companies (Forbes)

•	2022 World’s Best Employers (Forbes)

•	2022 America’s Best Employers For Diversity (Forbes)

•	Recognized each year since the inaugural ranking in 2018

•	2022 Best Companies for Women (Diversity Woman)

•	2022 Companies that Care (People)

•	Recognized for the 4th consecutive year

•	2022 Best National Companies to Work For, Best Large Companies to Work For, and Best Paying Companies (BuiltIn)

•	2023 Institutional Investor All-America Executive Team for Best ESG, Best Investor Relations Program, Best CEO, Best Analyst/Investor Event (Institutional Investor)

•	Top Three Ranking for Midcap Companies in the Gaming & Lodging category

Hyatt Hotels Corporation | 2023 Proxy Statement	15

Committees of the Board of Directors

Our Board of Directors has a Nominating and Corporate Governance Committee, an Audit Committee, a Talent and Compensation Committee, and a Finance Committee, each of which has the composition and responsibilities described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. The composition of each committee complies with the listing requirements and other rules of the NYSE.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Tuttle, McDonald, and McMillan, with Mr. Tuttle serving as Chair. Mr. McDonald will not be nominated to stand for re-election as a director at the Annual Meeting. Our Board of Directors has determined that each of Messrs. Tuttle, McDonald, and McMillan is independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee is established to:

•

assist the Board of Directors in identifying individuals qualified to be members of the Board of Directors consistent with criteria approved by the Board of Directors and set forth in the Corporate Governance Guidelines and to recommend director nominees to the Board of Directors;

•

take a leadership role in shaping Hyatt’s corporate governance, including developing and recommending to the Board of Directors, and reviewing, on at least an annual basis, the corporate governance guidelines and practices applicable to Hyatt, and periodically reviewing and recommending to the Board of Directors Hyatt’s ESG oversight, strategy, policies, programs, and progress;

•	recommend board committee nominees to the Board of Directors; and

•	oversee the evaluation of the Board of Directors’ and management’s performance.

Our Board of Directors has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Nominating and Corporate Governance Committee Charter.”

Selection of Director Nominees

At an appropriate time prior to each annual meeting of stockholders, or if applicable, a special meeting of stockholders at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee will recommend to the Board of Directors for nomination such candidates as the Nominating and Corporate Governance Committee has found to be well qualified and willing and available to serve, and in each case, providing the Nominating and Corporate Governance Committee’s assessment whether such candidate would satisfy the independence requirements of the NYSE.

Prior to making such recommendations to the Board of Directors, the Nominating and Corporate Governance Committee conducts inquiries into the background and qualifications of any potential candidates, including the following criteria set forth in our Corporate Governance Guidelines:

•	judgment, character, expertise, skills and knowledge useful to the oversight of Hyatt’s business;

•	diversity of viewpoints, backgrounds and experiences, including with respect to race, ethnicity, gender, age, or cultural background;

•	business or other relevant experience; and

•

the extent to which the integrity of the candidate’s expertise, skills, knowledge and experience with that of the other directors will build a Board of Directors that is effective, collegial and responsive to the needs of Hyatt.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including requirements that the members of the Board of Directors as a group maintain the requisite qualifications under the applicable NYSE listing standards for independence for the board of directors as a whole and for populating the Audit, Talent and Compensation, and Nominating and Corporate Governance Committees. While there are no specific minimum qualifications that a director candidate must possess, the Nominating and Corporate Governance Committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management or our industry, maintain academic or operational expertise in an area relating to our business, and demonstrate practical and mature business judgment. As described above, our Corporate

16	Hyatt Hotels Corporation | 2023 Proxy Statement

Governance Guidelines specify that the value of diversity of viewpoints, backgrounds, and experiences on the Board of Directors should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weighting to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates to be nominated by our Board of Directors for election at the 2024 Annual Meeting of Stockholders. Stockholders who want to recommend a potential director candidate for consideration by the Nominating and Corporate Governance Committee should send a written notice, addressed to the Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. This notice must include the same information as would be required under our bylaws in a stockholder’s notice to nominate a director. These information requirements are set forth in Sections 3.8(a)(2) of our bylaws. We also consider potential director candidates recommended by current directors, officers, employees, and others. We may also retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill, or background.

The Nominating and Corporate Governance Committee screens all potential candidates in the same manner, regardless of the source of the recommendation. The review is typically based on any written materials provided with respect to potential candidates, and the Nominating and Corporate Governance Committee reviews the materials to determine the qualifications, experience, and background of the candidates. Final candidates are typically interviewed by one or more members of the Nominating and Corporate Governance Committee. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, including input from our Executive Chairman and our President and Chief Executive Officer, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors regarding whom should be nominated by the Board of Directors.

The Nominating and Corporate Governance Committee did not receive any timely director recommendations from a stockholder for consideration at the 2023 Annual Meeting. December 1, 2023 is the deadline established by the Nominating and Corporate Governance Committee for submission of potential director nominees for consideration by the Nominating and Corporate Governance Committee for nomination at the 2024 Annual Meeting of Stockholders.

Audit Committee

Our Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Messrs. McMillan, Ballew, Rocca, Sanders, Tuttle and Wooten, with Mr. McMillan serving as Chair. Our Board of Directors determined that each of Messrs. McMillan, Ballew, Rocca, Sanders, Tuttle, and Wooten is independent within the meaning of applicable Securities and Exchange Commission (the “SEC”) rules and the listing standards of the NYSE applicable to the audit committee members and has determined that each of Messrs. McMillan and Rocca is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC. The Audit Committee has oversight responsibilities regarding:

•	the integrity of our financial statements, financial reporting and disclosure practices;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the performance of our internal audit function and approval of the internal audit plan;

•	our compliance with legal and regulatory requirements in connection with the foregoing, including our disclosure controls and procedures;

•	compliance with our Code of Ethics;

Hyatt Hotels Corporation | 2023 Proxy Statement	17

•

assisting the Board of Directors in its oversight of risk management by discussing with management, the internal auditors, and the independent auditors the Company’s policies and procedures with respect to the process governing risk assessment and risk management, discussing with management the Company’s major financial, reporting and disclosure risk exposures and the steps management has taken to monitor and control such exposures, and reviewing the Company’s cyber security and other information technology risks, controls and procedures, including those related to data privacy and network security, and any specific cyber security issues that could affect the adequacy of the Company’s internal controls;

•	reviewing and approving procedures with respect to employee submission of, and the Company’s response to, complaints received regarding accounting, internal accounting controls, or auditing matters;

•

addressing requests for waivers of conflict of interest situations as provided in our Code of Ethics and addressing certain concerns related to accounting, internal accounting controls, and auditing matters as provided in our Corporate Governance Guidelines; and

•	reviewing related party transactions pursuant to our written policy described below under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy and Procedures.”

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Audit Committee Charter.”

Finance Committee

Our Finance Committee consists of Messrs. Thomas J. Pritzker, McMillan, and Jason Pritzker, and Ms. Kronick, with Mr. Thomas J. Pritzker serving as Chair. The Finance Committee is responsible for reviewing with Company management strategies, plans, policies and significant actions relating to corporate finance matters, including, without limitation, the following matters (which are subject to the Finance Committee’s approval to the extent the amounts in question are greater than the minimum value thresholds set forth in the Finance Committee charter for such matters):

•	long and short-term financings, including, without limitation, borrowing of funds, issuance of debt securities and interest rate or foreign currency derivative contracts;

•	exemption elections regarding credit swaps that would otherwise be required to be cleared through the Commodities Future Trading Commission;

•

any development matters, including (i) initial investment in, (ii) initial management or licensing of, (iii) initial acquisition of, and/or (iv) the provision of any other financial commitments relating to, the chain of hotels, resorts, vacation ownership and residential properties that are to be wholly-owned, partially-owned, managed, leased, licensed or franchised by the Company;

•

asset management matters that impact the Company’s existing management agreements, license agreements, franchise agreements, joint venture agreements, contracts, financial instruments, and ownership interest of the Company’s full service and select service hotels and Hyatt-branded residential and vacation ownership properties licensed or managed by affiliates of the Company;

•	acquisitions and dispositions;

•	capital expenditures and leasing arrangements; and

•	over budget and unbudgeted managed costs and other commitments.

The above-listed items are subject to approval of the full Board of Directors in the event that the amounts in question exceed the maximum value thresholds set forth in the Finance Committee’s charter.

Our Finance Committee is also responsible for reviewing and making recommendations to the full Board of Directors regarding the following matters, which require approval of the full Board of Directors:

•	designation and issuance of equity securities of the Company and matters related to the sale and marketing thereof; and

•

changes in the Company’s capital structure, including, but not limited to (i) cash and stock dividend policies; (ii) programs to repurchase the Company’s stock; (iii) issues relating to the redemption and/or issuance of any preferred stock of the Company; and (iv) stock splits.

Our Board of Directors has adopted a written charter for our Finance Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Finance Committee Charter.”

18	Hyatt Hotels Corporation | 2023 Proxy Statement

Talent and Compensation Committee

Our Talent and Compensation Committee consists of Ms. Kronick, Mr. McDonald, Ms. O’Neill, and Mr. Wooten, with Ms. Kronick serving as Chair. Mr. McDonald will not be nominated to stand for re-election as a director at the Annual Meeting. Our Board of Directors has determined that each member of our Talent and Compensation Committee is independent within the meaning of the SEC rules and the listing standards of the NYSE applicable to compensation committee members. The Talent and Compensation Committee is authorized to discharge the responsibilities of the Board of Directors relating to:

•

the establishment, maintenance, and administration of compensation and benefit policies and programs designed to attract, motivate, and retain personnel with the requisite skills and abilities to enable the Company to achieve its business objectives;

•

the goals and objectives relating to the compensation of our Executive Chairman, President and Chief Executive Officer, and other executive officers, including evaluating the performance of the Executive Chairman, President and Chief Executive Officer, and the other executive officers in light of those goals and objectives;

•	the compensation of our President and Chief Executive Officer, our other executive officers, and non-management directors;

•	ensuring that succession planning takes place for the President and Chief Executive Officer and other senior management positions;

•	our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE, the SEC, and other law, as applicable; and

•	the issuance of an annual report on executive compensation for inclusion in our annual proxy statement, or Form 10-K, as applicable.

Our Board of Directors has adopted a written charter for our Talent and Compensation Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Talent and Compensation Committee Charter.”

During 2022, the Talent and Compensation Committee relied upon information provided Korn Ferry in setting compensation for our named executive officers, as more thoroughly discussed below under the section titled “Compensation Consultant Fees and Services.”

In making decisions about executive compensation, the Talent and Compensation Committee considered input from Korn Ferry, our Executive Chairman, our President and Chief Executive Officer, and our Chief Human Resources Officer. However, the Talent and Compensation Committee ultimately makes all compensation decisions regarding our executive officers.

The Talent and Compensation Committee may delegate its duties to a subcommittee under the terms of its charter. In addition, under the terms of our Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended (the “LTIP”), the Talent and Compensation Committee may delegate to other members of the Board of Directors and to our officers the authority to make awards and to amend LTIP awards, except that it may not delegate to an officer the authority to make any awards to officers who are subject to Section 16 of the Exchange Act. As part of the grant process the Talent and Compensation Committee delegates its authority to Messrs. Thomas J. Pritzker, Hoplamazian, and certain other executive officers to amend or modify award agreements made under the LTIP and take other actions with respect to such awards as they deem necessary, appropriate or advisable to carry out the purposes and intent of the Talent and Compensation Committee’s grant.

Compensation Consultant Fees and Services

During 2022, Korn Ferry was engaged by the Talent and Compensation Committee to provide executive, director, and other compensation services, including the following:

•	provision of information and data so that we could assess the competitiveness of our executive compensation programs;

•	provision of advice about our current base salaries and incentive compensation;

•	provision of analysis regarding our total rewards program, equity awards, dilution, and burn-rate under the LTIP; and

•	assisting with the preparation of the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement.

Hyatt Hotels Corporation | 2023 Proxy Statement	19

The Talent and Compensation Committee reviewed the nature and extent of the relationship among the Talent and Compensation Committee, Hyatt, Korn Ferry, and the individuals at Korn Ferry providing advice to the Talent and Compensation Committee with respect to any conflicts or potential conflicts of interest. This analysis covered the SEC’s “six factor test” including the provision of other services by Korn Ferry to Hyatt, the amount of fees received by Korn Ferry from Hyatt as a percentage of total revenue of Korn Ferry, the policies and procedures that are designed to prevent conflicts of interest, any business or personal relationship of the advisor with a member of the Talent and Compensation Committee, any Hyatt stock owned by the advisor, and any business or personal relationship of the advisor between Korn Ferry and any executive officer at Hyatt. Based on that review, the Talent and Compensation Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Korn Ferry’s advice to the Talent and Compensation Committee. We note that Korn Ferry’s individual executive compensation consultants providing services to Hyatt:

•	receive no incentive or other compensation based on the fees charged to Hyatt for other services from other lines of business provided by Korn Ferry;

•	are not responsible for selling other Korn Ferry services;

•	adopted a Compensation Advisory Independence policy; and

•	do not have business or personal relationships with any member of the Talent and Compensation Committee or other independent directors of Company.

The Talent and Compensation Committee delegated to our President and Chief Executive Officer and Chief Human Resources Officer the authority to direct Korn Ferry with respect to matters which are of general applicability to broad groups of employees at varying levels, do not involve equity compensation, are not limited to executive officers, and do not exceed $200,000 in fees per individual statement of work. As such, management has the sole authority to engage Korn Ferry for any such additional services without further approval so long as such services remain within the scope of these established parameters.

During 2022, Korn Ferry performed executive search services, noted as non-executive compensation services in the table below. The following is a summary of the fees for professional services paid to Korn Ferry in 2022:

Fee Category	2022
Executive and Director Compensation Consulting	$275,128
Non-Executive Compensation Consulting	$255,290

Total	$530,418

Compensation Risk Considerations

The Talent and Compensation Committee reviews and evaluates, in conjunction with management, the incentives and material risks arising from, or relating to, the Company’s compensation programs and arrangements and determines whether such incentives and risks are appropriate. A team composed of members from our internal audit and human resources departments reviewed the Company’s incentive compensation plans and programs in order to assess whether or not any such plans or programs could create risks that are reasonably likely to have a material adverse effect on the Company. Management then reviewed this assessment with the Talent and Compensation Committee. In its assessment, the Company did not identify any material risks arising from, or relating to, the Company’s compensation programs and arrangements, and further determined that the following policies, among others, discourage unreasonable or excessive risk-taking by executives:

•

base salary levels are set at levels that we believe are commensurate with an officer’s, including our named executive officers (“NEOs”), or other employee’s overall experience, time in role, and performance, and are further in line with the competitive market such that our NEOs and other employees are sufficiently compensated regardless of goal attainment, and thus are not motivated to take excessive risks to achieve a level of financial security;

•	annual incentive plans include a mix of corporate and individual performance metrics, including non-financial measures;

•	annual incentive payouts are capped to ensure that no payout exceeds a specified percentage of salary, thereby moderating any incentive to overstate short-term incentive attainment;

•	the mix of short- and long-term incentives is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards linked to long-term stockholder return;

•

awards made under our LTIP to our NEOs are generally granted as a mix of time-vested stock appreciation rights (“SARs”), time-vested restricted stock units (“RSUs”), and performance-vested restricted stock units (“PSUs”)

20	Hyatt Hotels Corporation | 2023 Proxy Statement

which, together, encourage NEOs to focus on earnings, returns, and creating long-term stockholder value while incentivizing continued employment;

•

annual audit process and activities, controls, and monitoring procedures are in place, including but not limited to Talent and Compensation Committee oversight, that mitigate risks associated with incentive compensation plans;

•

in addition to our Chief Executive Officer and Chief Financial Officer being subject to the clawback provisions of the Sarbanes-Oxley Act of 2002, our executives are subject to a compensation recovery policy;

•	hedging of our stock by our NEOs, directors, officers, and certain other individuals is prohibited; and

•	share ownership requirements align the long-term interests of NEOs and directors with the interests of stockholders.

Based on these and other considerations, the Talent and Compensation Committee concluded that none of our compensation policies or practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation of Non-Employee Directors

Pursuant to our Amended and Restated Summary of Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), we use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting non-employee director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of our Board of Directors. The Talent and Compensation Committee reviews director compensation periodically and recommends to the Board of Directors changes to director compensation when it deems appropriate. The Talent and Compensation Committee has requested and considers analyses prepared by Korn Ferry of publicly-reported non-employee director compensation practices at our peer group companies. The Talent and Compensation Committee generally seeks to target non-employee directors’ total compensation (which includes total cash compensation and total equity compensation) at or near the median total compensation of the non-employee directors of such peers. In September 2021, at the request of our Talent and Compensation Committee, Korn Ferry performed and presented to the Talent and Compensation Committee a study of publicly-reported non-employee director compensation practices at our peer group companies. Based on its review of that study, and in order to more closely align the compensation of our non-employee directors with those of our peer companies, the Talent and Compensation Committee approved and recommended, and the Board of Directors approved, an increase in the Annual Equity Retainer (as defined and discussed below) and certain committee chair cash retainers (as discussed below), payable to non-employee directors, effective January 1, 2022.

Retainers and Committee Fees

Our directors who are also our employees do not receive any additional compensation for their services as directors. Accordingly, Messrs. Thomas J. Pritzker and Mark S. Hoplamazian did not receive any compensation for their services as directors during 2022. For 2022, members of the Board of Directors who were not our employees were eligible to receive annual retainers in the form of (i) a cash retainer of $85,000 (the “Annual Fee”) and (ii) shares of Class A common stock with a grant date fair value of $170,000 (the “Annual Equity Retainer”).

Directors are permitted to elect to receive the Annual Fee, which is paid on a quarterly basis, in shares of Class A common stock. Directors who choose to receive shares in lieu of cash are granted such shares on the 15th day of the last month of the applicable quarter (or the next NYSE trading day if such day is not a trading day). The Annual Fee is pro-rated and paid in cash in the event that any director does not serve for a full fiscal quarter.

Directors receive their Annual Equity Retainer on the date of the Company’s Annual Meeting of Stockholders, payable in arrears for service since the prior annual meeting. The Annual Equity Retainer is fully vested on the date of grant in respect of the prior years’ service and is pro-rated and paid in cash in the event the director terminates service prior to the annual meeting at which the grant is made.

The number of shares granted (i) for the Annual Equity Retainer and (ii) in the event a director elects to receive shares in lieu of cash as part of the Annual Fee, is calculated by dividing the value of the Annual Equity Retainer or Annual Fee (if and as applicable) by the Company’s closing stock price on the date of grant.

Hyatt Hotels Corporation | 2023 Proxy Statement	21

Committee members and the Chair of each committee during 2022 were also eligible to receive additional annual cash retainers in the amounts set forth below:

	2022 Retainers
Committee Name	Committee Member	Committee Chair

Audit Committee	$15,000	$25,000

Talent and Compensation Committee	$10,000	$25,000

Nominating and Corporate Governance Committee	$10,000	$20,000

Finance Committee(1)	$10,000	$20,000

(1)	As an employee of the Company, Mr. Thomas J. Pritzker was not eligible to receive and did not receive a retainer for his service as Chair of the Finance Committee in 2022.

The Chair of each committee receives only the committee chair retainer for such committee and does not also receive the committee member retainer. Committee retainers are paid in quarterly installments at the end of each fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending board of director meetings and committee meetings and for attending corporate functions on our behalf. To encourage our directors to visit and personally evaluate our properties, our non-employee directors are eligible for complimentary and discounted rooms at Hyatt-owned, operated, or franchised hotels.

New Directors

In addition to the cash and stock retainers discussed above, any new non-employee director receives an initial retainer, with a grant date fair value of $75,000 (the “Initial Equity Retainer”), paid in the form of fully vested shares of our Class A common stock. The initial retainer is granted on the date the director is first elected or appointed to the Board of Directors. The number of shares granted is calculated by dividing the grant date fair value of the Initial Equity Retainer by the Company’s closing stock price on the date of grant.

Non-Employee Director Stock Ownership Guidelines and Insider Trading Compliance Policy

Our Corporate Governance Guidelines require that each non-employee director accumulate and own, directly or indirectly, shares (or share equivalents) under the Director Deferred Compensation Plan (as defined below) worth at least five times the Annual Fee (i.e., shares with a value of at least $425,000 in 2022). Non-employee directors have up to five years to meet this ownership requirement. If, after the relevant accumulation period, the market value of such director’s stock should fall below the target level, the director will not be permitted to sell any of our common stock during his or her tenure until the market value again exceeds the target level. These sale limitations do not apply where the decline in value of the director’s holdings of our common stock occurs in connection with a change of control transaction. Each non-employee director currently meets these ownership guidelines or is expected to meet them within the five-year time period.

Additionally, our directors are subject to our Insider Trading Compliance Policy (the “Insider Trading Policy”) which includes anti-hedging and anti-pledging policies. For additional information regarding these policies, see below in the CD&A section of this proxy statement titled “Share Ownership Requirement, Compensation Recovery Policy, and Anti-Hedging/Anti-Pledging Policies.”

Deferred Compensation Plan for Directors

Pursuant to the Hyatt Hotels Corporation Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”), each non-employee director may elect to defer all or any portion of his or her Annual Fee and/or Annual Equity Retainer until the earlier of (i) either January 31st of the year following the director’s departure from the Board of Directors or the last business day of March of the fifth year following the year in which such retainer would have otherwise been paid (as elected by the director) or (ii) a change in control of the Company. Once an election to defer a retainer is made and becomes irrevocable it can generally be changed only for subsequent calendar years. During 2022, a director who elected to defer any of his or her Annual Fee and/or Annual Equity Retainer had such amount denominated in RSUs representing the right to receive Class A common stock and credited to a notional RSU account. Any corresponding dividend equivalents that become payable on such RSUs are paid to the director in cash on or about the applicable dividend payment date.

22	Hyatt Hotels Corporation | 2023 Proxy Statement

2022 Director Compensation

The following table provides information related to the compensation paid to our non-employee directors for 2022:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total

Paul D. Ballew	$100,076	$157,507	$257,583

Susan D. Kronick	$120,076	$157,507	$277,583

Mackey J. McDonald	$105,076	$157,507	$262,583

Cary D. McMillan	$120,728	$157,507	$278,235

Pamela M. Nicholson(4)	$97,942	$157,507	$255,449

Jason Pritzker	$95,076	$157,507	$252,583

Michael A. Rocca	$100,150	$157,507	$257,657

Dion Camp Sanders(5)	$89,477	$111,353	$200,830

Richard C. Tuttle	$120,076	$157,507	$277,583

James H. Wooten, Jr.	$110,076	$157,507	$267,583

(1)

Pursuant to the Director Deferred Compensation Plan, Mr. Jason Pritzker, Mr. Wooten, and Ms. Nicholson elected to defer their Annual Fees in the form of RSUs, and Messrs. McDonald and Tuttle elected to receive their Annual Fees in shares of Class A common stock. Mr. Jason Pritzker and Mr. Wooten had 939 RSUs credited to their deferred compensation accounts under the Director Deferred Compensation Plan. Ms. Nicholson had 720 RSUs credited to her deferred compensation account under the Director Deferred Compensation Plan. Mr. McDonald and Mr. Tuttle received 939 shares of Class A common stock. The Annual Fee calculation of the number of shares or RSUs received or credited to the accounts of the directors, respectively, was based on the fair market value of our Class A common stock on the date the retainers were payable (prior to the application of any applicable deferral). RSUs are reflected in the table contained in footnote (3) below. Amounts shown in this column reflect cash delivered to the director excluding delivery of any fractional shares or RSUs, as applicable.

(2)

Amounts shown represent the grant date fair value of stock or RSUs in payment of the Annual Equity Retainers in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). Messrs. Ballew, McMillan, Jason Pritzker, Sanders, Wooten, and Ms. Nicholson elected to defer their Annual Equity Retainers into the Director Deferred Compensation Plan. Amounts have been pro-rated to reflect $150,000 from May 20, 2021 to December 31, 2021 and $170,000 from January 1, 2022 to May 18, 2022.

(3)

As described above under “Deferred Compensation Plan for Directors,” directors are able to elect to defer their Annual Equity Retainers and/or Annual Fees into RSUs that carry divided equivalent rights. Prior to January 1, 2019, these dividend equivalents were credited as additional RSUs when paid. Effective January 1, 2019, dividend equivalent rights began being credited as cash and paid to the director on the date of the corresponding dividend payment. The table below sets forth the aggregate number of outstanding RSUs (including the dividend equivalent rights credited as RSUs) prior to January 1, 2019 held by directors under the Director Deferred Compensation Plan during 2022:

Name	RSUs Beginning of Year Balance	RSUs Credited during the Year	RSUs Settled during the Year	RSUs End of Year Balance

Paul D. Ballew	3,996	1,993	—	5,989

Mackey J. McDonald	6,107	—	—	6,107

Cary D. McMillan	16,867	1,993	—	18,860

Pamela M. Nicholson	23,722	2,713	—	26,435

Jason Pritzker	22,543	2,932	—	25,475

Michael A. Rocca(a)	8,174	—	2,352	5,822

Dion Camp Sanders	—	1,409	—	1,409

Richard C. Tuttle	21,327	—	—	21,327

James H. Wooten, Jr.	25,234	2,932	—	28,166

(a)

Mr. Rocca’s May 17, 2017 deferred RSUs in respect of 2,352 shares of our Class A common stock and associated dividend equivalents were settled in March 2022. The total fair market value of the stock and associated dividend equivalents upon settlement was $224,498 (based upon the closing price of our Class A common stock on the date of settlement).

(4)	Ms. Nicholson resigned from the Board of Directors on December 6, 2022 and her Annual Fee for the fourth quarter was pro-rated and paid in cash.

(5)	Mr. Sanders joined the Board of Directors on September 9, 2021 and his annual equity retainer was pro-rated.

Hyatt Hotels Corporation | 2023 Proxy Statement	23

Talent and Compensation Committee Report1

The Talent and Compensation Committee has reviewed the Compensation Discussion and Analysis set forth below and discussed its contents with the Company’s management. Based on this review and discussion, the Talent and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Talent and Compensation Committee of the Board of Directors
Susan D. Kronick, Chair
Mackey J. McDonald
Heidi O’Neill
James H. Wooten, Jr.

Talent and Compensation Committee Interlocks and Insider Participation

During 2022, each of Mses. Kronick and Nicholson, and Messrs. McDonald and Wooten served on our Talent and Compensation Committee, with Ms. Kronick serving as Chair. Ms. Nicholson resigned from the Board of Directors effective December 6, 2022. Ms. O’Neill became a member of our Talent and Compensation Committee effective February 8, 2023. None of these members of our Talent and Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Talent and Compensation Committee or Board of Directors.

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Hyatt filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

24	Hyatt Hotels Corporation | 2023 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the compensation elements of our total rewards program for our NEOs, consisting of our Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and our three other most highly compensated executive officers.

Our NEOs for 2022 were:

Name	Position

Thomas J. Pritzker	Executive Chairman of the Board

Mark S. Hoplamazian (PEO)	President and Chief Executive Officer

Joan Bottarini (PFO)	Executive Vice President, Chief Financial Officer

H. Charles Floyd	Executive Vice President, Global President of Operations

Mark R. Vondrasek	Executive Vice President, Chief Commercial Officer

Our Talent and Compensation Committee is responsible for establishing, maintaining, and administering our compensation programs for our NEOs and other executives.

Executive Compensation Practices and Alignment with Stockholder Interests and Good Governance

What We Do:	What We Don’t Do:

•   we do emphasize pay for performance by focusing on variable pay over fixed pay

•   we do utilize the services of an independent compensation consultant to assist our Talent and Compensation Committee

•   we do align executive officer and stockholder interests by providing equity based compensation in the form of SARs (which will only deliver value if our stock price increases), RSUs (which create baseline equity value and deliver additional value if our stock price increases), and PSUs (which are only earned based on performance against specified goals, and which generally have a performance period of at least three years)

•   we do require executive officers and non-employee directors to maintain specific market-competitive stock ownership levels to align their interests with stockholders

•   we do have policies in place that provide for the forfeiture of vested and unvested equity awards as well as recovery of cash and equity compensation received in the event that a NEO or any other executive officer violates certain restrictive covenants or engages in fraudulent or willful misconduct that results in a restatement of Hyatt’s financial statements

•   we do annually conduct risk assessments with respect to our compensation practices

•   we do generally provide limited severance protections for NEOs to enable our NEOs to focus on Company priorities in all circumstances (see the section below titled “Potential Payments on Termination or Change in Control”)

•   we don’t allow repricing of stock options or SARs without stockholder approval

•   we don’t provide tax reimbursement payments or gross-ups for our employees (including our NEOs) to cover any “golden parachute” excise taxes or otherwise (except in limited cases for employees experiencing increased taxes due to temporary expatriate assignments and/or Company-requested relocations)

•   we don’t provide for “single trigger” severance or equity acceleration upon a change in control

•   we don’t allow hedging or, except in very limited circumstances, pledging of our securities by our executive officers or non-employee directors as stated in our Insider Trading Policy

•   we don’t provide supplemental defined benefit pensions to executives

•   we don’t provide excessive executive perquisites

•   we don’t pay dividend equivalents with respect to unvested equity awards unless and until the underlying award subsequently vests

Hyatt Hotels Corporation | 2023 Proxy Statement	25

Impact of Advisory Vote Approving Executive Compensation

At the Company’s 2022 Annual Meeting of Stockholders, stockholders were provided the opportunity to cast an advisory vote approving the compensation programs for our NEOs (“say-on-pay”). That say-on-pay proposal received support from approximately 94.8% of the shares present and entitled to vote at the annual meeting, indicating strong stockholder approval of the compensation paid to our NEOs. This proxy statement includes a say-on-pay advisory vote regarding the compensation paid to our NEOs for 2022 as disclosed pursuant to the SEC’s compensation disclosure rules. See the section below titled “Proposal 3 — Advisory Vote to Approve Executive Compensation.” The Talent and Compensation Committee will continue to consider the outcome of the Company’s say-on-pay advisory votes when making future compensation decisions for our NEOs.

As required by Section 14A of the Exchange Act in this proxy statement we are seeking stockholder approval, on an advisory basis, of the frequency of holding a stockholder advisory vote to approve compensation paid to our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules. We believe that the current best corporate practices and governance trends favor an annual advisory vote and are recommending that stockholders vote, on an advisory basis, to hold an annual advisory vote to approve NEO compensation. An annual vote would give stockholders the opportunity to react promptly to emerging trends in compensation, and would give the Board of Directors and Talent and Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from stockholders. See the section below titled “Proposal 4 — Frequency of Advisory Vote on Executive Compensation.”

Philosophy and Goals of Our Executive Compensation Program

Our Purpose

We care for people so they can be their best.

Our Vision

A world of understanding and care.

Our Mission

We deliver distinctive experiences for our guests.

Our Values

Empathy, integrity, respect, inclusion, experimentation, and wellbeing.

We believe that our purpose, vision, mission, and values promote long-term value creation for our stockholders.

Our business strategy to drive long-term sustainable growth and create value is focused on three areas: (i) maximizing our core business; (ii) integrating new growth platforms; and (iii) optimizing capital deployment. Our compensation philosophy is to provide an appropriate base salary and to align our annual incentive and long-term components of compensation to support the achievement of business objectives and promote long-term value creation for our stockholders.

In furtherance of the broader goals of attracting, recruiting, developing, engaging, and retaining the talent needed to deliver on our business strategy, our compensation programs are designed to:

•	align total rewards with the achievement of key Company performance goals, including financial performance, net rooms growth and total shareholder return, and focus on variable pay over fixed pay;

•	appropriately motivate colleagues to perform their duties in ways that will help the Company achieve and exceed its short-term and long-term objectives;

•	weigh the total mix of compensation towards long-term incentives linked to shareholder return;

•

be competitive, recognizing the ever-changing dynamics of the labor market and acknowledging that, in attracting, retaining, and developing talent globally, we need to offer compelling career and development opportunities;

•	address the needs and preferences of colleagues as individuals and as members of high-performing teams;

•	retain and engage colleagues with the capabilities required to execute our business strategy; and

•	be cost effective and financially sustainable over time under varying business conditions.

To accomplish these goals, our executive compensation program provides:

•	compensation, including cash (salary and short-term incentive compensation), as well as long-term stock-based compensation;

26	Hyatt Hotels Corporation | 2023 Proxy Statement

•	benefits, including retirement-related, healthcare and other welfare programs;

•	work/lifestyle programs, including paid-time off (“PTO”), a specified number of free hotel stays, and other programs that promote wellbeing; and

•	individual development.

Market Data

Korn Ferry helps us assess the market competitiveness of our NEOs’ annual cash compensation and long-term incentives. In doing so, Korn Ferry uses several sources of information:

•	data on the amounts and types of compensation provided by a peer group of publicly traded companies in the hospitality industry;

•	survey data for comparable positions in the hospitality/restaurant or lodging industry; and

•

general industry survey data for the Talent and Compensation Committee’s consideration which includes companies with which we compete for management talent, have a similar business profile to ours, have global operations and scope, and are in a consumer-facing and customer-oriented service business.

In 2022, the Talent and Compensation Committee reviewed the competitiveness of our NEO compensation against our peer group. Our peer group for 2022 was the same as the peer group used to assess compensation in 2021 except that The Wendy’s Company was removed and Caesars Entertainment, Inc. was added to better reflect Hyatt’s business profile.

The peer group was selected based on several factors, including business mix and model, revenues, global presence, and brand strength. In 2022, the peer group included:

• Boyd Gaming Corporation	• Marriott International, Inc.

• Brinker International, Inc.	• MGM Resorts International

• Caesars Entertainment, Inc.	• Royal Caribbean Cruises, Ltd.

• Carnival Corporation & PLC	• Starbucks Corporation

• Darden Restaurants, Inc.	• Wyndham Hotels & Resorts, Inc.

• Hilton Worldwide Holdings Inc.	• Wynn Resorts, Ltd.

• Host Hotels & Resorts, Inc.	• Yum! Brands, Inc.

• Las Vegas Sands Corporation

For 2022, the Talent and Compensation Committee set our NEOs’ base salaries, annual incentive targets, and long-term incentives so that total compensation references the 50th percentile of the peer group with the opportunity for upside based on superior performance. The Talent and Compensation Committee believes that our pay mix is generally consistent with market practice.

Hyatt Hotels Corporation | 2023 Proxy Statement	27

Role of Outside Consultant

Korn Ferry provides consulting services to our Talent and Compensation Committee to help:

•	assess the competitiveness of our executive compensation programs;

•	advise on current base salaries, incentive compensation, and long-term stock-based compensation;

•	provide analysis regarding our equity awards and dilution and burn-rate under the LTIP;

•	review our incentive plan design, including the performance share unit program; and

•	assist with the preparation of this CD&A.

See the section above titled “Corporate Governance — Compensation Consultant Fees and Services” for further information regarding services performed by Korn Ferry in 2022.

Role of Executive Officers

In making decisions about executive compensation, the Talent and Compensation Committee invites our Executive Chairman, our President and Chief Executive Officer, and our Chief Human Resources Officer to present various compensation proposals at committee meetings and to answer any questions the committee may have. The Talent and Compensation Committee meets in executive session to determine the compensation of our Executive Chairman. With respect to the compensation of our President and Chief Executive Officer, the Talent and Compensation Committee meets in executive session with our Executive Chairman and, from time to time, our Chief Human Resources Officer is present at such meetings. Mr. Hoplamazian provides input and recommendations to the Talent and Compensation Committee for each NEO (other than himself) with respect to achievement of their individual goals under our annual incentive plan.

Key Elements of Total Rewards in 2022

Our total rewards program includes fixed and variable compensation as well as other benefits. We provide the following compensation elements to our NEOs:

Compensation Element	Purpose	Description

Base Salary	Fixed component of pay that fairly compensates the individual based upon level of responsibilities	Fixed cash payments

Annual Incentive	Aligns short-term compensation with performance at the enterprise and regional or functional level	Variable annual cash award based on achievement of performance objectives as outlined in this CD&A

Long-Term Incentive	Reward for creating long-term stockholder value, provides alignment with stockholder interests	Target value delivered as 30% SARs, 30% time-vested RSUs and 40% PSUs, with the exception of Mr. Thomas J. Pritzker who receives 100% of his long-term incentives in the form of SARs and Mr. Hoplamazian who receives 25% SARs, 25% RSUs, and 50% PSUs

Employee Benefits	Retirement, health, and other benefits that support comprehensive long-term financial security to a globally mobile workforce, enables us to maintain a healthy and productive workforce and attract and retain employees	401(k) plan and deferred compensation programs with matching and retirement contributions, PTO, health, life and disability insurance, and limited perquisites

Severance Benefits	Severance benefits provided to NEOs upon an involuntary termination of employment without cause and the three months prior to (for NEOs other than our Chairman or our CEO) or the twenty-four months following (for all NEOs), a change in control, upon termination of employment for good reason

Severance facilitates recruitment and retention of NEOs by providing income security in the event of involuntary job loss, as outlined in this CD&A, and further enables NEOs to focus on our best interests and those of our stockholders in the event of a potential transaction that could result in the NEO’s termination

28	Hyatt Hotels Corporation | 2023 Proxy Statement

Salary

Salaries for our NEOs are reviewed annually. Our NEOs’ salaries for 2022 were set to reflect several factors, including overall experience, time in the role, performance, market levels, and the desire to provide an appropriate base compensation as part of their overall total rewards. During 2022, the Talent and Compensation Committee increased salaries in connection with our annual salary review based on the factors above resulting in year-over-year increases set forth in the following table:

Name	Year-End 2021 Salary	Salary Effective March 1, 2022	Salary Increase %

Thomas J. Pritzker	$604,500	$619,500	2.5%

Mark S. Hoplamazian	$1,294,500	$1,325,000	2.4%

Joan Bottarini	$714,000	$750,000	5.0%

H. Charles Floyd	$844,500	$865,500	2.5%

Mark R. Vondrasek	$714,000	$732,000	2.5%

Annual Incentive

The Hyatt Hotels Corporation Amended and Restated Executive Incentive Plan (the “EIP”) provides variable at-risk compensation designed to reward executives for achievement of operating results over a one-year performance period. Incentives are based on both financial and non-financial metrics that are intended to balance overall focus on enterprise performance, regional/functional performance, and other near-term strategic priorities that are designed to strengthen our competitive position.

Under the terms of his letter agreement with us, Mr. Thomas J. Pritzker is not eligible for annual incentives under the EIP as his role is to focus on Hyatt’s long-term growth and strategy. As such, he is eligible to receive only long-term incentive awards under the LTIP. The target and maximum annual incentive opportunities under the EIP for our other NEOs are determined annually by the Talent and Compensation Committee based on references to market data and the individual’s role in the organization, overall experience, and time in the role. In particular, the Talent and Compensation Committee considered the total compensation market data for these positions to design compensation packages that would attract high level talent while weighting more of the NEOs’ total compensation potential on variable and long-term incentives, thereby aligning their interests with those of our stockholders. For 2022 performance, the target and maximum annual incentive opportunities as a percentage of base salary for each NEO who participated in the EIP were set as follows:

Name	Target	Maximum

Mark S. Hoplamazian	175%	350%

Joan Bottarini	100%	200%

H. Charles Floyd	100%	200%

Mark R. Vondrasek	100%	200%

For 2022, the Talent and Compensation Committee applied the following incentive goals (similar to those used in years prior to the COVID-19 pandemic) to determine our NEOs’ annual incentives:

•

Financial Performance (60% of overall target award): In 2022, the Talent and Compensation Committee used Adjusted Compensation EBITDA (as defined below) for purposes of determining the payout of this component.

	Threshold	Lower end of Target	Target	Higher end of Target	Maximum

Adjusted Compensation EBITDA Goal	$521 million	$595 million	$744 million	$893 million	$1,078 million

Payout	50%	90%	100%	110%	200%

Hyatt Hotels Corporation | 2023 Proxy Statement	29

No payouts would be earned if Adjusted Compensation EBITDA was below $521 million. The payout scale was set in 2022 taking into consideration both economic recovery and continued uncertainty in business results associated with the COVID-19 pandemic. In light of these considerations, additional attainment increments around target were implemented to mitigate (both on the upside and downside) meaningful changes in payouts within 20% of target results. In 2022, we achieved Adjusted Compensation EBITDA of $1,135 million1. Applying the payout scale above (with performance achievements interpolated between any of the five goal levels listed above), the Talent and Compensation Committee awarded the NEOs 200% of their respective target annual incentives related to this component.

•

Strategic Priorities (20% of overall target award): In 2022, four strategic priorities were identified: (i) cultivate the best talent and evolve the culture, (ii) drive guest and customer personalization, (iii) operate with excellence, and (iv) grow with intent. In support of these priorities, a dashboard was developed with various metrics under each priority to help the Talent and Compensation Committee assess achievement of the applicable priority. The goals set for each metric are designed to be challenging yet attainable such that achievement would reflect success with regard to strategic initiatives for the year. Metrics included financial and non-financial items such as diversity representation, market share, World of Hyatt loyalty room night penetration, direct channel growth, hotel-level gross operating profit flow-through, guest experience metrics, net rooms growth, and pipeline expansion. Our efforts to connect more fully with our guests helped us meet our World of Hyatt loyalty room night penetration goals and exceed our expectations for the percentage of guests who book directly through Hyatt channels. Our guests continue to expect high-quality experiences and we improved our guest experience metrics while further progress remains a top priority in 2023. Our hotels drove market share improvements yielding topline revenue growth and together with disciplined cost mitigation efforts, improved gross operating profit flow-through. Our efforts led to another year of industry-leading net rooms growth and continued expansion of our pipeline. Based on an assessment of the progress made towards the four strategic priorities in 2022, the Talent and Compensation Committee awarded each of the NEOs 95% of their respective target annual incentives related to this component.

•

Individual Business Goals (“IBGs”) and Discretion (20% of overall target award): In 2022, each of our NEOs was subject to certain IBGs (described in additional detail below) designed to incentivize the applicable NEO in his or her area of responsibility, as well as build brand value over time. The IBGs for each NEO are designed to be challenging yet attainable, consistent with our expectations for delivering on the company operating plan and strategic priorities. All NEOs had IBGs related to our Change Starts Here commitment, focused on who we employ, develop, and advance; who we support in our communities; and who we buy from and work with. Each NEO’s specific IBGs are described below:

Hoplamazian’s 2022 IBGs:

Mr. Hoplamazian’s IBGs for 2022 included:

•	Drive growth through portfolio, brand, and capital strategy;

•	Oversee delivery of strategic goals and support industry recovery; and

•	Evolve the organization to expand capacity and optimize SG&A efficiency as well as evolve organization structure to drive effective leadership planning and succession.

Based on input from our Executive Chairman and the review of performance during 2022, the Talent and Compensation Committee awarded Mr. Hoplamazian 115% of his IBG and discretion component.

Bottarini’s 2022 IBGs:

Ms. Bottarini’s IBGs for 2022 included:

•	Drive capital and growth strategy by supporting acceleration of organic pipeline growth and ensuring optimal capital deployment tactics;

•	Deliver key goals for 2022 to maximize core business results and provide guidelines/framework for strategic plan alignment; and

•	Build leadership capabilities within the finance organization and broader succession candidates.

[1]

Adjusted Compensation EBITDA is a non-GAAP measure. “Adjusted Compensation EBITDA” means our Adjusted EBITDA as described in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and Amortization,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, plus “Net Financed Contracts” which represent Unlimited Vacation Club contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments over an average term of less than 4 years, plus “Net Deferrals” represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts, plus $70M in variable compensation expense included in Adjusted EBITDA.

30	Hyatt Hotels Corporation | 2023 Proxy Statement

Based on input from our President and Chief Executive Officer and the review of performance during 2022, the Talent and Compensation Committee awarded Ms. Bottarini 140% of her IBG and discretion component.

Floyd’s 2022 IBGs:

Mr. Floyd’s IBGs for 2022 included:

•	Drive net rooms and pipeline growth and deliver hotel opening objectives;

•	Drive operational objectives such as EBITDA and top lines sales forecasting, margin, and service goals; and

•	Execute succession plans and onboard leaders.

Based on input from our President and Chief Executive Officer and the review of performance during 2022, the Talent and Compensation Committee awarded Mr. Floyd 115% of his IBG and discretion component.

Vondrasek’s 2022 IBGs:

Mr. Vondrasek’s IBGs for 2022 included:

•	Drive commercial business through Hyatt distribution channels and World of Hyatt preference and engagement;

•	Strengthen owner focus through enhanced communications and data and analytics; and

•	Develop succession plans for commercial services leadership roles and focus on talent retention and enhanced hiring, partnerships, and culture.

Based on input from our President and Chief Executive Officer and the review of performance during 2022, the Talent and Compensation Committee awarded Mr. Vondrasek 115% of his IBG and discretion component.

Accordingly, based on Hyatt’s 2022 financial performance and the factors and considerations discussed above, the Talent and Compensation Committee awarded the following amounts to each NEO, expressed as a percentage of salary effective at year-end and the resulting percentage of target incentive:

	Financial Performance Payout (60%)		Strategic Priorities Payout (20%)		IBGs and Discretion Payout (20%)		Total Payout(1)
Name	(% of Target)	$	(% of Target)	$	(% of Target)	$	(% of Target)	$

Mark S. Hoplamazian	200%	$2,782,500	95%	$440,563	115%	$533,313	162%	$3,756,400 (283.5% of year-end salary)

Joan Bottarini	200%	$900,000	95%	$142,500	140%	$210,000	167%	$1,252,500 (167.0% of year-end salary)

H. Charles Floyd	200%	$1,038,600	95%	$164,445	115%	$199,065	162%	$1,402,100 (162.0% of year-end salary)

Mark R. Vondrasek	200%	$878,400	95%	$139,080	115%	$168,360	162%	$1,185,800 (162.0% of year-end salary)

(1)	The total payout is rounded to the nearest hundredth.

Long-Term Incentive

Annual Long-Term Incentive Grants

In 2022, we granted our NEOs equity incentive awards in the form of SARs, RSUs, and PSUs under our LTIP. These grants were designed to:

•	drive and reward performance over an extended period of time to promote creation of long-term value for our stockholders;

•	create strong alignment with the long-term interests of our stockholders;

•	assist in retaining highly qualified executives; and

•	contribute to competitive total rewards.

In determining the value of long-term incentive grants, the Talent and Compensation Committee considered market data, the individual’s potential contribution to our success, and the relationship between each NEO’s short-term and long-term compensation. For 2022, the Talent and Compensation Committee determined to deliver the value of long-term incentive awards to NEOs, other than Messrs. Thomas J. Pritzker and Hoplamazian, 30% in SARs, 30% in RSUs, and 40% (at target performance) in PSUs. Mr. Hoplamazian received his 2022 long-term incentive award as 25% in SARs, 25% in RSUs, and 50% (at target performance) in PSUs. The Talent and Compensation Committee believes that

Hyatt Hotels Corporation | 2023 Proxy Statement	31

awarding a mix of SARs, RSUs, and PSUs achieves a balance in linking NEO long-term rewards to Company performance in that SARs do not provide any value unless the stock price appreciates, the value of RSUs increases or decreases in the same way stockholders’ stock value increases or decreases, and PSUs focus NEOs on the attainment of specified long-term Company objectives. Mr. Pritzker received his 2022 long-term incentive award entirely in the forms of SARs to further focus Mr. Pritzker on long-term stockholder value creation.

The total 2022 target long-term incentive grant values (excluding special long-term incentive awards) determined by the Talent and Compensation Committee for awards of PSUs, SARs, and RSUs are shown below for each NEO.

	2022 Target LTIP Values

Name(1)	PSUs(1)	SARs	RSUs

Thomas J. Pritzker	—	$5,500,000	—

Mix	—	100%	—

Mark S. Hoplamazian	$4,750,000	$2,375,000	$2,375,000

Mix	50%	25%	25%

Joan Bottarini	$880,000	$660,000	$660,000

Mix	40%	30%	30%

H. Charles Floyd	$1,000,000	$750,000	$750,000

Mix	40%	30%	30%

Mark R. Vondrasek	$700,000	$525,000	$525,000

Mix	40%	30%	30%

(1)

Values set forth in this table represent the grant amounts determined by the Talent and Compensation Committee. The PSU value was converted into numbers of shares underlying the awards on March 24, 2022 based on our then-current closing stock price of $95.06. The values of the PSUs set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table are different than the values shown here because PSUs are valued according to ASC Topic 718 for purposes of the Summary Compensation Table and the Grants of Plan-Based Awards Table.

SARs

SARs are designed to deliver value to the NEOs only if our stock price increases over the grant date value. Each vested SAR gives the holder the right to receive the appreciation in the value of one share of our Class A common stock at the exercise date over the value of one share of our Class A common stock at the date of grant. Generally, SARs vest in substantially equal annual increments over four years based on continued service and are settled by delivery of shares of our Class A common stock (but may be subject to accelerated vesting upon certain qualifying terminations of employment, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

RSUs

RSUs are designed to align the interests of our NEOs with the interests of our stockholders, to reward performance, and to promote retention of our executives by providing equity-based compensation that fluctuates with our stock price. RSUs also help reduce the volatility of our overall long-term incentive package that arises in part due to the cyclical nature of the lodging industry since the volatility of the value of an RSU is lower than the volatility of the value of a SAR.

RSUs, accordingly, are intended to create a sense of ownership and to better align executives’ interests with our stockholders’ interests. Generally, RSUs vest in substantially equal annual increments over four years (but may be subject to accelerated vesting upon certain qualifying terminations of employment, as discussed in more detail in “Potential Payments on Termination or Change in Control” below) and are settled by delivery of shares of our Class A common stock. RSUs granted to employees carry dividend equivalent rights, which entitle RSU holders to the same dividend value per share as our stockholders. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding RSUs. Dividend equivalents are accumulated and paid in cash when the underlying RSUs vest.

PSUs

PSUs are designed to align the interests of our NEOs with the interests of our stockholders and to reward the cumulative attainment of longer-term Company objectives.

In addition to the PSUs granted in 2022 that are further described below, performance periods remain open for PSUs granted by the Talent and Compensation Committee in 2020 that vest based on achievement of diversity representation goals over a five-and-a-half-year performance period, subject to adjustment based on a relative total shareholder return (“TSR”) modifier (the “2020-2025 PSUs”) and in 2021 that vest based on a three-year relative net rooms growth rank, subject to adjustment based on a TSR modifier (the “2021-2023 PSUs”), which are described in our 2021 and 2022 proxy statement filings, respectively.

32	Hyatt Hotels Corporation | 2023 Proxy Statement

2022-2024 PSUs

In 2022, the Talent and Compensation Committee determined to grant PSUs that will vest based on a three-year Company “Net Rooms Growth Rank” as compared to the “Net Rooms Growth Peer Group Companies” (weighted 50% of the award) and a three-year “Fee-Based Earnings Mix” goal (weighted 50% of the award).

•

“Net Rooms Growth Rank” means the rank order of the Net Rooms Growth Peer Group Companies and the Company from the highest positive percentage change to the lowest percentage (or greatest negative percentage) change, based on each company’s Total Managed & Franchised Rooms calculated over the performance period, excluding brand and portfolio acquisitions.

•	“Net Rooms Growth Peer Group Companies” means Accor S.A., InterContinental Hotels Group PLC, Hilton Worldwide Holdings Inc., Marriott International, Inc., and Wyndham Hotels & Resorts, Inc.

•

“Total Managed & Franchised Rooms” means the number of managed and franchised rooms disclosed in a company’s publicly issued press release or report filed with the SEC or similar regulatory authority to report quarterly and/or annual results.

•

“Fee Based Earnings” means, with respect to each fiscal year in the performance period, the sum of Adjusted EBITDA for the three management and franchising segments (Americas + ASPAC + EAME/SWAsia) + Adjusted EBITDA for the Apple Leisure Group segment + Net Financed Contracts + Net Deferrals, excluding the impact of Distribution and Destination Management Revenues and Expenses (as such terms are defined in the applicable award agreement).

•	“Fee Based Earnings Mix” means Fee Based Earnings divided by the sum of Fee Based Earnings + Adjusted EBITDA for the owned and leased segment.

Net Rooms Growth Rank and achievement of the Fee Based Earnings Mix goal will determine the number of PSUs earned under these awards, subject to adjustment based on a relative TSR modifier.

The relative TSR modifier for the 2022-2024 PSUs ranks our TSR over the three-year performance period against each of the following: Hilton Worldwide Holdings Inc., Marriott International, Inc., InterContinental Hotels Group PLC, Host Hotels & Resorts, Inc., Sunstone Hotel Investors, Inc., and Park Hotels & Resorts Inc. Hyatt’s ranking among the foregoing results in the number of vesting PSUs being increased or decreased by a modifier as follows:

Relative TSR Rank	Relative TSR Modifier
1st	133.3%
2nd	120%
3rd	100%
4th	100%
5th	100%
6th	90%
7th	80%

Vesting is also generally subject to continued employment through the three-year performance period (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

Dividend equivalents for PSUs are subject to the same vesting and other terms and conditions as the corresponding PSUs. Dividend equivalents are accumulated and paid in cash if and when the underlying PSUs vest.

Hyatt Hotels Corporation | 2023 Proxy Statement	33

Additional Long-Term Incentive Grants

Additional PSUs and RSUs

On May 15, 2019, we agreed to grant Mr. Hoplamazian 140,000 PSUs (the “CEO PSUs”) in five annual tranches in order to retain him and ensure he remains focused on fulfilling the Company’s strategic objectives through 2023. In 2022, Mr. Hoplamazian received Tranche IV of the CEO PSUs, consisting of 28,000 PSUs. The CEO PSUs are eligible to vest based upon both (i) Mr. Hoplamazian’s continued employment requirement through March 16, 2024 (the “CEO Service Component”) and (ii) the attainment of specified performance-vesting conditions (the “CEO Performance Component”) during each of calendar years 2019 through 2023. The CEO PSUs are eligible to satisfy the CEO Performance Component during each of calendar years 2019 through 2023 as follows:

Tranche	Performance Period	Number of PSUs
Tranche I CEO PSUs	January 1, 2019 — December 31, 2019	14,000
Tranche II CEO PSUs	January 1, 2020 — December 31, 2020	21,000
Tranche III CEO PSUs	January 1, 2021 — December 31, 2021	21,000
Tranche IV CEO PSUs	January 1, 2022 — December 31, 2022	28,000
Tranche V CEO PSUs	January 1, 2023 — December 31, 2023	56,000

Similarly, in March 2020, we entered into an agreement with Mr. Floyd to grant him 51,400 PSUs in three annual tranches (the “Floyd PSUs”), which are eligible to vest based upon both (i) Mr. Floyd’s continued employment through December 31, 2022 (the “Floyd Service Component,” and together with the CEO Service Component, the “Service Component”) and (ii) the attainment of specified performance-vesting conditions (the “Floyd Performance Component,” and together with the CEO Performance Component, the “Performance Component”) during each of calendar years 2020 through 2022 as follows:

Tranche	Performance Period	Number of PSUs
Tranche I Floyd PSUs	January 1, 2020 — December 31, 2020	7,710
Tranche II Floyd PSUs	January 1, 2021 — December 31, 2021	7,710
Tranche III Floyd PSUs	January 1, 2022 — December 31, 2022	35,980

In 2022, Mr. Floyd received the grant of Tranche III Floyd PSUs, consisting of 35,980 PSUs. The Talent and Compensation Committee has or will (as applicable) annually set performance goals that are part of the Performance Component for each of the CEO PSUs and Floyd PSUs for the tranche eligible to performance-vest during the relevant performance period (as set forth in the tables above), and has determined or will determine (as applicable) at the end of each annual performance period whether those goals have been attained. If the applicable performance goals are attained for the relevant performance period at or above target level, that tranche will be earned for purposes of the Performance Component (but will remain subject to vesting based on satisfaction of the Service Component and assuming the executive does not engage in certain “detrimental conduct”). However, Messrs. Hoplamazian and Floyd are eligible for accelerated vesting of some or all of the tranches of the PSUs in the case of death, disability, qualifying retirement, or qualifying termination (whether in connection with a change in control of the Company or otherwise) as discussed in more detail under “Potential Payments on Termination or Change in Control” below. Each CEO PSU and Floyd PSU that becomes fully vested (satisfying both the Performance Component and Service Component) will be settled in shares of our Class A common stock.

In March 2023, the Talent and Compensation Committee determined that the Tranche IV CEO PSUs and Tranche III Floyd PSUs would attain their applicable performance goal if Hyatt ranked in the top three of net rooms growth as compared to Marriott, Hilton, Accor, IHG, and Wyndham (excluding brand and portfolio acquisitions). The goal was achieved for 2022 and the Tranche IV CEO PSUs have accordingly been banked. Mr. Floyd’s PSUs (Tranches I, II, and III) have fully vested having satisfied both the Performance Component and the Service Component.

In March 2022, to recognize and reward Ms. Bottarini and Mr. Vondrasek for their contributions to the Apple Leisure Group acquisition that closed in November 2021, the Talent and Compensation Committee granted an additional 1,577 RSUs to each of Ms. Bottarini and Mr. Vondrasek, each with a grant date fair value of $150,000 and eligible to vest in substantially equal 25% increments in March 2023, 2024, 2025, and 2026 (subject to accelerated vesting upon certain qualifying terminations of employment, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

34	Hyatt Hotels Corporation | 2023 Proxy Statement

In December 2022, the Talent and Compensation Committee granted a special award of PSUs, the “2023-2025 Special PSUs” to Mr. Vondrasek to provide further incentive to focus on key strategic priorities and growth in key metrics driven by him and his team. The 2023-2025 Special PSUs will vest based on a three-year Direct Distribution Channel growth goal (weighted 50% of the award) and a three-year Loyalty Room Night Penetration growth goal (weighted 50% of the award).

•

“Direct Distribution Channel” means rooms revenue actualized through the Company’s internal channels as a percentage of the Company’s total actualized rooms revenue. The Company’s internal channels are comprised of bookings through Hyatt.com, Hotel Direct, the Company’s Global Contact Center, and Group Electronic Rooming Lists (or any successors to these channels, as determined by the Administrator). Growth year over year in the Direct Distribution Channel is to be measured using “Comparable System-Wide Hotels” as defined in the relevant award agreement.

•

“Loyalty Room Night Penetration” means room nights stayed by active World of Hyatt members as a percentage of total rooms nights stayed. Growth year-over-year in Loyalty Room Night Penetration growth is to be measured using “Comparable System-Wide Hotels”.

In addition, in order for each of the Direct Distribution Channel or Loyalty Room Night Penetration portions to vest, the threshold level of Adjusted Compensation EBITDA must be achieved under the executive incentive plan for all three years in the performance period. Vesting is also generally subject to continued employment through the three-year performance period (subject to accelerated vesting upon certain qualifying terminations of employment or in the case of a change in control, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

Equity Practices

The Company typically makes equity grants pursuant to our Non-Employee Director Compensation Policy and the LTIP during regularly scheduled board meetings or during periods when we are not in possession of material non-public information. Pursuant to our Insider Trading Policy, neither the Company, nor executive officers, directors, or “blackout covered employees” (as defined in the Insider Trading Policy) may trade in any securities of the Company during the period beginning seven calendar days before the end of any fiscal quarter of the Company and ending one full trading day after the public release of earnings data for such quarter, whether or not the Company or its executive officers, directors, or blackout covered employees are in possession of material, non-public information.

Employee Benefits

Our NEOs receive employee benefits similar to other salaried colleagues, such as participation in our 401(k) plan, and our health, life and disability plans and severance benefits, as described in more detail below and in the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.” In addition, we provide certain retirement and deferred compensation benefits to our NEOs, including participation in our Deferred Compensation Plan (“DCP”), as well as limited perquisites. These additional employee benefits and perquisites make up the benefits/work/lifestyle portion of our total rewards package and help enable us to compete in attracting and retaining executives.

Termination and Severance Benefits

In the event of certain qualifying terminations of employment, NEOs are entitled to severance payments and benefits under the Hyatt Hotels Corporation Executive Officer Severance and Change in Control Plan (the “Severance and Change in Control Plan”). All severance payments and benefits under the Severance and Change in Control Plan that are payable in connection with a change in control are “double trigger,” meaning the NEO will not receive severance benefits in connection with a change in control unless the NEO also experiences a qualifying termination of employment. For a description of the material terms of the Severance and Change in Control Plan, see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

We do not provide for tax reimbursement payments or tax gross-ups related to a change in control.

Hyatt Hotels Corporation | 2023 Proxy Statement	35

Retirement Programs

401(k) Plan

Our 401(k) plan is an ongoing, tax-qualified 401(k) plan under which a match of 100% on the first 3% of compensation that an employee contributes and 50% on the next 2% of compensation that an employee contributes, up to a total match of 4% of an employee’s compensation, is made (subject to the Internal Revenue Service (“IRS”) limits for tax qualified plans).

Deferred Compensation Plan

The DCP allows executives to defer up to 75% of their base salaries and all or a portion of their annual incentives. We also make an employer contribution to the plan based on a designated contribution schedule. For 2022, each of Messrs. Thomas J. Pritzker, Hoplamazian, and Floyd received a dollar for dollar match on deferrals up to $12,000 and each of Ms. Bottarini and Mr. Vondrasek received a 3% employer contribution for their respective base salaries up to a maximum employer contribution of $17,500. Executives who participate in the DCP can select among various market-based investment options and are eligible to receive their account balances when they terminate employment.

Perquisites

We offer limited perquisites to our executives which we believe are reasonable and consistent with our total rewards program and our goal of attracting and retaining key executives. Perquisites that are provided include:

•	limited use of Hyatt properties per the policy that is applicable to all Hyatt colleagues;

•	complimentary parking; and

•	relocation for new executives as necessary.

Messrs. Thomas J. Pritzker and Hoplamazian are permitted to use our leased corporate aircraft for personal travel. Under our aircraft usage policy, Mr. Hoplamazian may use up to $200,000 per year with Mr. Thomas J. Pritzker’s prior approval, and the Talent and Compensation Committee’s approval for personal travel over $200,000. Mr. Hoplamazian used the corporate aircraft for five personal trips in 2022 and the aggregate incremental cost of his personal use of the corporate aircraft was $57,036. We determined the incremental cost of his personal use of our corporate aircraft based on the variable operating costs to us, which include items such as (i) aircraft fuel and oil expenses per hour of flight; (ii) landing, ramp, and parking fees and expenses; (iii) crew travel expenses; (iv) supplies and catering; (v) customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because the aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep. Mr. Hoplamazian incurs taxable income, calculated using the non-commercial flight valuation method, for all personal use of our corporate aircraft. We do not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.

Share Ownership Requirement, Compensation Recovery Policy, and Anti-Hedging/Anti-Pledging Policies

Pursuant to our share ownership guidelines, each of our NEOs (other than Mr. Thomas J. Pritzker) is required to hold vested in-the-money SARs, vested or unvested RSUs, or restricted or unrestricted shares of common stock with a value equal to no less than the following amounts (as applicable):

NEO	Multiple of salary
Mr. Hoplamazian (CEO)	6 times base salary
Ms. Bottarini, Mr. Floyd, and Mr. Vondrasek (EVPs)	3 times base salary

Once a NEO reaches age 55, his or her ownership guideline reduces by 10% per year until age 60. Our NEOs have five years to meet these goals from when they become executive officers. We adopted these share ownership guidelines as a means of requiring executives to hold equity and tie their interests to the interests of our stockholders. As of December 31, 2022, all of our NEOs met the guidelines.

In addition, the stock ownership guidelines include holding requirements so that executives are required to hold 20% of net shares received until achieving the guidelines. Once the guidelines are achieved, it is expected that at least 20% of the value required will be comprised of owned shares. As of December 31, 2022, all of our NEOs met the guidelines.

36	Hyatt Hotels Corporation | 2023 Proxy Statement

We also have a compensation recovery policy which, if the Board of Directors determines that an executive has engaged in fraudulent or willful misconduct that resulted in a restatement of our financial results, allows the Board of Directors (or a committee thereof) in its discretion to recover from such executive any bonus, equity compensation, or profits received on equity compensation by such executive. In light of rules recently issued by the SEC regarding clawback policies, we expect to review our compensation recovery policy in 2023 following the NYSE’s adoption of its relevant clawback listing standards and determine at that time whether any updates to our policy are warranted.

Pursuant to our Insider Trading Policy, our NEOs, directors, officers, and “colleagues” (as defined in the Insider Trading Policy) are prohibited from “hedging” their ownership in shares of our common stock or other equity-based interests in the Company (including by engaging in short sales relating to our common stock), and are generally prohibited from pledging shares of our common stock as collateral for loans, except in limited, pre-approved circumstances where the individual clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Regulatory Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers. Pursuant to the Tax Cuts and Jobs Act of 2017, the exception for “qualified performance-based compensation” under Section 162(m) of the Code was eliminated with respect to all remuneration other than remuneration payable pursuant to a written binding contract in effect on November 2, 2017 which was not modified in any material respect on or after such date.

ASC Topic 718

Grants of stock-based compensation are accounted for under ASC Topic 718. The Talent and Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity-based compensation awards with our overall executive compensation philosophy and objectives.

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Talent and Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences.

Hyatt Hotels Corporation | 2023 Proxy Statement	37

Summary Compensation Table

Name and Principal Position	Year		Salary (1)	Stock Awards (2)(3)(4)(5)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1)(6)	All Other Compensation (7)	Total (4)
Thomas J. Pritzker	2022		$617,000	—	$5,499,966	—	$18,631	$6,135,597
Executive Chairman of the Board	2021		$598,500	—	$4,999,985	—	$18,283	$5,616,768
	2020		$149,479	—	$4,999,999	—	$14,473	$5,163,951
Mark S. Hoplamazian	2022	(8)	$1,319,917	$9,125,041	$2,374,976	$3,756,400	$84,308	$16,660,642
President and Chief Executive Officer (Principal Executive Officer)	2021	(8)	$1,281,750	$16,856,248	$2,374,991	$3,472,600	$84,464	$24,070,053
	2020	(8)	$318,050	$10,270,337	$2,374,992	$0	$42,644	$13,006,023

Joan Bottarini	2022		$744,000	$1,567,224	$659,963	$1,252,500	$36,778	$4,260,465
Executive Vice President, Chief Financial Officer (Principal Financial Officer)	2021		$707,000	$1,967,837	$569,986	$1,094,500	$35,141	$4,374,465
	2020		$555,833	$1,356,590	$480,000	$0	$40,079	$2,432,502

H. Charles Floyd	2022	(9)	$862,000	$5,030,852	$749,976	$1,402,100	$34,494	$8,079,422
Executive Vice President, Global President of Operations	2021	(9)	$836,250	$3,945,921	$749,982	$1,281,900	$29,380	$6,843,433
	2020	(9)	$659,067	$2,744,566	$802,494	$0	$33,518	$4,239,645
Mark R. Vondrasek	2022		$729,000	$3,027,220	$524,999	$1,185,800	$24,565	$5,491,584
Executive Vice President, Chief Commercial Officer	2021		$707,000	$3,672,584	$524,987	$1,083,800	$23,558	$6,011,929
	2020		$552,667	$1,483,846	$524,994	$0	$21,034	$2,582,541

(1)

The COVID-19 pandemic and its consequences had a significant impact on global commercial travel activity in 2020. As a result, Mr. Hoplamazian waived 100% of his salary (less benefit premiums) from April 1 through December 31, 2020. Hyatt’s Senior Leadership Team waived 50% of their salaries in April and May 2020, and 20% of their salaries for the remainder of the year. In addition, the Talent and Compensation Committee suspended the annual incentive plan in 2020. As a result, no annual cash incentive payments were made for 2020.

(2)

Amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of RSUs and PSUs and the amounts shown in the “Option Awards” column represent the aggregate grant date fair value of SARs, in each case, granted in the year indicated, with such grant date fair values prepared in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. The actual value, if any, which an executive may realize from a SAR, RSU, or PSU award is contingent upon the satisfaction of the conditions to vesting applicable to that award, and is determined by reference to stock price, which may fluctuate. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in the table.

(3)

The amounts shown for the 2022-2024 PSUs reflect the grant date fair value of the awards at target payout. The grant date fair value of the 2022-2024 PSUs assuming the highest level of performance (i.e., 200% of target) are as follows: Mr. Hoplamazian $8,176,764, Ms. Bottarini $1,514,815, Mr. Floyd $1,721,329, and Mr. Vondrasek $1,204,881.

(4)

As described in “Additional Long-Term Incentive Grants” in the CD&A section of this proxy statement, Mr. Vondrasek was granted a special award, the 2023-2025 Special PSUs, to provide further incentive to focus on key strategic priorities and growth in key metrics driven by him and his team. The grant date fair value of the 2023-2025 Special PSUs assuming the highest level of performance (i.e., 100% of target) is $1,749,949.

(5)

As described in “Additional Long-Term Incentive Grants” in the CD&A section of this proxy statement, Ms. Bottarini and Mr. Vondrasek were granted 1,577 RSUs to recognize and reward their contributions to the Apple Leisure Group transaction that closed in November 2021.

(6)	See the section in the CD&A section of this proxy statement titled “Annual Incentive” for a more detailed description of the incentive compensation program.

38	Hyatt Hotels Corporation | 2023 Proxy Statement

(7)	All Other Compensation for 2022 includes that shown in the table below:

Name	401(k) Match	Contributions to DCP	Life Insurance and Long-Term Disability Premiums	Perquisites and Other Personal Benefits(1)	Total
Thomas J. Pritzker	$5,798	$12,000	$833	—	$18,631
Mark S. Hoplamazian	$4,854	$12,000	$1,190	$66,264	$84,308
Joan Bottarini	$12,200	$17,500	$1,018	$6,060	$36,778
H. Charles Floyd	$12,168	$12,000	$1,098	$9,228	$34,494
Mark R. Vondrasek	—	$17,500	$1,005	$6,060	$24,565

(1)

Amounts shown reflect: the aggregate incremental cost of his personal use of the corporate aircraft ($57,036 for Mr. Hoplamazian), and the cost of parking benefits ($9,228 for each of Messrs. Hoplamazian and Floyd, $6,060 for each of Ms. Bottarini and Mr. Vondrasek).

(8)

As described in the CD&A section of this proxy statement titled “Additional Long-Term Incentive Grants”, we entered into an agreement on May 15, 2019 to grant Mr. Hoplamazian 140,000 CEO PSUs in five annual tranches, which are eligible to performance-vest in “tranches.” Tranche I CEO PSUs (reflected in 2019 compensation) consists of 14,000 shares, Tranche II CEO PSUs (included in 2020 compensation) consists of 21,000 shares, Tranche III CEO PSUs (included in 2021 compensation) consists of 21,000 shares, and Tranche IV CEO PSUs (included in 2022 compensation) consists of 28,000 shares.

(9)

As described in the CD&A section of this proxy statement titled “Additional Long-Term Incentive Grants”, we entered into an agreement on March 24, 2020 to grant Mr. Floyd 51,400 Floyd PSUs in three annual tranches, which are eligible to performance-vest in “tranches.” The Tranche I Floyd PSUs (reflected in 2020 compensation) consists of 7,710 shares, Tranche II Floyd PSUs (included in 2021 compensation) consists of 7,710 shares, and Tranche III Floyd PSUs (included in 2022 compensation) consists of 35,980 shares.

Hyatt Hotels Corporation | 2023 Proxy Statement	39

Grants of Plan-Based Awards — 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Options Awards(5)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Thomas J. Pritzker
SARs	3/24/2022								145,849	$95.06	$5,499,966

Mark S. Hoplamazian
		$1,159,375	$2,318,750	$4,637,500
PSUs(2)	5/18/2022				19,987	49,968	99,936				$4,088,382
PSUs(6)	3/24/2022					28,000					$2,661,680
SARs	3/24/2022								62,980	$95.06	$2,374,976
RSUs	3/24/2022							24,984			$2,374,979

Joan Bottarini
		$375,000	$750,000	$1,500,000
PSUs(2)	5/18/2022				3,703	9,257	18,514				$757,408
SARs	3/24/2022								17,501	$95.06	$659,963
RSUs	3/24/2022							6,942			$659,907
RSUs(3a)	3/24/2022							1,577			$149,910

H. Charles Floyd
		$432,750	$865,500	$1,731,000
PSUs(2)	5/18/2022				4,208	10,519	21,038				$860,665
PSUs(7)	3/24/2022					35,980					$3,420,259
SARs	3/24/2022								19,888	$95.06	$749,976
RSUs	3/24/2022							7,889			$749,928

Mark R. Vondrasek
		$366,000	$732,000	$1,464,000
PSUs(2)	5/18/2022				2,945	7,363	14,726				$602,441
PSUs(8)	12/8/2022					18,011					$1,749,949
SARs	3/24/2022								13,922	$95.06	$524,999
RSUs	3/24/2022							5,522			$524,921
RSUs(3a)	3/24/2022							1,577			$149,910

(1)

The amounts shown represent the threshold, target, and maximum potential payments under the EIP based on multiples of the NEO’s base salary as of December 31, 2022. See “Annual Incentive” in the CD&A section of this proxy statement for a detailed description of the EIP.

(2)

Except with respect to the CEO PSUs granted to Mr. Hoplamazian, the Floyd PSUs granted to Mr. Floyd, and the 2023-2025 Special PSUs granted to Mr. Vondrasek referenced in footnote (6), (7), and (8) below, the amounts shown represent the potential 2022-2024 PSUs that may be earned at each of the threshold, target, and maximum performance levels. Each NEO was granted PSUs at target, but the number of PSUs that will vest and be retained by the NEO will be determined at the conclusion of the relevant performance period based on performance goal attainment.

The 2022-2024 PSUs will vest based on achievement of three-year relative net rooms growth and three-year fee-based earnings mix, which will be further modified by three-year relative TSR for the 3-year period ending on December 31, 2024. Vesting is generally subject to continued employment through the performance period (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

(3)	These RSUs vest pro rata in annual increments over a four-year period beginning on March 16, 2023 (but may be subject to accelerated vesting upon certain qualifying terminations of employment).

(3a)

As described in “Additional Long-Term Incentive Grants” in the CD&A section of this proxy statement, Ms. Bottarini and Mr. Vondrasek were granted 1,577 RSUs to recognize and reward their contributions to the Apple Leisure Group acquisition that closed in November 2021. These RSUs vest substantially equally over four years in annual increments (but may be subject to accelerated vesting upon certain qualifying terminations of employment).

(4)	The strike price of SARs is the closing price of the Company’s Class A common stock on the date of grant.

(5)

Amounts shown represent the grant date fair value of SARs, RSUs, and PSUs granted in the year indicated computed in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. With regard to the valuation of PSU awards granted in May 2022, the grant date fair values set forth above reflect the vesting of PSUs based upon the probable outcome at target levels, and were determined based on a Monte Carlo simulation model as of May 18, 2022, the grant date of the PSUs.

40	Hyatt Hotels Corporation | 2023 Proxy Statement

With regard to the valuation of the 2023-2025 Special PSUs, the grant date fair values set forth above reflect the vesting of PSUs based upon the probable outcome at the target level, and were determined based on the stock price as of December 8, 2022, the grant date of the PSUs. For a discussion of the assumptions made in the valuations reflected in this column, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

(6)

On May 15, 2019, the Talent and Compensation Committee agreed to grant Mr. Hoplamazian an award of 140,000 CEO PSUs, which are eligible to performance-vest in annual “tranches” over five years (as described in more detail under “Additional Long-Term Incentive Grants” above). The amount shown represents the grant date fair value of the target number Tranche IV CEO PSUs under such award that were eligible to performance-vest in respect of 2022 performance if annual performance goals, set by the Talent and Compensation Committee, were attained at “target performance” during 2022. Neither threshold nor maximum performance measurements apply to the Tranche IV CEO PSUs. On March 7, 2023, the talent and compensation committee determined the performance goal had been achieved and therefore the Tranche IV CEO PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations of employment).

(7)

On March 24, 2020, the Talent and Compensation Committee agreed to grant Mr. Floyd an award of 51,400 Floyd PSUs, which are eligible to performance-vest in annual “tranches” over three years (as described in more detail under “Additional Long-Term Incentive Grants” above). The amount shown represents the grant date fair value of the target number Tranche III Floyd PSUs under such award that were eligible to performance-vest in respect of 2022 performance if annual performance goals, set by the Talent and Compensation Committee, were attained at “target performance” during 2022. Neither threshold nor maximum performance measurements apply to the Tranche III Floyd PSUs. On March 7, 2023, the Talent and Compensation Committee determined Mr. Floyd’s Tranche III Floyd PSUs goal had been achieved and therefore Tranches I, II, and III were settled in shares of common stock to Mr. Floyd on March 7, 2023 (vesting occurred on December 31, 2022).

(8)

The 2023-2025 Special PSUs will vest on achievement of three-year direct distribution channel and three-year loyalty room night penetration goals for the performance period ending on December 31, 2025. Vesting is generally subject to continued employment through the performance period (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company).

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Thomas J. Pritzker and Hoplamazian Employment Letter

Messrs. Thomas J. Pritzker and Hoplamazian are parties to employment letter agreements with us, each of which became effective as of January 1, 2013. Each letter agreement has a current term that continues through December 31, 2023, subject to automatic one-year renewals unless either party provides 180 days’ prior notice to the other not to renew.

Under their respective letter agreements, Messrs. Thomas J. Pritzker and Hoplamazian are entitled, respectively, to (i) current base salaries equal to $619,500 and $1,325,000, (ii) annual equity awards under the LTIP with target grant date fair values equal to $5,500,000 and $9,500,000 in each case, subject to adjustment by the Talent and Compensation Committee, and (iii) in the case of Mr. Hoplamazian, an annual incentive payment under our EIP, with a target annual incentive payment in an amount equal to 175% of Mr. Hoplamazian’s base salary and a maximum annual incentive payment in an amount equal to 350% of his base salary, in each case, subject to adjustment by the Talent and Compensation Committee.

Each letter agreement provides that, upon the executive’s termination of employment, he will be eligible to receive severance payments and benefits in accordance with the terms of the Severance and Change in Control Plan. In addition, pursuant to their respective letter agreements, we will use commercially reasonable efforts to (i) appoint Mr. Thomas J. Pritzker as Executive Chairman for so long as he is a member of our Board of Directors and as long as he is willing and able to serve in that office, and (ii) nominate Mr. Hoplamazian for re-election as a member of our Board of Directors for so long as he is our President and Chief Executive Officer. If he is not so appointed (Mr. Thomas J. Pritzker) or re-elected (Mr. Hoplamazian), the applicable executive will be entitled to terminate his employment and to the rights and entitlements under the Severance and Change in Control Plan as if his employment were terminated by us without cause. For additional information regarding the Severance and Change in Control Plan, please see the section below titled “Potential Payments on Termination or Change in Control.”

Bottarini Employment Letter

Ms. Bottarini is party to an employment letter agreement with us, which became effective as of November 2, 2018. This letter agreement does not have a fixed term. Under her letter agreement, Ms. Bottarini is entitled to receive (i) a current base salary of $750,000, (ii) a current target incentive award of 100% of base salary under our EIP, (iii) annual grants under our LTIP (which, for grants made during 2022, had a target value equal to $2,200,000), (iv) employee benefits and perquisites available to our senior executive officers from time to time, and (v) severance in accordance with our Severance and Change in Control Plan. For additional information regarding our Severance and Change in Control

Hyatt Hotels Corporation | 2023 Proxy Statement	41

Plan, please see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

Vondrasek Employment Letter

Mr. Vondrasek is party to a letter agreement with us, which became effective as of August 28, 2017. This letter agreement does not have a fixed term. Under his letter agreement, Mr. Vondrasek is entitled to receive (i) a current base salary of $732,000, (ii) a current target incentive award of 100% of base salary under our EIP, (iii) annual grants under our LTIP (which, for grants made during 2022, had a target value equal to $1,750,000), (iv) employee benefits and perquisites available to our senior executive officers from time to time, and (v) severance in accordance with our Severance and Change in Control Plan. For additional information regarding our Severance and Change in Control Plan, please see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End — 2022

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(5)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(5)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(5)	Market Value of Shares or Units of Stock That Have Not Vested (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (4)
Thomas J. Pritzker
SARs	3/24/2022	—	145,849	$95.06	3/24/2032
SARs	3/24/2021	43,584	130,753	$80.46	3/24/2031
SARs	3/24/2020	281,530	281,533	$48.66	3/24/2030
SARs	3/20/2019	219,168	73,058	$71.67	3/20/2029
SARs	3/21/2018	212,967	—	$80.02	3/21/2028
SARs	3/22/2017	244,648	—	$52.65	3/22/2027
SARs	3/23/2016	275,103	—	$47.36	3/23/2026
SARs	3/25/2015	180,353	—	$56.27	3/25/2025
Mark S. Hoplamazian
PSUs	5/18/2022							49,968	$4,519,606
PSUs(5a)	3/24/2022					28,000	$2,532,600
SARs	3/24/2022	—	62,980	$95.06	3/24/2032
RSUs	3/24/2022					24,984	$2,259,803
PSUs	3/24/2021							98,411	$8,901,275
PSUs(5b)	3/24/2021					21,000	$1,899,450
SARs	3/24/2021	20,702	62,108	$80.46	3/24/2031
RSUs	3/24/2021					22,138	$2,002,382
RSUs	3/24/2021					16,570	$1,498,757
PSUs	12/9/2020							77,162	$6,979,303
PSUs(5c)	9/16/2020					21,000	$1,899,450
SARs	3/24/2020	133,726	133,728	$48.66	3/24/2030
RSUs	3/24/2020					24,404	$2,207,342
RSUs	3/24/2020					3,596	$325,258
PSUs(5d)	5/15/2019					14,000	$1,266,300
SARs	3/20/2019	104,103	34,704	$71.67	3/20/2029
RSUs	3/20/2019					8,285	$749,378
SARs	3/21/2018	94,652	—	$80.02	3/21/2028
SARs	3/22/2017	122,324	—	$52.65	3/22/2027
SARs	3/23/2016	103,163	—	$47.36	3/23/2026
SARs	3/23/2016	137,551	—	$47.36	3/23/2026
SARs	3/25/2015	72,674	—	$56.27	3/25/2025
SARs	2/13/2014	56,490	—	$49.39	2/13/2024

42	Hyatt Hotels Corporation | 2023 Proxy Statement

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(5)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(5)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(5)	Market Value of Shares or Units of Stock That Have Not Vested (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (4)
Joan Bottarini
PSUs	5/18/2022							9,257	$837,296
SARs	3/24/2022	—	17,501	$95.06	3/24/2032
RSUs	3/24/2022					6,942	$627,904
RSUs	3/24/2022					1,577	$142,640
PSUs	3/24/2021							15,744	$1,424,045
SARs	3/24/2021	4,968	14,906	$80.46	3/24/2031
RSUs	3/24/2021					5,313	$480,561
RSUs	3/24/2021					1,954	$176,739
PSUs	12/9/2020							10,829	$979,483
SARs	3/24/2020	27,026	27,028	$48.66	3/24/2030
RSUs	3/24/2020					4,932	$446,099
SARs	3/20/2019	18,408	6,139	$71.67	3/20/2029
RSUs	3/20/2019					1,465	$132,509
H. Charles Floyd
PSUs	5/18/2022							10,519	$951,444
SARs	3/24/2022	—	19,888	$95.06	3/24/2032
RSUs	3/24/2022					7,889	$713,560
PSUs	3/24/2021							20,717	$1,873,853
SARs	3/24/2021	6,537	19,613	$80.46	3/24/2031
RSUs	3/24/2021					6,991	$632,336
RSUs	3/24/2021					3,489	$315,580
PSUs	12/9/2020							18,106	$1,637,688
SARs	3/24/2020	45,184	45,187	$48.66	3/24/2030
RSUs	3/24/2020					8,247	$745,941
SARs	3/20/2019	32,874	10,960	$71.67	3/20/2029
RSUs	3/20/2019					2,616	$236,617
SARs	3/21/2018	31,550	—	$80.02	3/21/2028
SARs	3/22/2017	10,195	—	$52.65	3/22/2027
Mark R. Vondrasek
PSUs(3a)	12/8/2022							18,011	$1,629,095
PSUs	5/18/2022							7,363	$665,983
SARs	3/24/2022	—	13,922	$95.06	3/24/2032
RSUs	3/24/2022					5,522	$499,465
RSUs	3/24/2022					1,577	$142,640
PSUs	3/24/2021							14,501	$1,311,615
SARs	3/24/2021	—	13,729	$80.46	3/24/2031
RSUs	3/24/2021					4,893	$442,572
RSUs	3/24/2021					16,778	$1,517,570
RSUs	3/24/2021					2,094	$189,402
PSUs	12/9/2020							11,845	$1,071,380
SARs	3/24/2020	—	29,561	$48.66	3/24/2030
RSUs	3/24/2020					5,395	$487,978
SARs	3/20/2019	—	6,575	$71.67	3/20/2029
RSUs	3/20/2019					1,571	$142,097
RSUs	5/15/2019					806	$72,903

(1)

Represents outstanding SARs held by the NEOs as of December 31, 2022. The SARs vest and become exercisable based on continued service through the applicable vesting date (but may be subject to accelerated vesting upon certain qualifying terminations of employment), as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

(2)

Other than the CEO PSUs referenced in footnote (5) below, the awards in this column represents RSUs held by the NEOs as of December 31, 2022. The RSUs vest and settle upon the applicable vesting dates based on continued service unless otherwise noted (subject to accelerated vesting upon certain qualifying terminations of employment).

(3)

Represents the target value and number of PSUs granted in 2022 and 2020 and 166.7% of target value and number of PSUs granted in 2021; actual performance for the applicable performance period may result in more or less PSUs becoming earned for such award. PSUs vest based on performance and continued service through the last day of the performance period, December 31, 2024, December 31, 2023 and December 31, 2025, respectively (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company).

3(a)

Represents the target value and number of PSUs granted in December 2022; actual performance for the applicable performance period may result in less PSUs becoming earned for such award. PSUs vest based on performance and continued service through the last day of the performance period, December 31, 2025.

Hyatt Hotels Corporation | 2023 Proxy Statement	43

(4)	Based on $90.45 per share, which was the closing price of our Class A common stock on December 31, 2022.

(5)	Unless otherwise indicated, all RSU and SAR awards vest in four substantially equal, annual installments commencing on March 16th of the year following the applicable grant date.

5(a)

On March 7, 2023, the Talent and Compensation Committee determined Mr. Hoplamazian’s Tranche IV CEO PSUs goal had been achieved and therefore the Tranche IV CEO PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations of employment).

5(b)

On March 4, 2022, the Talent and Compensation Committee determined Mr. Hoplamazian’s Tranche III CEO PSUs goal had been achieved and therefore the Tranche III CEO PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations of employment).

5(c)

On March 4, 2021, the Talent and Compensation Committee determined Mr. Hoplamazian’s Tranche II CEO PSUs goal had been achieved and therefore the Tranche II CEO PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations of employment).

5(d)

On February 19, 2020, the Talent and Compensation Committee determined Mr. Hoplamazian’s Tranche I CEO PSUs goal had been achieved and therefore the Tranche I CEO PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations of employment).

Under our Amended and Restated Policy Regarding Equity Vesting and Exercise (“Retirement Policy Regarding Equity Vesting and Exercise”) and unless otherwise specified in the award agreement, RSUs and SARs under the LTIP will continue to become exercisable (if applicable) and payable following an employee’s retirement, as long as the retiree continues to comply with the policy. “Retirement” for this purpose means a voluntary termination of employment after the sum of the individual’s age and continuous service with us equals or exceeds 65, provided that they are at least age 55. Messrs. Pritzker, Hoplamazian, and Floyd are currently retirement eligible.

Option Exercises and Stock Vested

	SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting(1)
Thomas J. Pritzker	347,572	$17,001,354	—	—
Mark S. Hoplamazian	83,565	$3,925,856	41,435	$3,896,962
Joan Bottarini	—	—	7,751	$734,624
H. Charles Floyd(2)	—	—	63,716	$7,396,738
Mark R. Vondrasek	40,434	$1,060,987	10,515	$988,936

(1)	For each NEO listed above, shares of Class A common stock underlying exercised SAR awards or vested RSUs, as applicable, were delivered upon vesting.

(2)

Includes vesting of Floyd PSUs. In March 2023, the Talent and Compensation Committee determined performance of Tranche III and each of Tranches I, II, and III, in total 51,400 shares, vested due to the performance and service components being met.

Non-Qualified Deferred Compensation Table

The table below sets forth certain information as of December 31, 2022, with respect to the non-qualified deferred compensation plans in which our NEOs participate.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Thomas J. Pritzker	$462,281	$12,000	$(32,887,390)	—	$91,217,077
Mark S. Hoplamazian	$324,249	$12,000	$(1,280,550)	—	$8,694,652
Joan Bottarini	$14,330	$17,500	$(119,742)	—	$821,150
H. Charles Floyd	$197,563	$12,000	$(4,660,913)	—	$16,781,259
Mark R. Vondrasek	—	$17,500	$(13,610)	—	$67,853

(1)	Includes amounts reflected under “Salary” in the Summary Compensation Table for 2022 for Messrs. Pritzker, Hoplamazian, and Floyd.

44	Hyatt Hotels Corporation | 2023 Proxy Statement

(2)

Registrant contributions are paid in February following the plan year. Registrant contributions were paid in February 2023 and are not reflected in the Aggregate Balance at Last Fiscal Year End column.

(3)

Of the total amounts shown in each NEO’s Aggregate Balance at Last Fiscal Year End, the following amounts have been reported as “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” in the Summary Compensation Table (in 2022 and in previous years) for Mr. Pritzker: $8,543,972; Mr. Hoplamazian: $5,351,047; and Mr. Floyd: $2,097,892. For Mr. Vondrasek and Ms. Bottarini, $82,000 and $104,632, respectively, has been reported as “All Other Compensation” (in 2022 and in previous years).

Narrative to Non-Qualified Deferred Compensation Table

See description of the Deferred Compensation Plan in the section above in the CD&A section of this proxy statement titled “Employee Benefits — Retirement Programs — Deferred Compensation Plan.”

Potential Payments on Termination or Change in Control

Severance

The Severance and Change in Control Plan provides each of the Company’s NEOs with payments and benefits upon a termination of employment without “cause” (other than due to death or disability) or upon the NEO’s resignation from employment for “good reason,” (as defined in the Severance and Change in Control Plan). All severance payments and benefits under the Severance and Change in Control Plan that are payable in connection with a change in control are “double trigger,” meaning that a NEO will not receive severance benefits in connection with a change in control unless the NEO also experiences a qualifying termination of service. We do not provide “single trigger” severance payments, equity acceleration, or benefits (i.e., “walk-away rights”) to our NEOs in connection with a change in control.

In the event of a termination of employment without cause (other than due to death or disability) which occurs outside of the 3-month period preceding (for NEOs other than our Chairman or President and CEO) or the 24-month period following a change in control (for all NEOs), the NEO is entitled to the following payments and benefits:

•

if the NEO is (i) the Chairman or the President and Chief Executive Officer, cash severance equal to two times the sum of annual base salary and average annual cash bonus for the three fiscal years prior to the termination of employment (the “three-year average bonus”), or (ii) not the Chairman or the President and Chief Executive Officer, cash severance equal to one times the sum of annual base salary and three-year average bonus, subject to increase to two times the sum of annual base salary and three-year average bonus if a change in control occurs within the 3 months prior to (for NEOs other than our Chairman or President and CEO) or the 24 months following (for all NEOs) the NEO’s termination of employment, in each case, payable in equal installments over the applicable severance period; and

•

a cash amount equal to the difference between the COBRA premiums that would be applicable to the NEO and the amount the NEO would have paid as an active employee of the Company for the same coverage (the “COBRA benefit”), payable in equal installments over the applicable severance period.

In the event of a NEO’s termination of employment without cause (other than due to death or disability) or for good reason, in each case, within the 3 months prior to (for NEOs other than our Chairman or President and CEO) or the 24 months following (for all NEOs) a change in control, the NEO is entitled to the following payments and benefits:

•

cash severance equal to two times the sum of annual base salary and target annual cash bonus, generally payable in equal installments over the severance period (however, if the change in control constitutes a change in control under applicable tax regulations, such cash severance will be paid in a lump sum);

•	a cash payment equal to the NEO’s target annual cash bonus, pro-rated based on the number of days elapsed during the applicable calendar year prior to the termination of employment; and

•	the COBRA benefit, payable in equal installments over the severance period.

Receipt of severance payments and benefits under the Severance and Change in Control Plan is contingent on the NEO’s timely execution and delivery to the Company of an effective release of claims.

We do not provide for tax reimbursement payments or gross-ups to our NEOs related to changes in control.

Equity Awards

Unless otherwise set forth in an applicable award agreement, outstanding SAR and RSU awards under our LTIP will fully vest if a participant’s employment is terminated by us without cause or by the participant with good reason, in either case, within 12 months following a change in control, provided such awards are assumed by a successor in the change in control. If awards are not assumed by a successor, the Talent and Compensation Committee may in its discretion fully vest the awards upon the change in control.

Hyatt Hotels Corporation | 2023 Proxy Statement	45

In addition, upon a change in control, outstanding 2021-2023 PSUs vest, with the number of PSUs vested and earned determined based on actual performance through the most recent fiscal quarter end, subject to adjustment based on the relative TSR modifier. Outstanding 2020-2025 PSUs will vest and, if the successor in the change in control declines to assume or to provide a replacement award, outstanding 2022-2024 PSUs will vest, in each case with the number of PSUs vested and earned determined based on the greater of actual performance through the date of the change in control or threshold performance, subject to adjustment based on the relative TSR modifier. Upon a change in control, if the administrator determines measuring performance will no longer be feasible or if the successor in the change in control declines to assume or to provide a replacement award, outstanding 2023-2025 Special PSUs vest, with the number of PSUs vested and earned determined based on actual performance through the date of the change in control, provided that the threshold level of Adjusted Compensation EBITDA was achieved in the annual incentive plan for the calendar years in the performance period prior to the date of the change in control.

Outstanding SAR and RSU awards will fully vest if a participant’s employment is terminated by reason of death or disability. If a participant’s employment is terminated by reason of death or disability, outstanding 2021-2023 PSUs vest based on actual performance through the most recent fiscal quarter end pro-rated based on the number of months elapsed through the date of disability or death, and outstanding 2020-2025 PSUs as well as outstanding 2022-2024 PSUs and outstanding 2023-2025 Special PSUs will vest based on actual performance through the end of the performance period pro-rated based on the number of months elapsed through the date of disability or death. If Messrs. Thomas J. Pritzker or Hoplamazian are terminated other than for cause, provided they execute a general release of claims and do not compete with us, following termination they will continue to earn their SARs and RSUs on the vesting dates set forth in their respective award agreements.

Messrs. Thomas J. Pritzker, Hoplamazian and Floyd are retirement eligible under our Retirement Policy Regarding Equity Vesting and Exercise, and as a result, their annual RSU and SAR awards under the LTIP will continue to become exercisable and payable following retirement, subject only to forfeiture for violating the retirement policy. Additionally, their PSUs will remain outstanding and eligible to vest based on actual performance through the end of the performance period, pro-rated based on the number of months in the performance period elapsed through the date of retirement (except that pro-rating will not apply if the executive provides at least one year’s advance notice of retirement).

Mr. Hoplamazian is eligible for accelerated vesting of some or all of the “tranches” of CEO PSUs upon certain terminations of service. If his employment is terminated (i) due to death or disability, (ii) by us without cause or by him for good reason, or (iii) due to his “qualifying retirement,” then (A) with respect to each tranche of CEO PSUs relating to performance periods for which the attainment of performance goals was finally determined on or prior to the date of such termination (each, a “Completed Tranche”), all of the CEO PSUs for each such Completed Tranche for which the Performance Component was satisfied shall immediately become fully vested and (B) with respect to each tranche that is not yet a Completed Tranche, all of the CEO PSUs for such tranche shall immediately become fully vested (without regard to the satisfaction of the Performance Component).

For purposes of the CEO PSUs, “qualifying retirement” means Mr. Hoplamazian’s termination of service within 30 days after the Talent and Compensation Committee has certified that an approved succession plan has been developed, is satisfactorily implemented, and is in the Company’s best interest.

The following table summarizes the severance, the value of SARs, RSUs, PSUs (based on actual performance as of December 31, 2022), that would vest, and the value of other benefits that our NEOs would receive upon (i) retirement/voluntary termination; (ii) termination of employment by the Company without cause not in connection with a change in control; or (iii) termination of employment without cause or for good reason in connection with a change in control. The following assumptions were used in creating the table:

•	a stock price of $90.45 per share, which was the closing price of our Class A common stock on December 31, 2022; and

•	termination of employment as of December 31, 2022 (for the scenarios that include a termination of employment).

46	Hyatt Hotels Corporation | 2023 Proxy Statement

The amounts shown do not include payments of vested benefits under our tax qualified and non-qualified retirement and deferred compensation plans or the value of vested SARs, RSUs, and PSUs that vested on or prior to December 31, 2022.

Item	Name	Retirement/ Voluntary Termination	Termination of Employment by Company Without Cause	Change in Control Termination of Employment Without Cause or for Good Reason
Cash Severance	Thomas J. Pritzker		$1,239,000	$1,239,000
	Mark S. Hoplamazian		$7,469,333	$7,287,500
	Joan Bottarini		$1,532,333	$3,000,000
	H. Charles Floyd		$1,760,167	$3,462,000
	Mark R. Vondrasek		$1,488,533	$2,928,000

Annual Incentive (Year of Termination)	Thomas J. Pritzker
	Mark S. Hoplamazian	$3,756,400		$2,318,750
	Joan Bottarini			$750,000
	H. Charles Floyd	$1,402,100		$865,500
	Mark R. Vondrasek			$732,000

Equity Vesting	Thomas J. Pritzker	$14,443,516	$14,443,516	$14,443,516
	Mark S. Hoplamazian	$48,966,796	$28,566,613	$44,173,507
	Joan Bottarini			$5,866,777
	H. Charles Floyd	$9,397,146		$8,326,943
	Mark R. Vondrasek			$7,317,688

Medical Benefits	Thomas J. Pritzker		$21,503	$21,503
	Mark S. Hoplamazian		$31,915	$31,915
	Joan Bottarini		$15,958	$31,915
	H. Charles Floyd		$15,991	$31,983
	Mark R. Vondrasek		$10,709	$21,419

Total	Thomas J. Pritzker	$14,443,516	$15,704,019	$15,704,019
	Mark S. Hoplamazian	$52,723,196	$36,067,861	$53,811,672
	Joan Bottarini	$—	$1,548,291	$9,648,692
	H. Charles Floyd	$10,799,246	$1,776,158	$12,686,426
	Mark R. Vondrasek	$—	$1,499,242	$10,999,107

As described, the amounts shown in the table above under “Equity Vesting” in the “Change in Control Termination of Employment Without Cause or for Good Reason” column would be pro-rated based on the executive’s actual service period in the event of the executive’s death or disability. The Floyd PSUs are not included in the table as they fully vested on December 31, 2022 and, as such, a qualifying termination on that date would have had no impact on those awards. For Mr. Hoplamazian’s CEO PSUs, we have assumed for purposes of this disclosure that his retirement constitutes a “qualifying retirement.” For PSUs, we have assumed for purposes of this disclosure that amounts are not pro-rated assuming that each executive provided at least one year’s advance notice of their retirement (noting that pro-rating would apply if advance notice had not been provided).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mark S. Hoplamazian, our President and Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements Item 402(u) of Regulation S-K.

For 2022, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $40,395; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above in the CD&A section of this proxy statement, was $16,660,642.

Based on this information, for 2022, the annual total compensation of our CEO was approximately 412 times the median of the annual total compensation of all of our employees (other than the CEO).

Hyatt Hotels Corporation | 2023 Proxy Statement	47

Determining the Median Employee

Employee Population

We used our employee population data as of October 1, 2022 as the reference date for identifying our median employee. As of such date, approximately 90% of these individuals were located in the United States, approximately 3% of these individuals were located in the Asia Pacific (ASPAC) region, and approximately 7% were located in the Europe-Africa-Middle East/Southwest Asia (EAME/SWA) and Latin America, Caribbean, and Canada regions. Due to the acquisition of Apple Leisure Group, we did not use the same median employee as last year. For purposes of the pay ratio calculation, our employee population consists of (i) in the United States, all full and part-time employees at all owned, managed, leased, and hospitality venture locations, offices, and service centers and (ii) outside of the United States, all colleagues who serve at the leadership committee level or above at all managed locations, and all other full- and part-time employees at all owned locations, offices, and service centers. Seasonal and temporary employees employed as of that date were also included in that sample.

Methodology for Determining Our Median Employee

In 2022, to identify the median employee from our employee population in the (i) United States (owned, managed, leased and hospitality venture locations, offices, and service centers) and (ii) owned locations, offices and service centers outside the United States, we used gross earnings as reflected in local payroll records. For other locations outside the United States for the employees who serve at the leadership committee level or above, we grouped employees as above or below median based on their location and historical ranking. In identifying the median employee, we annualized the compensation of all full-time permanent employees who were new-hires in 2022. We did not make any cost-of-living adjustments.

Earnings of our employees outside the U.S. were converted to U.S. dollars using the applicable average October 2022 exchange rates.

Compensation Measure and Annual Total Compensation of Median Employee

With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included above in the CD&A section of this proxy statement.

48	Hyatt Hotels Corporation | 2023 Proxy Statement

Pay Versus Performance

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2022, 2021, and 2020, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income ($)	Adjusted Compensation EBITDA(4)

2022	$16,660,642	$16,629,914	$5,991,767	$5,913,035	$101.06	$103.07	$475,563,365	$1,132,458,790

2021	$24,070,053	$36,906,218	$7,066,577	$9,715,546	$107.15	$124.59	$(222,000,000)	$277,100,000

2020	$13,006,023	$13,560,554	$3,604,660	$5,918,773	$82.96	$94.71	$(703,000,000)	$(177,000,000)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining
NEOs for the relevant fiscal year, as determined under SEC rules, which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2022	Mark S. Hoplamazian	Thomas J. Pritzker, Joan Bottarini, H. Charles Floyd, and Mark R. Vondrasek

2021	Mark S. Hoplamazian	Joan Bottarini, Alejandro Reynal, H. Charles Floyd, and Mark R. Vondrasek

2020	Mark S. Hoplamazian	Thomas J. Pritzker, Joan Bottarini, H. Charles Floyd, and Mark R. Vondrasek

(2)	Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table (“ SCT ”) for the applicable fiscal year, as adjusted as follows:

	2022		2021		2020
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs

Total Compensation in the SCT	$16,660,642	$5,991,767	$24,070,053	$7,066,577	$13,006,023	$3,604,660

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT	$(11,500,017)	$(4,265,050)	$(19,231,239)	$(4,968,451)	$(12,645,329)	$(3,098,122)

Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year End	$12,322,067	$3,477,096	$16,216,375	$5,258,560	$21,493,672	$8,486,559

Increase for Fair Value of Awards Granted During Year that Vest During Year	$0	$813,598	$3,531,518	$401,365	$0	$0

Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(809,052)	$(93,719)	$9,847,517	$1,583,012	$(2,025,189)	$(659,593)

Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(43,726)	$(10,657)	$2,471,994	$374,483	$(6,286,493)	$(2,421,752)

Increase based on Dividends or Other Earnings Paid during Year prior to Vesting Date	$0	$0	$0	$0	$17,870	$7,021

Total Adjustments	$(30,728)	$(78,732)	$12,836,165	$2,648,969	$554,531	$2,314,113

Total Compensation Actually Paid	$16,629,914	$5,913,035	$36,906,218	$9,715,546	$13,560,554	$5,918,773

(3)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR” ) of the Russell 1000 Hotel/Motel Index.

(4)
Adjusted Compensation EBITDA is a
non-GAAP
measure. “Adjusted Compensation EBITDA” means our Adjusted EBITDA as described in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and

Hyatt Hotels Corporation | 2023 Proxy Statement	49

Amortization,” of our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022, plus “Net Financed Contracts” which represent Unlimited Vacation Club contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments over an average term of less than 4 years, plus “Net Deferrals” represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts, plus $70M in variable compensation expense included in Adjusted EBITDA.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below illustrate the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted Compensation EBITDA, in each case, for the fiscal years ended December 31, 2022, 2021, and 2020.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were
reinvested.

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important performance measures used to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

•	Adjusted Compensation EBITDA;

•	Fee Based Earnings;

•	TSR; and

•	Net Rooms Growth
For additional details regarding certain of our most important performance measures, please see the sections titled “Annual Incentive” and “Long-Term Incentive — Annual Long-Term Incentive Grants — PSUs” in the CD&A section of this proxy statement, as applicable.

50	Hyatt Hotels Corporation | 2023 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 — Ratification of Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. D&T also served as Hyatt’s independent registered accounting firm for fiscal year 2022, and the services provided to us by D&T in fiscal year 2022 are described under “Independent Registered Public Accounting Firm’s Fees” below. Representatives of D&T will be present virtually at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of D&T as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of D&T to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the stockholder vote regarding D&T’s appointment into consideration in future deliberations. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Hyatt and our stockholders. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023 will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Hyatt Hotels Corporation for the fiscal year ended December 31, 2023.

Independent Registered Public Accounting Firm’s Fees

In addition to retaining D&T to audit the Company’s consolidated financial statements, the Audit Committee retained D&T to provide various other services in fiscal years 2022 and 2021. The following table presents fees for professional services rendered by D&T for fiscal years 2022 and 2021. The Audit Committee approved all of the fees presented in the table below.

Type of Fees (in millions)	FY 2022	FY 2021
Audit Fees(1)	$7,934,059	$6,546,134
Audit-Related Fees(2)	$611,800	$789,575
Tax Fees(3)	$2,636,014	$2,168,817
All Other Fees(4)	$965,275	$285,033

Total	$12,147,148	$9,789,559

The following are footnotes to the above table, in accordance with SEC definitions:

(1)

Audit fees represent D&T fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2022 and December 31, 2021 filed with the SEC, review of quarterly financial statements, accounting consultation and other attest services that are typically performed by the independent public accountant, and services that are provided by D&T in connection with statutory and regulatory filings.

(2)

Audit-related fees consist principally of fees for assurance and services that are related to the performance of audits required under agreements with our hotels owners and which are not reported under “Audit Fees.”

(3)	Tax fees are fees for tax compliance, tax advice and tax planning.

(4)	All other fees are fees billed by D&T to Hyatt for any services not included in the first three categories. The 2022 and 2021 fees were for permitted advisory services.

Hyatt Hotels Corporation | 2023 Proxy Statement	51

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy requiring that all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the Audit Committee. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chair to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the Audit Committee Chair must report to the full Audit Committee on any pre-approval determinations). All services provided to us by D&T for fiscal years 2022 and 2021 were pre-approved by the Audit Committee. D&T may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. In addition, before the Audit Committee will consider granting its approval, the Company’s management must have determined that such specific non-prohibited non-audit services can be best performed by D&T based on its in-depth knowledge of our business, processes and policies. The Audit Committee, as part of its approval process, considers the potential impact of any proposed work on the auditors’ independence.

The Audit Committee has adopted a policy that prohibits our independent auditors from providing:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation services;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources services;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board (the “PCAOB”) or the SEC determines, by regulation, is impermissible.

52	Hyatt Hotels Corporation | 2023 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Corporate Governance — Committees of the Board of Directors — Audit Committee,” the Audit Committee has done the following things:

•

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, reviewed and discussed with management and D&T the Company’s audited consolidated financial statements.

•

Discussed with D&T the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), Auditing Standard 3101 related to the requirement for auditors to communicate critical audit matters in auditor reports, and any other matters required to be communicated to the Audit Committee by D&T under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•

Evaluated D&T’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding D&T’s communications with the Audit Committee concerning independence and discussions with D&T regarding its independence.

Based on the reviews and discussions with management and D&T cited above, including the review of D&T’s disclosures and letter to the Audit Committee and review of the representations of management and the reports of D&T, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

Audit Committee of the Board of Directors

Cary D. McMillan, Chair

Paul D. Ballew

Michael A. Rocca

Dion Camp Sanders

Richard C. Tuttle

James H. Wooten, Jr.

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Hyatt filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Hyatt Hotels Corporation | 2023 Proxy Statement	53

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 3 — Advisory Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, the Company requests stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this proxy statement).

As described under “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to promote long-term brand value for the Company, a goal which we believe, in turn, is central to the creation of long-term economic value for our stockholders. Our compensation program is designed to attract, recruit, develop, engage, and retain the talent needed to achieve long-term brand value and to appropriately motivate our executive officers. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in the compensation tables and related narrative set forth in this proxy statement are strongly aligned with the long-term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, our Talent and Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board of Directors strongly endorses the Company’s executive compensation program and unanimously recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As discussed in Proposal No. 4 below, the Board of Directors is recommending that stockholders vote for “EVERY YEAR” as the frequency of our future say-on-pay votes. Unless the Board of Directors modifies its determination on the frequency of future “say-on-pay” advisory votes, the next say-on-pay vote will be held at the Annual Meeting of Stockholders in 2024.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 3 to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

54	Hyatt Hotels Corporation | 2023 Proxy Statement

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 4 — Frequency of Advisory Vote on Executive Compensation

As required pursuant to Section 14A of the Exchange Act, the Company requests that the stockholders vote, on an advisory basis, to hold a stockholder advisory vote to approve named executive officer compensation every year. Stockholders are afforded the opportunity to indicate whether they would prefer an advisory vote to approve named executive officer compensation every year, every two years, or every three years or stockholders may abstain from voting on the proposal.

Our Board of Directors believes that holding an advisory vote to approve named executive officer compensation every year provides our Board of Directors with direct and timely feedback from stockholders on our named executive officer compensation policies and procedures.

As an advisory vote, this proposal is not binding upon the Company. However, our Board of Directors values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote. A non-binding advisory vote on frequency similar to this will occur at least once every six years.

The option of one year, two years, or three years that receives the affirmative vote of a majority of voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be the frequency selected by stockholders. In the event that no option receives such a majority, we will consider the option that receives the most votes to be the option selected by stockholders of the Company.

The Board of Directors unanimously recommends that, with regard to Proposal No. 4, stockholders vote, on an advisory basis, to hold an advisory vote to approve named executive officer compensation EVERY YEAR.

Hyatt Hotels Corporation | 2023 Proxy Statement	55

RATIFICATION PROPOSAL

Proposal 5 — Ratification of the Prior Adoption and Approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan

The Company requests that the stockholders vote to ratify, pursuant to Section 204 of the DGCL, the adoption and approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “2020 LTIP”) and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan (the “2020 ESPP”). On March 25, 2020, the Board of Directors approved the 2020 LTIP and 2020 ESPP subject in each case to stockholder approval at Hyatt’s 2020 Annual Meeting of Stockholders. The 2020 LTIP and 2020 ESPP were previously submitted for approval by Hyatt’s stockholders at the 2020 Annual Meeting of Stockholders held on May 20, 2020 (“2020 Annual Meeting”), and at such 2020 Annual Meeting Hyatt determined that these proposals received the requisite number of votes for approval. Following such 2020 Annual Meeting, on December 22, 2022, a complaint was filed in the Court of Chancery of the State of Delaware against Hyatt and certain current and former members of the Board of Directors and executive officers of Hyatt, in an action captioned Steven Silverberg v. Hyatt Hotels Corporation et. al., C.A. No. 2022-1191-VCL (Del. Ch.) (the “Delaware Action”), in which it was alleged, among other things, that the record date for the 2020 Annual Meeting, which was the close of business on March 20, 2020, violated Section 213(a) of the DGCL because it was 61 days before the date of the 2020 Annual Meeting. The plaintiff has made similar allegations in the Delaware Action regarding Hyatt’s 2021 Annual Meeting of Stockholders and 2022 Annual Meeting of Stockholders. In connection with entering into a settlement agreement with the plaintiff in the Delaware Action, we have agreed that it would be advisable and in the best interests of Hyatt and its stockholders to submit the adoption and approval of the 2020 LTIP and 2020 ESPP to Hyatt’s stockholders for ratification pursuant to Section 204 of the DGCL. Accordingly, the approval of the ratification of the 2020 LTIP and 2020 ESPP is being submitted to Hyatt’s stockholders for consideration at the Annual Meeting.

Under Section 204 of the DGCL, a statutory process exists by which a Delaware corporation can ratify defective corporate acts, retroactive to the date the act was originally taken, if the procedures of Section 204 of the DGCL are followed. A defective corporate act is any act or transaction that would have been within the power of the corporation at the time taken, but which is void or voidable due to a failure of authorization. No defective corporate act will be deemed void or voidable solely as a result of failure of authorization if ratified in accordance with Section 204 of the DGCL. On March 22, 2023, the Board of Directors declared the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP advisable and in the best interests of Hyatt and its stockholders, approved the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP, and recommended that the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP be submitted to the holders of Hyatt’s outstanding shares of valid stock at the Annual Meeting pursuant to Section 204 of the DGCL, and the Board of Directors recommended that the holders of Hyatt’s valid stock approve the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP. The resolutions approved by the Board of Directors on March 22, 2023 with respect to the ratification of the 2020 LTIP and the 2020 ESPP pursuant to Section 204 of the DGCL are attached hereto as Exhibit A and expressly incorporated herein by reference. The ratification of the 2020 LTIP and 2020 ESPP would cure any potential defects relating to the issuance of the shares issued under the 2020 LTIP and 2020 ESPP that may otherwise constitute shares of putative stock as set forth in Exhibit A.

The 2020 LTIP and the 2020 ESPP are available as Appendix A and Appendix B, respectively, to Hyatt’s definitive proxy statement for the 2020 Annual Meeting, filed with the SEC on April 6, 2020.

The ratification of the prior adoption and approval of the 2020 LTIP and the 2020 ESPP will become effective at the time this Proposal No. 5 is approved by stockholders. At that effective time, the prior adoption and approval of the 2020 LTIP and the 2020 ESPP shall no longer be void or voidable, and the effect of the ratification shall be retroactive to May 20, 2020, which was the date of the 2020 Annual Meeting at which the 2020 LTIP and the 2020 ESPP were approved. The ratification of the 2020 LTIP would cure any defects relating to the issuance of the shares issued under the 2020 LTIP that may otherwise constitute shares of putative stock as set forth in Exhibit A.

Because certain of our directors and executive officers may be eligible to receive awards under the 2020 LTIP and certain of our executive officers may be eligible to participate in the 2020 ESPP, such directors and executive officers may be considered to have an interest in this Proposal No. 5.

56	Hyatt Hotels Corporation | 2023 Proxy Statement

Ratification of the prior adoption and approval of the 2020 LTIP and 2020 ESPP will require the affirmative vote of a majority of the voting power of the shares of the Company’s valid stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Ratification of the Prior Adoption and Approval of the 2020 LTIP

As further described in the definitive proxy statement for the 2020 Annual Meeting, the Board of Directors believes that equity compensation is a key component of Hyatt’s total rewards program and is the mechanism pursuant to which Hyatt provides long-term incentives to its employees. The Board of Directors believes that equity incentives are critical to attracting and retaining the most talented employees. The 2020 LTIP increases the number of shares available under the 2020 LTIP for awards and implements “fungible” share counting to maximize the efficiency of awards under the 2020 LTIP in order to allow us to continue providing equity compensation to employees and members of our Board of Directors as a competitive compensation practice and to align the interests of our employees and board members with our stockholders. In addition, the 2020 LTIP clarifies certain existing provisions and makes certain updates to reflect current best practices and applicable law.

A summary of the 2020 LTIP appears below. This summary is qualified in its entirety by the text of the 2020 LTIP, which is included as Appendix A to Hyatt’s definitive proxy statement for the 2020 Annual Meeting. The following is an overview of the key changes and clarifications to the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended (the “Prior LTIP”) contained in the 2020 LTIP:

•

Increase the 2020 LTIP’s share limit by 8,000,000 shares and establish a fungible share counting mechanism to more accurately reflect the cost of awards issued under the 2020 LTIP and debit the share reserve accordingly;

•

Remove provisions intended to enable awards to qualify as “performance-based compensation” under Section 162(m) of the Code due to changes in law pursuant to the Tax Cuts and Jobs Act of 2017 eliminating this concept;

•	Limit the value of compensation paid (including compensation paid in the form of awards under the 2020 LTIP) to non-employee directors in any calendar year to $750,000;

•	Permit tax withholding up to the maximum statutory rate under the 2020 LTIP to provide better flexibility for employees to satisfy applicable tax obligations;

•	Extend the term of the 2020 LTIP by 10 years until the 10th anniversary of the date on which the 2020 LTIP is approved by our stockholders;

•	Limit payment of dividend equivalents until vesting of the underlying award with respect to all awards (broadening the prior limitation applicable to performance-vesting awards); and

•

Add clarifying changes to emphasize each of the following existing provisions: (i) liberal share recycling is not permitted (specifically, shares withheld to satisfy exercise price and tax withholding obligations will not be added back to the pool of shares available for grant), (ii) reload stock option grants are not permitted, and (iii) awards are subject to our stock ownership guidelines and anti-hedging/pledging policies.

As of March 25, 2020, the Prior LTIP had approximately 847,100 shares available for future awards. Absent the share increase contemplated by the 2020 LTIP, we estimated at the time of the 2020 Annual Meeting that we would have had enough shares remaining under the Prior LTIP to continue making awards for less than one year from the date of the 2020 Annual Meeting based on our historical usage and expected practices at such time. We estimated at the time of the 2020 Annual Meeting that by increasing our share reserve and establishing a fungible share counting mechanic (as discussed in more detail below), we would be able to continue to use equity awards to attract, retain, and motivate employees for approximately the next four to five years from the date of the 2020 Annual Meeting.

Summary of the 2020 LTIP

A summary of the principal provisions of the 2020 LTIP is set forth below. The summary is qualified by reference to the full text of the 2020 LTIP, which is attached as Appendix A to definitive proxy statement for the 2020 Annual Meeting, filed with the SEC on April 6, 2020.

The 2020 LTIP was approved by our Board of Directors on the recommendation of our Talent and Compensation Committee on March 25, 2020, subject to and effective upon approval by our stockholders. The 2020 LTIP provides for the grant of options (both nonqualified and incentive stock options), SARs, restricted stock, RSUs, performance awards, dividend equivalents, stock payments and deferred stock (collectively, “Awards”).

Share Limit; Award Limits

Under the 2020 LTIP, the Company may issue up to a total of 8,847,100 shares in respect of awards (including incentive stock options (“ISOs”)) (representing 847,100 shares that remain available for issuance under the Prior LTIP

Hyatt Hotels Corporation | 2023 Proxy Statement	57

plus the increase from the Prior LTIP’s share limit of 8,000,000 shares). As noted above, the 2020 LTIP includes a fungible share counting mechanic pursuant to which full value awards count against a fungible unit limit of two fungible units per share subject to the award, while non-full value awards count against the fungible unit limit as one fungible unit per share subject to the award. Accordingly, if all new awards were to be issued as full value awards, the shares that remain available under the increased share limit would be exhausted after issuance of awards covering only 4,423,550 actual shares (i.e., the point at which the fungible unit limit is reached by these new awards due to the fact that full value awards debit the fungible unit limit at a higher rate). By contrast, if all new awards were issued as non-full value awards, the fungible unit limit would be reached by such awards at the same time as the specified share limit was reached by the shares underlying such awards, meaning that all shares subject to the share limit could be used for new awards.

The 2020 LTIP also contains specific limits on the level of awards that may be issued to certain participants, as follows:

•	no more than 1,000,000 shares of our Class A common stock may be granted in any calendar year to any one employee;

•	no employee may receive cash-based Awards with a value exceeding $5,000,000 in any one calendar year; and

•	no non-employee director may receive compensation for any calendar year in excess of $750,000.

The shares of our Class A common stock available under the 2020 LTIP may be either previously authorized and unissued shares or treasury shares. The 2020 LTIP provides for appropriate adjustments in the number and kind of shares subject to the 2020 LTIP and to outstanding Awards thereunder in the event of a corporate event or transaction, including any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares or the share price of our stock.

If any shares subject to an Award under the 2020 LTIP terminate, expire, are settled in cash in lieu of shares or lapse for any reason without the delivery of shares, then the shares subject to such Award under the 2020 LTIP shall be available again for grant under the plan and shall be added back to the fungible unit limit in the same manner as such Award was (or would have been if granted after the effective date of the 2020 LTIP) debited from the fungible unit limit upon grant. In addition, shares repurchased by the Company at the same price paid by the participant so that such shares are returned to the Company will be available for future grants under the 2020 LTIP. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards or an entity acquired by the Company or any of its subsidiaries will not be counted against the shares available for grant under the 2020 LTIP. Shares tendered or withheld to satisfy the exercise price of an option granted under the 2020 Plan and any shares tendered or withheld to satisfy any tax withholding obligation with respect to Awards granted under the 2020 Plan will not again be available for grant under the 2020 LTIP.

On March 25, 2020, the closing price of a share of our Class A common stock on the NYSE was $51.86 and as of March 24, 2023, the closing price of a share of our Class A common stock on the NYSE was $103.60.

Administration

The 2020 LTIP is generally administered by our Talent and Compensation Committee or any subcommittee thereof; provided that a subcommittee of our Board of Directors may also function as the Talent and Compensation Committee (the “Administrator”). The Administrator is authorized to determine the individuals who will receive Awards (the “participants”), the terms and conditions of such Awards, the types of Awards to be granted, the number of shares to be subject to each Award, the price of the Awards granted, any performance criteria, any reload provisions, payment terms, payment method, and the expiration date applicable to each Award. The Administrator is also authorized to establish, adopt or revise rules relating to the administration of the 2020 LTIP. The Administrator may delegate its authority to grant or amend Awards or take other administrative actions with respect to participants other than senior executive officers subject to Section 16 of the Exchange Act or the officers to whom the authority to grant or amend Awards has been delegated.

Amendment and Termination

The Administrator or the Board of Directors may terminate, amend, suspend or modify the 2020 LTIP at any time; provided, however, that stockholder approval will be required for any amendment to increase the number of shares available under the 2020 LTIP or to decrease the exercise price or any outstanding option or SAR granted under the 2020 LTIP. In no event may an Award be granted or awarded during any period of suspension or termination of the 2020 LTIP. The 2020 LTIP will expire and no further Awards may be granted after May 20, 2030, the tenth anniversary of its approval by our stockholders (assuming ratification pursuant to this Proposal No. 5, which ratification will be retroactive to the date the act was originally taken (May 20, 2020)).

58	Hyatt Hotels Corporation | 2023 Proxy Statement

Eligibility

Awards under the 2020 LTIP may be granted to individuals who are our employees, consultants or our non-employee directors. However, options which are intended to qualify as ISOs may only be granted to employees.

Awards

The following briefly describes the principal features of the various Awards that may be granted under the 2020 LTIP.

Options – Options provide for the right to purchase our Class A common stock at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date. The option exercise price may be paid in:

•	cash;

•	check;

•

shares of our Class A common stock (including shares issuable pursuant to the exercise of an Award or shares which have been held by the participant for such period required by the Administrator to avoid any adverse accounting consequences);

•	broker assisted cash-less exercise; or

•	such other property acceptable to the Administrator.

Options may take two forms, non-statutory options (“NSOs”) and ISOs. NSOs may be granted for any term specified by the Administrator, but shall not exceed ten years. ISOs will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

•

have an exercise price not less than the fair market value of our Class A common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% stockholders”), then such exercise price may not be less than 110% of the fair market value of our Class A common stock on the date of grant;

•	be granted only to our employees;

•	expire within a specified time following the option holder’s termination of employment;

•	be exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant; and

•	not be exercisable for the first time for shares of our Class A common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

No ISO may be granted under the 2020 LTIP after ten years from the date the 2020 LTIP is approved by our stockholders.

Restricted Stock – A restricted stock award is the grant of shares of our Class A common stock that is nontransferable and, unless otherwise determined by the Administrator at the time of award, may be forfeited upon termination of employment or service during a restricted period. Participants will have all rights as stockholders, including the right to vote the shares of restricted stock and receive dividends on such shares, unless otherwise provided by the Administrator, in its sole discretion. Restricted stock granted to employees will vest according to the terms of each individual Award agreement, as determined by the Administrator and set forth in the applicable Award agreement.

Stock Appreciation Rights – SARs provide for the payment to the holder based upon increases in the price of our Class A common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. The term and conditions of each SAR, including the period during which a vested SAR may be exercised, is set by the Administrator in the applicable Award agreement. Payment for SARs will be made in shares of our Class A common stock unless, due to the occurrence of unusual events, the Administrator determines that such payment should be made in cash.

Restricted Stock Units – Restricted stock units represent the right to receive shares of our Class A common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the Award agreement we shall deliver to the holder of the restricted stock unit, unrestricted shares of our Class A common stock which will be freely transferable. The Administrator will specify the vesting requirements, and other terms and conditions of such restricted stock units, in the applicable Award agreement.

Hyatt Hotels Corporation | 2023 Proxy Statement	59

Dividend Equivalents – Dividend equivalents represent the value of the dividends per share of our Class A common stock we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. These may be paid in cash or stock. Dividend Equivalents paid in cash do not count against the share and award limits under the 2020 LTIP. Payments in respect of dividend equivalents linked to another Award will only be paid to a participant if and at such time as the underlying Award vests.

Performance Awards – Performance awards are denominated in cash, shares of our Class A common stock, or both, and are linked to the satisfaction of performance criteria established by the Administrator, as set forth in the applicable Award agreement. Performance criteria on which the awards will be based may include, but are not limited to, the following: earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization), economic value-added (as determined by the Talent and Compensation Committee), sales or revenue, net income (either before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on invested capital, return on assets, return on stockholders’ equity, stockholder return, return on sales, gross or net profit, costs, funds from operations, expenses, productivity, operating margin, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of common stock, market share, chain results, gross operating profit, capital development, implementation or completion of critical projects, branding, organizational or succession planning, management or licensing fee growth, guest satisfaction top box scores, Net Promoter Score, net rooms growth, RevPAR (revenue per available room), management fees, and growth in hotels, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Stock Payments – Payments to participants of bonuses or other compensation under the 2020 LTIP may be made in the form of our Class A common stock.

Deferred Stock – Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold, or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the underlying Class A common stock is delivered.

Change in Control

In connection with a change in control, all outstanding Awards will be assumed or an equivalent award substituted by the successor corporation. If an Award is assumed or substituted for an equivalent Award and a participant’s service is terminated upon or within 12 months following the change in control, then such participant will become fully vested in such assumed or substituted Award. In the event the outstanding Awards are not assumed or substituted, then the Administrator may cause all such Awards to become fully exercisable immediately prior to the change in control and all forfeiture restrictions on such Awards to lapse.

Adjustments upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other similar changes affecting the shares or share price of Company stock, the Administrator shall make equitable adjustments to reflect changes with respect to (i) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria), (ii) the number and kind of shares of Class A common stock (or other securities or property) subject to an Award, (iii) the aggregate number and kind of shares that may be issued under the 2020 LTIP (including the maximum number of shares of Class A common stock and the limits on the amount of awards to employees and non-employee directors), and (iv) the grant or exercise price per share for any outstanding Awards.

In addition, upon such events the Administrator may provide for (i) the termination of any Awards in exchange for cash equal to the amount the participant would otherwise be entitled to receive if he or she had exercised the Award, (ii) the full vesting, exercisability or payment of any Award, (iii) the assumption of such Award by any successor, (iv) the replacement of such Award with other rights or property, (v) the adjustment of the number and type of shares and/or the terms and conditions of the Awards which may be granted in the future, or (vi) the result that Awards cannot vest, be exercised or become payable after such event.

Awards Not Transferable

Generally the Awards may not be sold, pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, as defined in the Code. The Administrator may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members.

60	Hyatt Hotels Corporation | 2023 Proxy Statement

Prohibition on Repricing

The 2020 LTIP prohibits the Administrator from repricing options and SARs without the approval of stockholders, including a repricing accomplished through the cancellation of an option or SAR in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the Class A common stock subject to such option or SAR.

Clawback

The 2020 LTIP allows the Administrator to subject Awards under the 2020 LTIP to rights of forfeiture and recovery in the event that the participant has a termination of service prior to a specified date or within a specified period following receipt or exercise of an Award, competes with the Company or acts in a manner inimical, contrary or harmful to the interests of the Company, or is otherwise terminated for cause. In addition, all Awards (including any proceeds, gains or other economic benefit actually or constructively received) are subject to the provisions of any clawback policy implemented by the Company, including the Company’s compensation recovery policy.

Miscellaneous

As a condition to the issuance or delivery of shares of Class A common stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company has the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the Administrator to disapprove of such use.

U.S. Federal Income Tax Consequences

The tax consequences of the 2020 LTIP under current U.S. federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the 2020 LTIP for U.S. taxpayers, and is intended for general information only. State, local or foreign taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options – For U.S. federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the 2020 LTIP. The optionee will recognize ordinary income, and the Company will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options – An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an item of tax preference to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights – No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock – A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless an election is made by the

Hyatt Hotels Corporation | 2023 Proxy Statement	61

participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount.

Restricted Stock Unit – A participant will generally not recognize taxable income upon the grant of a restricted stock unit. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Deferred Stock – A participant will generally not recognize taxable income upon the grant of deferred stock. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Stock Payments – A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Plan and generally the Company will be entitled to a corresponding deduction.

Performance Awards – A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Code Section 409A – Certain Awards under the 2020 LTIP, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such Awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

New Plan Benefits

Except with respect to equity awards that may be granted to our non-employee directors pursuant to our non-employee director compensation program described above under “Compensation of Non-Employee Directors,” including the equity awards that will be awarded to each non-employee director serving on our Board of Directors on the date of our Annual Meeting, the number of Awards that our named executive officers, directors, other executive officers and other employees may receive under the 2020 LTIP is in the discretion of the Administrator. Therefore, it is not possible to determine the future benefits that will be received by these participants under the 2020 LTIP.

In accordance with applicable disclosure rules, the following table sets forth the benefits that would have been received by or allocated (and were in fact received by or allocated) to the following individuals and groups under the 2020 LTIP during the fiscal year ended December 31, 2022 (subject to ratification pursuant to Proposal No. 5).

Name and Position	Number of SARs	Number of RSUs(1)(4)	Number of PSUs(2)(4)	Number of Common Shares(3)(4)

Thomas J. Pritzker, Executive Chairman of the Board	145,849	—	—	—

Mark S. Hoplamazian, President and Chief Executive Officer	62,980	24,984	77,968	—

Joan Bottarini, Executive Vice President, Chief Financial Officer	17,501	8,519	9,257	—

H. Charles Floyd, Executive Vice President, Global President of Operations	19,888	7,889	46,499	—

Mark R. Vondrasek, Executive Vice President, Chief Commercial Officer	13,922	7,099	25,374	—

Executive Group	300,418	67,827	180,254	—

Non-Executive Director Group	—	11,259	—	9,850

Non-Executive Officer Employee Group	34,034	371,033	44,410	—

(1)	Includes restricted stock units with performance requirements.

(2)	Reflects target PSUs granted.

(3)	Represents common shares issued to directors that have elected to receive such shares in lieu of cash retainer(s).

(4)	Does not reflect the fungible share counting system effective as part of the 2020 LTIP.

62	Hyatt Hotels Corporation | 2023 Proxy Statement

Plan Benefits

The following table shows the number of shares of our Class A common stock subject to equity awards under the 2020 LTIP since its inception through March 24, 2023 for certain individuals (subject to ratification pursuant to Proposal No. 5):

Name and Position	Number of SARs	Number of RSUs(1)(4)	Number of PSUs(2)(4)	Number of Performance Restricted Shares(2)(4)	Number of Common Shares(3)(4)

Thomas J. Pritzker, Executive Chairman of the Board	2,947,445	—	—	—	—

Mark S. Hoplamazian, President and Chief Executive Officer	2,000,525	562,281	503,087	40,324	—

Joan Bottarini, Executive Vice President, Chief Financial Officer	130,809	67,039	36,345	—	—

H. Charles Floyd, Executive Vice President, Global President of Operations	764,130	362,401	140,837	17,025	—

Mark R. Vondrasek, Executive Vice President, Chief Commercial Officer	167,532	87,401	56,368	—	—

All current executive officers as a group	6,529,731	1,286,636	834,610	57,349	—

All current non-executive directors as a group	—	6,107	—	—	43,028

Nominees for election as directors	—	132,633	—	N/A	99,086

Associates of any such directors, executive officers or nominees	N/A	N/A	N/A	N/A	N/A

Each other person who received or is to receive 5% of such options, warrant or rights	N/A	N/A	N/A	N/A	N/A

Employees other than executive officers as a group	3,747,359	5,901,597	126,240	43,625	—

(1)	Includes restricted stock units with performance requirements.

(2)	With respect to completed performance periods, reflects shares earned. With respect to ongoing performance periods, reflects target PSUs granted.

(3)	Represents common shares issued to directors that have elected to receive such shares in lieu of cash retainer(s).

(4)	Does not reflect the fungible share counting system effective as part of the 2020 LTIP.

Equity Compensation Plan Information

For information regarding awards made under the 2020 LTIP outstanding as of December 31, 2022, see “Stock Ownership Information — Equity Compensation Plan Information.”

Ratification of the Prior Adoption and Approval of the 2020 ESPP

We originally adopted the Hyatt Hotels Corporation Employee Stock Purchase Plan (the “Original ESPP”), effective July 1, 2010, for the purpose of providing employees of the Company and its designated subsidiaries with the opportunity to purchase shares of our Class A common stock through accumulated payroll deductions. The Original ESPP was subsequently amended and restated effective December 14, 2017 in the form of the Amended and Restated Employee Stock Purchase Plan (the “Prior ESPP”).

At the 2020 Annual Meeting, we requested that our stockholders vote in favor of approving the Second Amended and Restated Hyatt Hotels Employee Stock Purchase Plan to increase the number of shares available for issuance under the 2020 ESPP and to provide flexibility for the Talent and Compensation Committee to set the option price per share of Class A common stock under the 2020 ESPP at or above 85% of the lesser of the fair market value of a share of Class A common stock on the date of exercise and the date of grant for the offering period. The 2020 ESPP was approved by our Board of Directors on March 25, 2020, subject to and effective upon stockholder approval. If the stockholders do not approve the ratification of the 2020 ESPP, then the 2020 ESPP will not become effective, and the Prior ESPP will continue in effect until July 1, 2020 with the current share limit set forth in the Prior ESPP. Because certain of our executive officers may be eligible to participate in the 2020 ESPP, such executive officers may be considered to have an interest in this proposal.

A summary of the 2020 ESPP appears below. This summary is qualified in its entirety by the text of the 2020 ESPP, which is included as Appendix B to Hyatt’s definitive proxy statement for the 2020 Annual Meeting, filed with the SEC on April 6, 2020. The following is an overview of the key changes to the Prior ESPP contained in the 2020 ESPP:

•	Increase the 2020 ESPP’s share limit by 650,000 shares to a total of 989,498 shares of Class A common stock available for issuance under the 2020 ESPP;

•

Provide flexibility for the Talent and Compensation Committee to set the option price per share of Class A common stock under the 2020 ESPP at or above 85% of the lesser of the fair market value of a share of Class A common stock on the date of exercise and the date of grant for the offering period;

Hyatt Hotels Corporation | 2023 Proxy Statement	63

•

Extend the term of the 2020 ESPP by 10 years until the 10th anniversary of the date on which the 2020 ESPP is approved by our stockholders (which will be May 20, 2020 if Proposal No. 5 is approved); and

•	Provide flexibility for purposes of administration of the 2020 ESPP with respect to participants in non-U.S. jurisdictions (if any).

We believe that maintaining an employee stock purchase plan enhances employees’ sense of participation in our performance, aligns their interests with those of our stockholders, and provides a significant retention incentive that ultimately benefits our stockholders. As of March 25, 2020, the Prior ESPP had 339,498 shares available for future issuance Absent the amendments contemplated by the 2020 ESPP, the Prior ESPP would have terminated effective July 1, 2020 (and, if the Prior ESPP were not set to expire on July 1, 2020 absent the amendments contemplated by the 2020 ESPP, we estimate that we would have had enough shares remaining under the Prior ESPP to continue making awards for approximately four years from May 20, 2020), based on our historical usage and expected practices at the time. We estimated at the time of the 2020 Annual Meeting that by increasing our share reserve, we would be able to continue to provide our employees with the opportunity to purchase shares of our Class A common stock under the 2020 ESPP for approximately the next ten years, assuming employee participation in the 2020 ESPP is consistent with historical levels, and noting that future circumstances may require us to make changes to our expected practices.

Significant Historical Award Information

The number of shares of Class A common stock that were eligible for issuance and sale under the Prior ESPP as of March 25, 2020 was 339,498.

Employees eligible to participate in the Prior ESPP generally include employees who have been employed by us or one of our designated subsidiaries for at least one year. Employees who own (or are deemed to own through attribution) 5% or more of the combined voting power or value of all classes of our stock or the stock of one of our subsidiaries are not allowed to participate in the Prior ESPP. As of March 2020 and March 2023, the number of employees eligible to participate in the Prior ESPP was approximately 38,000 and 32,000, respectively. During the most recent offering period, which ended (i) December 31, 2019 (in the case of the original proposal), 1,847 employees purchased shares under the Prior ESPP, and (ii) December 31, 2022 (in the case of this Proposal No. 5), 1,327 employees purchased shares under the Prior ESPP.

Summary of the 2020 ESPP

A summary of the principal provisions of the 2020 ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the 2020 ESPP, which is attached as Appendix B to Hyatt’s definitive proxy statement for the 2020 Annual Meeting, filed with the SEC on April 6, 2020. The 2020 ESPP was approved by our Board of Directors on the recommendation of our Talent and Compensation Committee on March 25, 2020, subject to and effective upon approval by our stockholders.

Administration

The 2020 ESPP is administered by the Talent and Compensation Committee of the Board of Directors. The Talent and Compensation Committee has the discretionary authority to administer and interpret the 2020 ESPP. The Talent and Compensation Committee may delegate administrative tasks to employees.

Shares Available Under the 2020 ESPP

The maximum number of shares of our Class A common stock originally authorized for sale under the Prior ESPP is 1,000,000. The total number of shares of Class A common stock reserved under the 2020 ESPP is 1,650,000, which represents an increase of 650,000 shares over the authorized share reserve under the Prior ESPP (meaning that, based on 339,498 shares of Class A common stock that remained available as of March 25, 2020 out of the original reserve, a total of 989,498 shares of Class A common stock are available for issuance after taking into account the 650,000 shares of Class A common stock added pursuant to the 2020 ESPP). The Class A common stock made available for sale under the 2020 ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the 2020 ESPP. Based solely on the closing price of our Class A common stock on March 25, 2020 of $51.86, the maximum aggregate market value of those 989,498 shares of Class A common stock was $51,315,366. Based solely on the closing price of our Class A common stock on March 24, 2023 of $103.60, the maximum aggregate market value of those 989,498 shares of Class A common stock was $102,511,993.

Eligible Employees

Employees eligible to participate in the 2020 ESPP generally include employees who have been employed by us or one of our designated subsidiaries for at least one year. Employees who own (or are deemed to own through attribution)

64	Hyatt Hotels Corporation | 2023 Proxy Statement

5% or more of the combined voting power or value of all classes of our stock or the stock of one of our subsidiaries are not allowed to participate in the 2020 ESPP. As of March 2020 and March 2023, the approximate number of employees eligible to participate in the 2020 ESPP was approximately 38,000 and 32,000, respectively.

Participation

Employees may enroll under the 2020 ESPP by completing a payroll deduction authorization form permitting the deduction of at least 1% but not more than 15% from their compensation. However, in no case may a participant subscribe for more than $25,000 of fair market value of Class A common stock during any calendar year or purchase more than 6,250 shares of our Class A common stock during any offering period. If the aggregate subscriptions exceed the number of authorized shares of Class A common stock available for purchase under the 2020 ESPP, they are reduced on a pro rata basis.

Offering

The 2020 ESPP is intended to qualify under Section 423 of the Code. Under the 2020 ESPP, participants are offered the option to purchase shares of our Class A common stock at a discount on the exercise date for each offering period. Offering periods under the 2020 ESPP commence on the first day of each calendar quarter and end on the last trading day of such calendar quarter, with this last trading day being the exercise date for the offering period.

The option purchase price is determined by the Talent and Compensation Committee, provided that in all events the option price will be no less than 85% of the lesser of the fair market value of a share of Class A common stock on the date of exercise for the offering period, and the fair market value of a share of Class A common stock on the date of grant for the offering period.

Unless a participant has previously canceled his or her participation in the 2020 ESPP, the participant is deemed to have exercised his or her option in full as of each exercise date. Upon exercise, the participant may purchase the number of whole and fractional shares of Class A common stock that his or her accumulated payroll deductions may buy at the option purchase price.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

The number of shares of our Class A common stock available for purchase under the 2020 ESPP, as well as the option purchase price and the number of shares covered by each option under the 2020 ESPP that has not yet been exercised shall be proportionately adjusted for adjustments made in the number of outstanding shares of our Class A common stock or an exchange of the shares of Class A common stock resulting from a stock split, stock dividend, or any other subdivision.

If there is a proposal to (i) merge or consolidate us with or into another corporation, (ii) sell all or substantially all of our assets, or (iii) dissolve or liquidate us, then the current offering period will end on the business day immediately preceding the effective date of such event unless each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation in accordance with Section 424 of the Code.

Amendment and Termination

The Board of Directors, in its sole discretion, may amend, suspend or terminate the 2020 ESPP at any time. However, the Board of Directors may not amend the 2020 ESPP to either increase the maximum number of shares that may be purchased under the 2020 ESPP or to change the designation or class of employees eligible to participate in the 2020 ESPP without obtaining stockholder approval within 12 months before or after such action. Unless terminated earlier by the Board of Directors, the 2020 ESPP will terminate automatically on the 10th anniversary of the date on which the 2020 ESPP is approved by our stockholders (which will be May 20, 2030 if Proposal No. 5 is approved). The 2020 ESPP will automatically terminate once all shares of Class A common stock available for purchase thereunder have been purchased unless stockholders approve an amendment authorizing new shares under the 2020 ESPP.

The Talent and Compensation Committee may, without approval of our stockholders or Board of Directors, change offering periods, limit the amount and frequency of amounts contributed to the 2020 ESPP, or alter the exercise price, in each case, to avoid unfavorable financial accounting consequences.

U.S. Federal Income Tax Consequences

Generally, no federal income tax consequences will arise at the time an employee purchases Class A common stock under the 2020 ESPP. If an employee disposes of Class A common stock purchased under the 2020 ESPP less than

Hyatt Hotels Corporation | 2023 Proxy Statement	65

one year after the Class A common stock is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Class A common stock at the time of purchase and the amount paid by the employee for the Class A common stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Class A common stock for purposes of determining capital gain or loss upon the disposition of the Class A common stock by the employee.

If an employee does not dispose of the Class A common stock purchased under the 2020 ESPP until at least one year after the Class A common stock is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (i) the excess of the fair market value of the Class A common stock on the date of disposition over the purchase price paid by the employee, or (ii) the excess of the fair market value of the Class A common stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Class A common stock for purposes of determining capital gain or loss upon the disposition of the Class A common stock by the employee. If an employee dies before disposing of the Class A common stock purchased under the 2020 ESPP, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (i) or (ii) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

We generally will not be entitled to a deduction with respect to the Class A common stock purchased by an employee under the 2020 ESPP, unless the employee disposes of the Class A common stock less than one year after the Class A common stock is transferred to the employee or less than two years after the offering date.

New Plan Benefits

Benefits under the 2020 ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2020 ESPP.

In accordance with applicable disclosure rules, the following table sets forth the benefits that would have been received by or allocated (and were in fact received by or allocated) to the following individuals and groups under the 2020 ESPP during the fiscal year ended December 31, 2022 (subject to ratification pursuant to Proposal No. 5).

Name and Position	Dollar Value ($)	Number of Shares Purchased Under Employee Stock Purchase Plan (#)

Thomas J. Pritzker, Executive Chairman of the Board	$0	0

Mark S. Hoplamazian, President and Chief Executive Officer	$0	0

Joan Bottarini, Executive Vice President, Chief Financial Officer	$0	0

H. Charles Floyd, Executive Vice President, Global President of Operations	$0	0

Mark R. Vondrasek, Executive Vice President, Chief Commercial Officer	$0	0

Executive Group	$0	0

Non-Executive Director Group(1)	$0	0

Non-Executive Officer Employee Group	$5,246,081	62,247

(1)	Directors who are not Company employees are not eligible to participate in the 2020 ESPP.

66	Hyatt Hotels Corporation | 2023 Proxy Statement

Plan Benefits

As of March 24, 2023, each of our named executive officers and the various indicated groups have purchased the following shares under the 2020 ESPP:

Name and Position	Dollar Value ($)	Number of Shares Purchased Under Employee Stock Purchase Plan (#)

Thomas J. Pritzker, Executive Chairman of the Board	$0	0

Mark S. Hoplamazian, President and Chief Executive Officer	$0	0

Joan Bottarini, Executive Vice President, Chief Financial Officer	$0	0

H. Charles Floyd, Executive Vice President, Global President of Operations	$0	0

Mark R. Vondrasek, Executive Vice President, Chief Commercial Officer	$0	0

All current executive officers as a group	$51,017	1,267

All current non-executive directors as a group(1)	$0	0

Nominees for election as directors(1)	N/A	N/A

Associates of any such directors, executive officers or nominees	N/A	N/A

Each other person who received or is to receive 5% of such options, warrant or rights	N/A	N/A

Employees other than executive officers as a group	$48,603,931	839,123

(1)	Directors who are not Company employees are not eligible to participate in the 2020 ESPP.

Equity Compensation Plan Information

For information regarding issuances made under the 2020 ESPP outstanding as of December 31, 2022, see “Stock

Ownership Information — Equity Compensation Plan Information.”

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 5 to ratify the prior adoption and approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan under Section 204 of the DGCL.

Hyatt Hotels Corporation | 2023 Proxy Statement	67

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 22, 2023 information regarding:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

•	each of our NEOs;

•	each of our directors and nominees for the Board of Directors; and

•	all of our directors and executive officers as a group.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned is based on 47,471,152 shares of Class A common stock outstanding as of March 22, 2023 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned is based on 58,917,749 shares of Class B common stock outstanding as of March 22, 2023. Each share of Class B common stock is convertible at any time into one share of Class A common stock. The information shown in the table with respect to the percentage of total common stock beneficially owned is based on 106,388,901 shares of common stock outstanding as of March 22, 2023. The information shown in the table with respect to the percentage of total voting power is based on 106,388,901 shares of common stock outstanding as of March 22, 2023, and assumes that no shares of Class B common stock outstanding as of March 22, 2023 have been converted into shares of Class A common stock.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each director, director nominee, executive officer or beneficial owner of more than 5% of our Class A common stock or Class B common stock. Beneficial ownership rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise provided, the address of each individual listed below is c/o Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)

5% or greater stockholders:

Pritzker Family Group(2)

CIBC Trust Company (Bahamas) Limited in its capacity as trustee and Other Reporting Persons(3)	—	—	673,350	1.1%	*	1.1%

Trustees of the Thomas J. Pritzker Family Trusts and Other Reporting Persons(4)	326,318	*	22,520,767	38.2%	21.5%	35.4%

Trustees of the Nicholas J. Pritzker Family Trusts and Other Reporting Persons(5)	—	—	70,000	*	*	*

Trustees of the Jennifer N. Pritzker Family Trusts and Other Reporting Persons(6)	—	—	2,420,151	4.1%	2.3%	3.8%

Trustees of the Karen L. Pritzker Family Trusts(7)	—	—	4,907,731	8.3%	4.6%	7.7%

Trustees of the Penny Pritzker Family Trusts and Other Reporting Persons(8)	14,650	*	7,215,797	12.2%	6.8%	11.3%

Trustees of the Daniel F. Pritzker Family Trusts and Other Reporting Persons(9)	—	—	1,922	*	*	*

Trustees of the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons(10)	—	—	18,837,636	32.0%	17.7%	29.6%

Baron Capital Group, Inc. and affiliated entities(11)	5,159,866	10.9%	—	—	4.9%	*

Massachusetts Financial Services Company(12)	3,073,288	6.5%	—	—	2.9%	*

68	Hyatt Hotels Corporation | 2023 Proxy Statement

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)

The Vanguard Group, Inc. and affiliated entities(13)	4,346,547	9.2%	—	—	4.1%	*

Named Executive Officers and Directors:

Thomas J. Pritzker(14)	323,730	*	22,520,767	38.2%	21.5%	35.4%

Mark S. Hoplamazian(15)	461,000	*	—	—	*	*

Joan Bottarini(16)	19,801	*	—	—	*	*

H. Charles Floyd(17)	38,927	*	—	—	*	*

Mark R. Vondrasek(18)	10,817	*	—	—	*	*

Paul D. Ballew	5,589	*	—	—	*	*

Susan D. Kronick	39,527	*	—	—	*	*

Mackey J. McDonald	43,028	*	—	—	*	*

Cary D. McMillan	—	*	—	—	*	*

Heidi O’Neill	672	*	—	—	*	*

Jason Pritzker(19)	2,588	*	—	—	*	*

Michael A. Rocca	16,428	*	—	—	*	*

Dion Camp Sanders	1,039	*	—	—	*	*

Richard C. Tuttle	32,734	*	—	—	*	*

James H. Wooten, Jr.	7,649	*	—	—	*	*

All directors and executive officers as a group (20 persons)(20)	1,049,364	2.2%	22,520,767	38.2%	22.2%	35.5%

*	Less than 1%.

(1)

Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all outstanding common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. The information shown in the table with respect to the percentage of total voting power is based on 106,388,901 shares of common stock outstanding as of March 22, 2023, and assumes that no shares of Class B common stock outstanding as of March 22, 2023 have been converted into shares of Class A common stock.

(2)

See footnotes (3) through (10) below. CIBC Trust Company (Bahamas) Limited in its capacity as trustee of Pritzker family non-U.S. situs trusts and the trustees of the Thomas J. Pritzker Family Trusts, the Nicholas J. Pritzker Family Trusts, the Jennifer N. Pritzker Family Trusts, the Karen L. Pritzker Family Trusts, the Penny Pritzker Family Trusts, the Daniel F. Pritzker Family Trusts, the Anthony N. Pritzker Family Foundation, the Gigi Pritzker Pucker Family Trusts and certain other reporting persons described in footnotes (3) through (10) below (collectively, the “Pritzker Family Group”) are party to those certain agreements described in footnotes (3) through (10) below, which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the members of the Pritzker Family Group may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(3)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223), represents (i) 538,681 shares of Class B common stock held of record by Bombay Hotel Corporation (“Bombay”), and (ii) 134,669 shares of Class B common stock held of record by CPC, Inc. (“CPC”). The voting and investment decisions of Bombay are made by its three directors, all of whom are employees of an affiliate of CIBC Trust Company (Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by Bombay. The voting and investment decisions of CPC are made by its two directors, Corporate Associates Limited and Commerce Services Limited, both of which are wholly-owned subsidiaries of CIBC Trust Company (Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by CPC. J.P. Morgan Trust Company (Bahamas) Limited, as trustee of 2010 N3 Purpose Trust, Bessemer Trust Company (Cayman) Limited and Mary Jo Sandlin, as co-trustees of Settlement T-551-5C and CIBC Trust Company (Bahamas) Limited as trustee of Settlement T-551-7 each own approximately 30% of each of Bombay and CPC and disclaim beneficial ownership of the shares directly held by Bombay and CPC. Bombay, CPC and the trustees and adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I,

Hyatt Hotels Corporation | 2023 Proxy Statement	69

Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The address of the principal business and principal office for Bombay is c/o CIBC Bank & Trust Company (Cayman) Limited, CIBC Financial Centre, 11 Dr. Roy’s Drive, P.O. Box 694, George Town, Grand Cayman KY1-1107. The address of the principal business and principal office for CPC is c/o CIBC Trust Company (Bahamas) Limited, Goodman’s Bay Corporate Centre, West Bay Street, Ground Floor, P.O. Box N-3933, Nassau, Bahamas.

(4)

Represents (i) 20,723,351 shares of Class B common stock held of record by THHC, L.L.C., a member-managed limited liability company controlled by another member-managed limited liability company whose sole member is a trust for the benefit of Thomas J. Pritzker, of which Maroon Private Trust Company, LLC, a manager-managed limited liability company, serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3 of the Exchange Act (“Rule 13d-3”); (ii) 1,746,453 shares of Class B common stock held of record by trusts for the benefit of Thomas J. Pritzker and certain of his lineal descendants, of which Maroon Private Trust Company, LLC serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3; (iii) 50,963 shares of Class B common stock held of record by TJP Revocable Trust, a trust for the benefit of Thomas J. Pritzker, of which Marshall E. Eisenberg and Thomas J. Pritzker serve as co-trustees and share voting and investment power over such shares; (iv) 323,730 shares of Class A common stock held by Mr. Thomas J. Pritzker; and (v) 2,588 shares of Class A common stock held by Jason Pritzker, who is the son of Mr. Thomas Pritzker and one of our directors. Maroon Trust is the sole member of Maroon Private Trust Company, LLC and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. Mr. Thomas J. Pritzker is the trustee of Maroon Trust and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. The investment decisions of Maroon Private Trust Company, LLC are made by the Trust Committee of its board of managers, consisting of Mr. Thomas J. Pritzker and certain other individuals. The voting decisions of Maroon Private Trust Company, LLC are made by the independent members of the Trust Committee, which does not include Mr. Thomas J. Pritzker. Mr. Thomas J. Pritzker and the other members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. Mr. Thomas J. Pritzker is also the grantor and beneficiary of the trust represented by clause (iii) and has the right to revoke such trust at any time without the consent of any other person. As a result, Mr. Thomas J. Pritzker could be deemed to be the sole beneficial owner of the shares owned by such trust. Mr. Thomas J. Pritzker, Mr. Jason Pritzker, THHC, L.L.C., and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business—Stockholder Agreements” and Item 1A, “Risk Factors—Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The share numbers included in the table do not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 22, 2023: (a) 180,353 SARs at an exercise price of $56.27; (b) 275,103 SARs at an exercise price of $47.36; (c) 244,648 SARs at an exercise price of $52.65; (d) 212,967 SARs at an exercise price of $80.02; (e) 292,226 SARs at an exercise price of $71.67; (f) 422,295 SARs at an exercise price of $48.66; (g) 87,168 SARs at an exercise price of $80.46; and (h) 36,462 SARs at an exercise price of $95.06. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price. The address of the principal business and principal office for Maroon Private Trust Company, LLC, solely in the capacity as trustee of the trusts represented by clauses (i) and (ii), is 350 South Main Avenue, Suite 401, Sioux Falls, South Dakota 57104. The address of the principal business and principal office for Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely in the capacity as co-trustees of the trust represented by clause (iii) and for Mr. Jason Pritzker, is 150 North Riverside Plaza, Suite 3300, Chicago, Illinois 60606.

(5)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283), represents 70,000 shares of Class B common stock held of record by Tao Invest LLC, a limited liability company owned by trusts for the benefit of Nicholas J. Pritzker and/or his lineal descendants, of which Paul. A. Bible serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The address of the principal business and principal office for Tao Invest LLC is 1 Letterman Drive, Suite C4-420, San Francisco, California 94129; and for Paul Bible, not individually, but solely in the capacity as trustee, is 165 West Liberty Street, Suite 110, Reno, Nevada 89501.

(6)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421), represents (i) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Robin Road Trust Company LLC serve as trustee and has sole voting and investment power over such shares; (ii) 21,128 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Mary Parthe serves as trustee and has sole voting and investment power over such shares, (iii) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares, and (iv) 19,001 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which CIBC Trust Company

70	Hyatt Hotels Corporation | 2023 Proxy Statement

(Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The address of the principal business and principal office for Robin Road Trust Company, not individually, but solely in its capacity as trustee of the trusts represented by clause (i), is 551 Union Street, Suite 735, Nashville, TN 37219; for Mary Parthe, not individually, but solely in her capacity as trustee of the trusts represented by clause (ii), is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 500, Chicago, Illinois 60603; for J.P. Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iii) is Bahamas Financial Centre, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iv), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(7)

Based in part on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198367), represents (i) 3,245,526 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate, Lucinda Falk and Zena Tamler serve as co-trustees and share voting and investment power over such shares; and (ii) 1,662,205 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Bank of Nova Scotia Trust Company (Bahamas) Ltd. serve as trustees and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The address of the principal business and principal office for Andrew D. Wingate, Lucinda Falk and Zena Tamler, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) is 35 Windsor Road, North Haven, Connecticut 06473; and for Bank of Nova Scotia Trust Company (Bahamas) Ltd., not individually, but solely in the capacity as trustees of the trusts represented by clause (ii) is P.O. Box N-3016, 404 East Bay Street, Nassau, Bahamas.

(8)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261), represents (i) 14,650 shares of Class A common stock held by Penny Pritzker, individually; (ii) 20,682 shares of Class B common stock held by Penny Pritzker, individually; (iii) 6,921,339 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares and (iv) 273,776 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares. Penny Pritzker and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The address of the principal business and principal office for Penny Pritzker and for Horton Trust Company, LLC, not individually, but solely in the capacity as trustee of the trusts represented by clauses (iii) and (iv) is 444 West Lake Street, Suite 3400, Chicago, Illinois 60606.

(9)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198390), represents 1,922 shares of Class B common stock held of record by a trust for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares. Lewis M. Linn serves as trustee of 1922 Trust, which is the sole member of 1922 Trust Company LTA, and has sole voting and investment power over such shares. The trustee and the adult beneficiaries of this trust have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business—Stockholder Agreements” and Item 1A, “Risk Factors—Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The address of the principal business and principal office for 1922 Trust Company LTA, not individually, but solely in the capacity as trustee of the trust is 3737 Buffalo Speedway, Suite 300, Houston, Texas 77098; and for Lewis Linn, not individually but solely as trustee of 1922 Trust, is 3555 Timmons Lane, Suite 650, Houston, Texas 77027.

(10)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254), represents (i) 17,090,620 shares of Class B common stock held of record by a member-managed limited liability company controlled by another member-managed limited liability company whose sole member is a trust for the benefit of Gigi Pritzker Pucker, of which UDQ Private Trust Company, LLC, a manager-managed limited liability company, serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3; and (ii) 1,747,016 shares of Class B common stock held of record by trusts for the benefit of Gigi Pritzker Pucker and certain of her lineal descendants, of which UDQ Private Trust Company, LLC serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. UDQ Trust is the sole member of UDQ Private Trust Company, LLC and in such capacity may be deemed to

Hyatt Hotels Corporation | 2023 Proxy Statement	71

beneficially own such shares under Rule 13d-3. Ms. Pucker is the trustee of UDQ Trust and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. The investment decisions of UDQ Private Trust Company, LLC are made by the Trust Committee of its board of managers, consisting of Ms. Pucker and certain other individuals. The voting decisions of UDQ Private Trust Company, LLC are made by the independent members of the Trust Committee, which does not include Ms. Pucker. Ms. Pucker and the other members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business—Stockholder Agreements” and Item 1A, “Risk Factors—Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information. The address of the principal business and principal office for UDQ Private Trust Company, LLC, solely in the capacity as trustee of the trust represented by clauses (i) and (ii), is 350 South Main Avenue, Suite 402, Sioux Falls, South Dakota 57104.

(11)

Based solely on information contained in a Schedule 13G filed on February 14, 2023 (the “BAMCO 13G”), Baron Capital Group, Inc. and its subsidiaries BAMCO, Inc. and Baron Capital Management, Inc., and BAMCO, Inc.’s advisory client Baron Partners Fund, beneficially own an aggregate of 5,159,866 shares of Class A common stock. According to the BAMCO 13G, (i) Baron Capital Group, Inc. and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., have shared power to vote 5,159,866 shares of Class A common stock and shared power to dispose of 5,159,866 shares of Class A common stock; (ii) BAMCO Inc. has shared power to vote 4,495,541 shares of Class A common stock and shared power to dispose of 4,495,541 shares of Class A common stock; (iii) Baron Capital Management, Inc. has shared power to vote 664,325 shares of Class A common stock and shared power to dispose of 664,325 shares of Class A common stock and (iv) Baron Partners Fund has shared power to vote 3,325,000 shares of Class A common stock and shared power to dispose of 3,325,000 shares of Class A common stock. The principal business address of BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc., Baron Partners Fund, and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(12)

Based solely on information contained in a Schedule 13G filed on February 8, 2023 (the “MFS 13G”), Massachusetts Financial Services Company beneficially owns 3,073,288 shares of Class A common stock, with sole power to vote 2,959,573 of such shares and sole power to dispose of 3,073,288 of such shares. According to the MFS 13G, the 3,073,288 shares are beneficially owned by MFS and/or certain other non-reporting entities. The principal business address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199.

(13)

Based solely on information contained in a Schedule 13G filed on February 9, 2023 (the “Vanguard 13G”), The Vanguard Group, Inc. beneficially owns 4,346,557 shares of Class A common stock, with shared power to vote 18,241 of such shares, sole power to dispose of 4,278,557 of such shares and shared power to dispose of 67,990 of such shares. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(14)

Represents 50,963 shares of Class B common stock that are owned by TJP Revocable Trust and may be deemed to be beneficially owned by Thomas J. Pritzker, as described in footnote (4). Also represents 20,723,351 shares of Class B common stock that are owned by THHC, L.L.C. and 1,746,453 shares of Class B common stock that are owned by trusts of which Maroon Private Trust Company, LLC serves as trustee, which, in each case, may be deemed to be beneficially owned by Mr. Thomas J. Pritzker in his capacity as trustee of Maroon Trust, as described in footnote (4). Mr. Thomas J. Pritzker and/or his immediate family members are beneficiaries of the trusts that own non-controlling membership interests in THHC, L.L.C., the trust that owns the member-managed limited liability company that controls THHC, L.L.C. and all other trusts described in footnote (4). Does not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 22, 2023: (a) 180,353 SARs at an exercise price of $56.27; (b) 275,103 SARs at an exercise price of $47.36; (c) 244,648 SARs at an exercise price of $52.65; (d) 212,967 SARs at an exercise price of $80.02; (e) 292,226 SARs at an exercise price of $71.67; (f) 422,295 SARs at an exercise price of $48.66; (g) 87,168 SARs at an exercise price of $80.46; and (h) 36,462 SARs at an exercise price of $95.06. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(15)

Does not include the following SARs held by Mr. Hoplamazian that are currently exercisable or that will become exercisable within sixty days after March 22, 2023: (a) 72,674 SARs at an exercise price of $56.27; (b) 240,714 SARs at an exercise price of $47.36; (c) 122,324 SARs at an exercise price of $52.65; (d) 94,652 SARs at an exercise price of $80.02; (e) 138,807 SARs at an exercise price of $71.67; (f) 200,589 SARs at an exercise price of $48.66; (g) 41,404 SARs at an exercise price of $80.46; and (h) 15,745 SARs at an exercise price of $95.06. The number of shares that Mr. Hoplamazian will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(16)

Does not include the following SARs held by Ms. Bottarini that are currently exercisable or that will become exercisable within sixty days after March 22, 2023: (a) 24,547 SARs at an exercise price of $71.67; (b) 40,539 SARs at an exercise price of 48.66; (c) 9,936 SARs at an exercise price of $80.46; and (d) 4,375 SARs at an exercise price of $95.06. The number of shares that Ms. Bottarini will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(17)

Does not include the following SARs held by Mr. Floyd that are currently exercisable or that will become exercisable within sixty days after March 22, 2023: (a) 10,195 SARs at an exercise price of $52.65; (b) 31,550 SARs at an exercise price of $80.02; (c)

72	Hyatt Hotels Corporation | 2023 Proxy Statement

43,834 SARs at an exercise price of $71.67; (d) 67,776 SARs at an exercise price of $48.66; (e) 13,074 SARs at an exercise price of $80.4; and (f) 4,972 SARs at an exercise price of $95.06. The number of shares that Mr. Floyd will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(18)

Does not include the following SARs held by Mr. Vondrasek that are currently exercisable or that will become exercisable within sixty days after March 22, 2023: (a) 4,576 SARs at an exercise price of $80.46; and (b) 3,480 SARs at an exercise price of $95.06. The number of shares that Mr. Vondrasek will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(19)

Jason Pritzker is a beneficiary of certain trusts that hold non-controlling interests in THHC, L.L.C., which holds 20,723,351 shares of Class B common stock. THHC, L.L.C. is controlled by a member-managed limited liability company whose sole member is a trust for the benefit of Thomas J. Pritzker, Jason Pritzker’s father, as described in footnote (4). Jason Pritzker does not have voting or investment power over the shares held of record by THHC, L.L.C., and such shares are not included in the total number of shares listed as beneficially owned by Jason Pritzker in the table above.

(20)

Does not include the following SARs collectively held by our directors and current executive officers, in the aggregate, that are currently exercisable or that will become exercisable within sixty days of March 22, 2023: (a) 263,362 SARs at an exercise price of $56.27; (b) 539,888 SARs at an exercise price of $47.36; (c) 388,767 SARs at an exercise price of $52.65; (d) 381,997 SARs at an exercise price of $80.02; (e) 553,099 SARs at an exercise price of $71.67; (f) 822,933 SARs at an exercise price of $48.66; (g) 174,068 SARs at an exercise price of $80.46; (h) 73,241 SARs at an exercise price of $95.06; and (i) 1,860 SARs at an exercise price of $88.96. The number of shares that each individual will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information at December 31, 2022 about Class A common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity Compensation Plans Approved by Security Holders	6,396,496	(1)	$62.10	(2)	5,484,882	(3)(4)

Equity Compensation Plans Not Approved by Security Holders	—		—		1,469,195	(5)

Total	6,396,496		$62.10		6,954,077

(1)

Includes (a) SARs to purchase 4,208,117 shares of Class A common stock issued under the LTIP with a weighted-average exercise price of $62.10 (calculated on a one-for-one basis), (b) 2,174,455 shares of Class A common stock to be issued or retained, as applicable, upon the vesting of RSUs and PSUs issued under the LTIP for which no exercise price will be paid (assuming maximum payout of PSU awards), and (c) 13,924 shares of Class A common stock issued pursuant to the Hyatt Hotels Corporation Second Amended and Restated Employee Stock Purchase Plan (“ESPP”) in connection with the October 2022 to December 2022 purchase period (for which shares were issued in January 2023).

(2)	The calculation of the weighted-average exercise price only includes outstanding SARs.

(3)

Includes (a) 4,675,269 shares of Class A common stock that remain available for issuance under the LTIP and (b) 809,613 shares of Class A common stock that remain available for issuance pursuant to the ESPP.

(4)

Effective May 20, 2020, the plan’s authorized share reserve is based on a fungible unit system, under which full value awards (including RSUs, PSUs, and restricted shares) count as two fungible units for every one share of common stock subject to the award (and each share subject to any such award thus reduces the available reserve by two), while non-full value awards (such as stock options and SARs) count as one fungible unit for every one share of common stock subject to the award (and each share subject to any such award thus reduces the available reserve by one).

(5)

Includes (a) 1,169,195 shares of Class A common stock that remain available for issuance pursuant to the DCP and (b) 300,000 shares of Class A common stock that remain available for issuance pursuant to the Hyatt International Hotels Retirement Plan, commonly known as the Field Retirement Plan (“FRP”).

Hyatt Hotels Corporation | 2023 Proxy Statement	73

The DCP provides eligible participants employed in the United States with the opportunity to defer a portion of their compensation and receive employer contributions. Compensation deferred under the DCP as well as employer contributions, if any, are credited to a participant’s account under the DCP and are held in a rabbi trust on behalf of the participants. A participant may direct the investment of funds in such participant’s account in certain investment funds. In 2010, certain participants were offered a one-time election to have up to 15% of certain fully vested and nonforfeitable accounts invested in Class A common stock (with the account balances calculated as of June 1, 2010). In connection with such elections, 30,805 shares of Class A common stock were issued to the trustee of the DCP. The number of shares of Class A common stock to be allocated to each electing participant’s account was determined by dividing the dollar amount of such participant’s elected percentage of such participant’s account balance by the closing price of Class A common stock on June 2, 2010. The shares of Class A common stock held in such accounts are held in the trust on behalf of the participant until distributed upon termination of employment. Participants’ accounts under the DCP generally are distributed in cash. However, the portion of the participant’s account invested in Class A common stock will be distributed in shares of Class A common stock. The material terms of the FRP are the same as the material terms of the DCP. Participants in the FRP are employees located outside of the United States. Participants in the FRP have not been given an election to invest their accounts in Class A common stock due to international securities law considerations. However, the Board of Directors has reserved 300,000 shares of Class A common stock for issuance under the FRP in the event that participants in the FRP are given such an election in the future.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our Class A common stock to file initial reports of their ownership of our Class A common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Class A common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2022, our directors, officers and owners of more than 10% of our Class A common stock complied with all applicable filing requirements except that with respect to two transactions, EIC Trust—Theodore filed one late Form 4 and with respect to two transactions, H. Charles Floyd filed one late Form 4.

74	Hyatt Hotels Corporation | 2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

Current Relationships and Related Party Transactions

Agreements Relating to Aircraft

In 2010, we adopted an aircraft policy under which Mr. Thomas J. Pritzker, our Executive Chairman, and Mr. Hoplamazian, our President and Chief Executive Officer, may utilize any aircraft that is owned, leased, chartered or otherwise secured for use by us. Under the policy, the Executive Chairman and President and Chief Executive Officer are authorized to utilize the aircrafts for business use and the President and Chief Executive Officer may utilize the aircrafts for non-business use upon approval by the Executive Chairman or his designee for any travel under 30 hours per year or by the Executive Chairman and the Talent and Compensation Committee for any non-business travel that exceeds 30 hours per year. In 2022, a Gulfstream G600 aircraft, which is owned by TPO, was authorized by Mr. Thomas J. Pritzker to be chartered for Hyatt business use pursuant to this aircraft policy Wingtip Aviation manages the aircraft and charters the aircraft on behalf of TPO. In 2022, we made payments of $343,605 to Wingtip Aviation for flights taken for Hyatt business use on the Gulfstream G600 aircraft, of which $298,224 was passed through to TPO by Wingtip Aviation.

H Group

Prior to June 30, 2004, Hyatt Corporation, which primarily consisted of North American hotel management and franchise companies, was owned by HG, Inc. (“HG”). H Group Holding, Inc. (“H Group”) owned HG. H Group is owned by Pritzker family business interests. In addition to owning Hyatt Corporation, HG owned various other North American hospitality related businesses (primarily consisting of hotel properties and the vacation ownership business) and on June 30, 2004 contributed these hospitality related businesses to Hyatt Corporation. Following such contribution, the stock of Hyatt Corporation was distributed to the Pritzker family business interests that owned H Group. We refer to this transaction as the “June 2004 Transaction.” The stock of Hyatt Corporation subsequently was contributed to us on December 31, 2004.

In connection with the June 2004 Transaction, H Group assumed Hyatt Corporation’s benefit liabilities under certain deferred compensation and executive retirement plans with respect to certain former and retired employees of Hyatt Corporation. While H Group retained the liability for such payments, we retained the tax benefits. In 2022, we recorded tax deductions of $1,435,089.

Employee Benefits Agreement

In connection with the June 2004 Transaction, on July 1, 2004, Hyatt Corporation entered into an employee benefits and other employment matters allocation and separation agreement with H Group, certain subsidiaries of H Group and Grand Victoria Casino & Resort, L.P., a company that is 50% owned by Pritzker family business interests, pursuant to which we continue to provide administrative services to the parties. The services include payment processing, coordinating third-party administration for retirement plans, coordinating third-party administration for health and dental plans, providing claims administration for unemployment insurance claims, and for a short period of time, payroll services. The parties agree to reimburse each other for any costs or expenses incurred in connection with any of the plans which are the responsibility of the other party. In 2022, H Group made reimbursement payments of $12,801 to us under the agreement.

Management, Franchise, and Other Fees

Certain properties for which we receive management, franchise, and other fees are indirectly owned by Geolo Capital LP, a limited partnership affiliated with John A. Pritzker, the brother of Mr. Thomas J. Pritzker. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2022, we received $5,545,414 of management, franchise, and other fees, and $3,837,739 of fees related to sales, reservations, technology, and marketing services, related to such properties.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, as described below to holders, as of

Hyatt Hotels Corporation | 2023 Proxy Statement	75

March 22, 2023, of (i) 2,270,395 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (the “2007 Registration Rights Agreement”), and (ii) 56,988,322 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of October 12, 2009, among us and the domestic and foreign Pritzker stockholders party thereto (the “2009 Registration Rights Agreement”). Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. On May 21, 2020, we registered on a Form S-3 shelf registration statement 13,347,885 shares of Class A common stock issuable upon conversion of 13,347,885 shares of Class B common stock held by certain stockholders party to the 2009 Registration Rights Agreement.

Subsequent to November 2022, a trust for the benefit of Karen L. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 100,000 shares of Class A common stock issuable upon conversion of shares of Class B common stock. After giving effect to these transactions, as well as sales, charitable contributions and similar transactions prior to November 2022 by (a) limited partnerships and trusts, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, and Daniel F. Pritzker, individually, that resulted in such entities holding fewer shares than are registered for resale on the May 2020 shelf registration statement, and (b) the Anthony N. Pritzker Family Foundation that resulted in such entity no longer holding any shares registered for resale on the May 2020 shelf registration statement, as of March 22, 2023, 9,421,600 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement continue to be eligible to be sold pursuant to the May 2020 shelf registration statement during the 12 month period commencing November 5, 2022 through November 4, 2023 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Subsequent to November 4, 2023, and assuming no further sales, 9,521,600 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement will continue to be eligible to be sold pursuant to the May 2020 shelf registration statement. Additional shares may be registered on the shelf registration statement in the future as such shares are eligible to be sold in accordance with the registration rights agreements and lock-up restrictions.

The holders of approximately 59,258,717 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

Short-Form Demand Registration Rights

The holders of approximately 59,258,717 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

76	Hyatt Hotels Corporation | 2023 Proxy Statement

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to affect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration, if our Board of Directors determines in good faith that such a filing (i) would be materially detrimental to us, (ii) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (iii) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

The holders of approximately 56,988,322 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

The holders of 59,258,717 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our decision in May 2020 to file a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, we notified the stockholders party to the 2009 Registration Rights Agreement and the 2007 Registration Rights Agreement of our intention to file a shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock and shares of Class A common stock issuable upon conversion of shares of Class B common stock owned by them and eligible to be sold under the applicable lock-up agreements on the shelf registration statement. Certain stockholders party to the 2009 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to 13,347,885 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and those shares were included in the Form S-3 shelf registration statement that we filed on May 21, 2020.

Hyatt Hotels Corporation | 2023 Proxy Statement	77

Subsequent to November 2022, a trust for the benefit of Karen L. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 100,000 shares of Class A common stock issuable upon conversion of shares of Class B common stock. After giving effect to these transactions, as well as sales, charitable contributions and similar transactions prior to November 2022 by (a) limited partnerships and trusts, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, and Daniel F. Pritzker, individually, that resulted in such entities holding fewer shares than are registered for resale on the May 2020 shelf registration statement, and (b) the Anthony N. Pritzker Family Foundation that resulted in such entity no longer holding any shares registered for resale on the May 2020 shelf registration statement, as of March 22, 2023, 9,421,600 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement pursuant to piggyback registration rights continue to be eligible to be sold pursuant to the May 2020 shelf registration statement during the 12 month period commencing November 5, 2022 through November 4, 2023 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Subsequent to November 4, 2023, and assuming no further sales, 9,521,600 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement pursuant to piggyback registration rights will continue to be eligible to be sold pursuant to the May 2020 shelf registration statement.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Other Agreements, Transactions, and Arrangements

In 2007, we established a Donor-Advised Fund through JP Morgan Private Bank and the National Philanthropic Trust, known as the Hyatt Community Grants Fund. Individuals and organizations are able to donate funds to the Hyatt Community Grants Fund and we recommend grant recipients of these funds through our Hyatt Community Program. The National Philanthropic Trust screens our recommended fund recipients and issues the funds to the approved recipients. In 2007, the Pritzker Foundation made a charitable contribution of $10,000,000 to the Hyatt Community Grants Fund, payable in annual installments of $2,500,000 over four years, commencing in 2007. Mr. Thomas J. Pritzker is a director and vice president of the Pritzker Foundation. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2022, the Hyatt Community Grants Fund made grants of $447,064 to various not-for-profit organizations.

In 2022, Hyatt Hotels Corporation contributed $5,000,000 to the Hyatt Hotels Foundation.

A partner of Latham & Watkins LLP, Michael A. Pucker, is the brother-in-law of Mr. Thomas J. Pritzker. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2022, we made aggregate payments of $13,176,264 to Latham & Watkins LLP for legal services.

During 2022, Marshall E. Eisenberg was a trustee of certain trusts for the benefit of Mr. Thomas J. Pritzker, and/or his lineal descendants. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2022, we made aggregate payments of $240,260 to Neal, Gerber & Eisenberg LLP for legal services. Mr. Eisenberg is a partner in the law firm of Neal, Gerber & Eisenberg LLP.

In 2022, we paid Konverse $125,000 for an annual license fee in connection with certain web-based communications tools on Hyatt’s internal communications network. Pritzker family business interests own a minority interest in Konverse.

78	Hyatt Hotels Corporation | 2023 Proxy Statement

Related Party Transaction Policy and Procedures

We have adopted a written policy regarding the review, approval and ratification of related party transactions. For purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 and (ii) any related party had, has or will have a direct or indirect material interest. A direct or indirect material interest of a related party may arise by virtue of control or significant influence of the related party with respect to the transaction or by direct or indirect pecuniary interest in the transaction. A related party is any executive officer, director or a beneficial owner of more than 5% of our common stock, including any of their immediate family members and any other family member who might control or influence or who might be controlled or influenced by the foregoing persons because of his or her family relationship, any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having control or significant influence or in which such person has a 5% or greater beneficial ownership interest, or any firm, corporation or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer). The principal elements of this policy are as follows:

•

For each related party transaction (other than pre-approved transactions as discussed below), the Audit Committee reviews the relevant facts and circumstances, including the extent and materiality of the related party’s interest in the transaction and whether the transaction is inconsistent with the interest of Hyatt and its stockholders, takes into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and either approves or disapproves the related party transaction.

•	Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the policy.

•

If advance Audit Committee approval of a related party transaction requiring the Audit Committee’s approval is not practicable, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, or if prior approval of the transaction by the Chair of the Audit Committee is not practicable, then the transaction may be preliminarily entered into by management, subject in each case to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

•

The Chief Financial Officer, or his or her designee, shall present to the Audit Committee each proposed related party transaction requiring the Audit Committee’s approval, including all relevant facts and circumstances relating thereto, shall update the Audit Committee as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then active related party transactions.

•	No director may participate in approval of a related party transaction for which he or she is a related party.

Certain types of transactions have been designated pre-approved transactions under the policy, and as such are deemed to be approved or ratified, as applicable, by the Audit Committee. Such pre-approved transactions include: (i) executive and director compensation; (ii) certain ordinary course of business transactions; (iii) lodging transactions involving less than $250,000 provided the terms of which are no less favorable to us than those of similar transactions with unrelated third parties occurring during the same fiscal quarter and/or where the transaction is a result of an open auction process involving unrelated third-party bidders; (iv) ordinary course sales of timeshare, fractional or similar ownership interests at prices that are no lower than those available under our company-wide employee discount programs; (v) charitable contributions in amounts that would not require disclosure in our annual proxy statement or annual report under the NYSE corporate governance listing standards; (vi) transactions involving the rendering of legal services to us by the law firm of Latham & Watkins LLP to the extent such firm is associated with one or more related parties; and (vii) transactions where the rates or charges involved are determined by competitive bids. All of the transactions described above under Certain Relationships and Related Party Transactions were entered into prior to the adoption of this policy or were adopted or ratified in accordance with this policy.

Hyatt Hotels Corporation | 2023 Proxy Statement	79

ANNUAL MEETING INFORMATION AND PROXY MATERIALS

Attending the Annual Meeting

Time and Location

Hyatt’s 2023 Annual Meeting of Stockholders will take place on Wednesday, May 17, 2023, beginning at 9:30 a.m., Central Time, online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a registration confirmation e-mail. Separately, you will receive a meeting access e-mail approximately one hour prior to the start of the meeting at the e-mail address you provided during registration with a unique link to join the virtual meeting.

Admission Policy

Only stockholders who own shares of Hyatt common stock as of the close of business on March 22, 2023, the record date, or their duly authorized proxies or representatives, will be entitled to attend the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” below.

Questions and Answers about the Proxy Materials and the Annual Meeting

1.	Q:	Why am I receiving these materials?

	A:	We are furnishing the enclosed Notice of Annual Meeting of Stockholders, proxy statement and proxy card to you, and to all stockholders of record as of the close of business on March 22, 2023, because the Board of Directors of Hyatt is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. For stockholders receiving paper copies of this proxy statement, also enclosed is our Annual Report for the fiscal year ended December 31, 2022, which, along with our proxy statement, is also available online at www.proxydocs.com/h.

2.	Q:	When and where is the Annual Meeting and why is Hyatt holding a virtual Annual Meeting?

	A:	The Annual Meeting will be held on Wednesday, May 17, 2023 at 9:30 a.m., Central Time, and will be conducted online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a registration confirmation e-mail. Separately, you will receive a meeting access e-mail approximately one hour prior to the start of the meeting at the e-mail address you provided during registration with a unique link to join the virtual meeting.

The Annual Meeting will be held as a virtual meeting only. We believe that the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and Hyatt, while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

3.	Q:	What is the purpose of the Annual Meeting?

	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of each of our directors; the ratification of Deloitte & Touche LLP as our independent registered public accounting firm; the advisory vote to approve compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (the “Say on Pay Advisory Vote”); the advisory vote regarding the frequency with which stockholders will participate in an advisory vote to approve named executive officer compensation (the “Say on Frequency Advisory Vote”); the ratification of the adoption and approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan, which were adopted at Hyatt’s Annual Meeting of Stockholders held on May 20, 2020, pursuant to Section 204 of the DGCL (the “2020 LTIP and 2020 ESPP Ratification”); and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

80	Hyatt Hotels Corporation | 2023 Proxy Statement

4.	Q:	How can I attend the virtual Annual Meeting and ask questions during the Annual Meeting?

	A:	Stockholders who own shares of Hyatt common stock as of the close of business on March 22, 2023, the record date, will be able to attend the Annual Meeting online, vote their shares electronically, and submit questions electronically. The meeting will follow the agenda provided on the virtual meeting website. The purpose of the meeting will be observed, and questions or comments must be relevant to the business of the Company or to the conduct of its operations. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend, time permitting, to answer all written questions pertinent to the Company and the meeting matters that are submitted before or during the meeting in accordance with the Annual Meeting’s guidelines, which will be posted on the virtual meeting website. Questions may be submitted during the meeting by following the instructions listed on the virtual meeting website. In fairness to all participants, questions or comments are limited to one per stockholder. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped and answered together at our discretion. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.

In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a registration confirmation e-mail. Separately, you will receive a meeting access e-mail approximately one hour prior to the start of the meeting at the e-mail address you provided during registration with a unique link to join the virtual meeting. The Annual Meeting live webcast will begin promptly at 9:30 a.m., Central Time. You will not be able to attend the Annual Meeting in person.

Technical assistance will be available to assist you with any technical difficulties you may have accessing the virtual meeting. Information regarding technical support will be available in the meeting access e-mail that you receive approximately one hour prior to the start of the meeting and on the virtual meeting portal page.

5.	Q:	What should I do if I receive more than one set of proxy materials?

	A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

6.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?

	A:	Most Hyatt stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders: If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record, you have the right to grant your voting proxy directly to Hyatt or to vote virtually at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owners: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares virtually at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of directors, the Say on Pay Advisory Vote, the Say on Frequency Advisory Vote, and the 2020 LTIP and 2020 ESPP Ratification are considered “non-discretionary” items, while the ratification of the appointment of our independent registered public accounting firm is considered a “discretionary” item. For “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. See Question 12 below for more information about broker non-votes. Beneficial owners who desire to revoke a previously submitted proxy should contact their bank or broker for instructions.

Hyatt Hotels Corporation | 2023 Proxy Statement	81

7.	Q:	Who can vote and how do I vote?

	A:	Only holders of our common stock at the close of business on March 22, 2023, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please submit a proxy to vote as soon as possible, even if you plan to attend the Annual Meeting. Most stockholders have four options for submitting their votes:

• virtually at the Annual Meeting with a proxy card/legal proxy by following the instructions after pre-registering at www.proxydocs.com/h;

• by submitting a proxy by mail, using the paper proxy card;

• by submitting a proxy by telephone, by calling the toll-free telephone number on the proxy card; or

• through the Internet before the Annual Meeting, using the procedures and instructions described on the proxy card.

Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

For further instructions on voting, see your proxy card. If you vote by proxy using the paper proxy card, by telephone or through the Internet, the shares represented by the proxy will be voted in accordance with your instructions. If you virtually attend the Annual Meeting, you may also submit your vote virtually by following the instructions after pre-registering at www.proxydocs.com/h. Any previous proxies that you submitted by mail, telephone or Internet will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from your bank or broker a legal proxy issued in your name.

8.	Q:	What are my voting choices, and how many votes are required for approval or election?

	A:	In the vote on the election of each of the director nominees identified in this proxy statement to serve in their respective classes and until their respective successors have been duly elected and qualified, stockholders may (1) vote FOR all nominees (except as marked); or (2) vote WITHHELD from all nominees. A plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors shall elect the directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

In the vote on the ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for fiscal year 2023, stockholders may (1) vote for the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023 will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal, however, stockholder ratification is not required to authorize the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.

In the Say on Pay Advisory Vote, stockholders may (1) vote for the proposal; (2) vote against the proposal; or (3) abstain from voting on the proposal. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This resolution is advisory and not binding on the Company, the Board of Directors or the Talent and Compensation Committee. The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

In the Say on Frequency Advisory Vote, stockholders may indicate whether they would prefer an advisory vote to approve named executive officer compensation every year, every two years or every three years, or stockholders may abstain from voting on the proposal. The affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal shall determine the stockholders’ preference with regard to the frequency of such vote. In the event that no option receives such a majority of the votes, we will consider the option that receives the most votes to be the option selected by stockholders. This resolution is advisory and not binding on the Company, the Board of Directors or the Talent and Compensation Committee. The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, to hold an advisory vote to approve named executive officer compensation EVERY YEAR.

82	Hyatt Hotels Corporation | 2023 Proxy Statement

In the 2020 LTIP and 2020 ESPP Ratification, stockholders may (1) vote in favor of the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP under Section 204 of the DGCL will require the affirmative vote of a majority of the voting power of the shares of the Company’s valid stock present virtually or by proxy at the Annual Meeting and entitled to vote on the proposal. The Board of Directors unanimously recommends a vote FOR the ratification of the prior adoption and approval of the 2020 LTIP and 2020 ESPP under Section 204 of the DGCL.

9.	Q:	How will Hyatt’s dual class ownership structure impact the outcome of the voting at the Annual Meeting?

	A:	The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.

At the close of business on March 22, 2023, we had outstanding and entitled to vote 47,471,152 shares of Class A common stock and 58,917,749 shares of Class B common stock. Collectively, the holders of Class A common stock on such date will be entitled to an aggregate of 47,471,152 votes, and, collectively, the holders of Class B common stock on such date will be entitled to an aggregate of 589,177,490 votes, on all matters to be voted upon at the Annual Meeting. Therefore, for all matters to be voted upon at the Annual Meeting, the holders of our Class B common stock will collectively hold approximately 92.5% of the total voting power of our outstanding common stock. See Question 10 for additional information.

10.	Q:	How will voting agreements entered into with or among Hyatt’s major stockholders impact the outcome of the voting at the Annual Meeting?

	A:	Voting agreements entered into with or among Hyatt’s major stockholders will result in all of the shares of our Class B common stock being voted consistent with the recommendations of Hyatt’s Board of Directors. Pursuant to the terms of the Amended and Restated Global Hyatt Agreement (the “Amended and Restated Global Hyatt Agreement”) and the Amended and Restated Foreign Global Hyatt Agreement (the “Amended and Restated Foreign Global Hyatt Agreement”), Pritzker family business interests, which beneficially own in the aggregate 56,647,354 shares of our Class B common stock and 340,968 shares of our Class A common stock, or approximately 89.0% of the total voting power of our outstanding common stock, have agreed to vote their shares of our common stock consistent with the recommendation of our Board of Directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker)) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker). This voting agreement expires on the date upon which more than 75% of our fully diluted shares of common stock is owned by non-Pritzker family business interests. In addition, other existing stockholders that beneficially own in the aggregate 2,270,395 shares of our Class B common stock, or approximately 3.6% of the total voting power of our outstanding common stock, have entered into the Global Hyatt Corporation 2007 Stockholders’ Agreement (the “2007 Stockholders’ Agreement”) with us under which they have agreed to vote their shares of Class A and Class B common stock consistent with the recommendation of our Board of Directors, without any separate requirement that our independent directors agree with the recommendation. This voting agreement will expire on the date that Mr. Thomas J. Pritzker is no longer Chairman of our Board of Directors. While these voting agreements are in effect, they may provide our Board of Directors with effective control over matters requiring stockholder approval. Because our Board of Directors (including all of our independent directors) has recommended a vote FOR proposal one, FOR proposal two, FOR proposal three, for EVERY YEAR in proposal four, and FOR proposal five, each stockholder party to the voting agreements will be contractually obligated to vote in favor of proposal one, in favor of proposal two, in favor of proposal three, for every year in proposal four, and in favor of proposal five. Because the stockholders party to such voting agreements hold approximately 92.6% of the total voting power of our outstanding common stock, these voting agreements will cause the outcome of the vote on each of the matters to be voted upon at the Annual Meeting to be consistent with the recommendations of our Board of Directors.

As used in this proxy statement, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

Hyatt Hotels Corporation | 2023 Proxy Statement	83

11.	Q:	What is the effect of a “withhold” or an “abstain” vote on the proposals to be voted on at the Annual Meeting?

A:

A “withhold” vote with respect to the election of directors will be considered present for purposes of determining a quorum. Because a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors is required to elect a director (meaning that the eleven director nominees who receive the highest number of “for” votes will be elected) and each of our directors is running unopposed, a “withhold” vote will have no effect with respect to the outcome of election of directors.

An “abstain” vote with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023 or approval of the Say on Pay Advisory Vote, the Say on Frequency Advisory Vote or the 2020 LTIP and 2020 ESPP Ratification will be considered present for purposes of determining a quorum. Because the affirmative vote of a majority of the voting power of the shares (or in the case of the 2020 LTIP and 2020 ESPP Ratification, the shares of valid stock) present virtually or represented by proxy at the Annual Meeting and entitled to vote on each proposal will be required to approve these proposals (meaning that, of the shares represented at the Annual Meeting and entitled to vote on such proposal, a majority of them must be voted “for” the proposal for it to be approved), an “abstain” vote will have the effect of a vote against each of these proposals.

12.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

	A:	A “broker non-vote” will occur if you are the beneficial owner of shares held by a broker or other custodian and you do not provide the broker or custodian with voting instructions on the election of directors, approval of the Say on Pay Advisory Vote, the Say on Frequency Advisory Vote, or the 2020 LTIP and 2020 ESPP Ratification. This is because under applicable NYSE rules, a broker or custodian may not vote on these matters without instruction from the underlying beneficial owner. A broker non-vote is not considered a “vote cast” or “entitled to vote” with respect to these matters and will not have any effect on the outcome of these matters. Under applicable NYSE rules, brokers and custodians may vote on the ratification of Deloitte & Touche LLP as our registered independent public accounting firm for fiscal year 2023 in their discretion, and therefore we do not expect any broker non-votes on this proposal.

13.	Q:	Who counts the votes?

	A:	EQ Shareowner Services will count the votes. The Board of Directors has appointed a representative of EQ Shareowner Services as the inspector of elections.

14.	Q:	Revocation of proxy: May I change my vote after I return my proxy?

	A:	Yes, you may revoke your proxy if you are a record holder by:

• giving written notice of revocation to Hyatt’s Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606 prior to the Annual Meeting;

• submitting a duly executed proxy bearing a later date than the proxy being revoked;

• granting a subsequent proxy through the Internet, using the procedures and instructions described on the proxy card, or telephone, by calling the toll-free telephone number on the proxy card; or

• voting electronically at the Annual Meeting.

Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary prior to the Annual Meeting or you vote electronically during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

15.	Q:	What if I sign and return a proxy card but do not specify a choice for a matter when returning the proxy?

	A:	Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023; FOR the approval of the Say on Pay Advisory Vote; for EVERY YEAR with regard to the Say on Frequency Advisory Vote; and FOR the 2020 LTIP and 2020 ESPP Ratification.

84	Hyatt Hotels Corporation | 2023 Proxy Statement

16.	Q:	What constitutes a quorum?

	A:	Presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Hyatt’s common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received but with items marked as abstentions or containing broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

17.	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We will publish final results on a Current Report on Form 8-K within four business days of the date of the Annual Meeting.

18.	Q:	Who will pay the costs of soliciting these proxies?

	A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

19.	Q:	What happens if additional matters are presented at the Annual Meeting?

	A:	Other than the five proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Mark S. Hoplamazian and Ms. Margaret C. Egan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting, including matters of which the Company did not receive timely notice. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates, if any, as may be nominated by the Board of Directors.

20.	Q:	What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2024 Annual Meeting of Stockholders and identified in our form of proxy relating to the 2024 Annual Meeting of Stockholders?

	A:	December 8, 2023 is the deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Exchange Act. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be received by our Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606 no later than the close of business on December 8, 2023. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Stockholders.

21.	Q:	What is the deadline under our bylaws for stockholders to nominate persons for election to the Board of Directors or propose other matters to be considered at our 2024 Annual Meeting of Stockholders?

	A:	Stockholders who wish to nominate persons for election to our Board of Directors or propose other matters to be considered at our 2024 Annual Meeting of Stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than the close of business on January 18, 2024 and no later than the close of business on February 17, 2024. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be received by our Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Stockholders.

Hyatt Hotels Corporation | 2023 Proxy Statement	85

22.	Q:	How do I submit a potential director nominee for consideration by the Board of Directors for nomination?

	A:	You may submit names of potential director nominees for consideration by the Board of Directors’ Nominating and Corporate Governance Committee for nomination by our Board of Directors at the 2024 Annual Meeting of Stockholders. Your submission should be mailed to our Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. The section titled “Corporate Governance — Committees of the Board of Directors — Nominating and Corporate Governance Committee” in this proxy statement describes the information required to be set forth in your submission, and provides information on the nomination process used by our Nominating and Corporate Governance Committee and our Board of Directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our Board of Directors at the 2023 Annual Meeting. December 1, 2023 is the deadline to submit a potential director nominee for consideration by our Board of Directors for nomination at the 2024 Annual Meeting of Stockholders.

Availability of Annual Report on Form 10-K

For stockholders receiving paper copies of this proxy statement, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, which includes certain financial information about Hyatt, is also enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Hyatt Hotels Corporation, Attention: Senior Vice President, Investor Relations, 150 North Riverside Plaza, Chicago, Illinois 60606 (telephone: 312-750-1234). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.hyatt.com, under the heading “Investor Relations — SEC Filings.”

List of the Company’s Stockholders

A list of our stockholders as of March 22, 2023, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. Please contact our Corporate Secretary at (312) 750-1234 if you wish to inspect the list of stockholders prior to the Annual Meeting.

Delivery of Proxy Materials to Households

We will send multiple copies of the Annual Report on Form 10-K, proxy statement, proxy card and Notice of Annual Meeting to households at which two or more stockholders reside. If you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1.

If your shares are registered in your own name, please contact our transfer agent by writing to them at EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854 (Attn: Hyatt Hotels Corporation Representative) or calling 1-800-468-9716.

2.	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

86	Hyatt Hotels Corporation | 2023 Proxy Statement

Other Matters That May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those identified in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Hyatt Hotels Corporation.

By Order of the Board of Directors

Mark S. Hoplamazian
President and Chief Executive Officer

Chicago, Illinois

April 6, 2023

Hyatt Hotels Corporation | 2023 Proxy Statement	87

EXHIBIT A

Resolutions Adopted by the Board of Directors of Hyatt Hotels Corporation

Pursuant to Section 204 of the DGCL on March 22, 2023

RESOLUTIONS ADOPTED AT A MEETING

OF THE BOARD OF DIRECTORS OF

HYATT HOTELS CORPORATION

Held on March 22, 2023

Ratification of the Prior Adoption and Approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan

WHEREAS, on March 25, 2020, the Board approved the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “2020 LTIP”) and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan (the “2020 ESPP”), subject in each case to stockholder approval at the Company’s 2020 Annual Meeting of Stockholders held on May 20, 2020 (the “2020 Annual Meeting”);

WHEREAS, the 2020 LTIP and 2020 ESPP were previously submitted for approval by the Company’s stockholders at the 2020 Annual Meeting, and at such 2020 Annual Meeting the Company determined that these proposals received the requisite number of votes for approval;

WHEREAS, following such 2020 Annual Meeting, on December 22, 2022, a complaint was filed in the Court of Chancery of the State of Delaware against the Company and certain current and former members of the Board and executive officers of the Company, in an action captioned Steven Silverberg v. Hyatt Hotels Corporation et. al., C.A. No. 2022-1191-VCL (Del. Ch.) (the “Delaware Action”), in which it was alleged, among other things, that the record date for the 2020 Annual Meeting, which was the close of business on March 20, 2020 (the “2020 Annual Meeting Record Date”), violated Section 213(a) of the DGCL because it was 61 days before the date of the 2020 Annual Meeting, and as a result, the actions taken at the 2020 Annual Meeting were allegedly invalid;

WHEREAS, in connection with entering into a settlement agreement with the plaintiff in the Delaware Action, the Company and the Board have agreed that it would be advisable and in the best interests of the Company and its stockholders to submit the adoption and approval of the 2020 LTIP and 2020 ESPP to the Company’s stockholders for ratification pursuant to Section 204 of the DGCL;

WHEREAS, pursuant to Section 204 of the DGCL, a statutory process exists by which a Delaware corporation can ratify defective corporate acts, retroactive to the date the act was originally taken, if the procedures of Section 204 of the DGCL are followed;

WHEREAS, pursuant to Section 204 of the DGCL, a defective corporate act is any act or transaction that would have been within the power of the corporation at the time taken, but which is void or voidable due to a failure of an authorization, and no defective corporate act will be deemed void or voidable solely as a result of failure of authorization if ratified in accordance with Section 204; and

WHEREAS, pursuant to Section 204 of the DGCL, the Board has determined it is in the best interests of the Company and its stockholders to ratify the adoption and approval of the 2020 LTIP and 2020 ESPP and submit for approval by the holders of the outstanding shares of the Company’s valid stock at the Annual Meeting the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP pursuant to Section 204 of the DGCL.

NOW THEREFORE, BE IT RESOLVED, that the Board has determined it is in the best interests of the Company and its stockholders to ratify the adoption and approval of the 2020 LTIP and 2020 ESPP and submit for approval by the holders of the outstanding shares of the Company’s valid stock at the Annual Meeting the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP pursuant to Section 204 of the DGCL;

FURTHER RESOLVED, that the adoption and approval of the 2020 LTIP and 2020 ESPP are the defective corporate acts to be ratified hereby;

FURTHER RESOLVED, that the date of prior adoption and approval of the 2020 LTIP and 2020 ESPP was May 20, 2020;

FURTHER RESOLVED, that (i) the approval and adoption of the 2020 LTIP involved the issuance of 1,675,860 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of the Company on the dates set forth on Annex A and (ii) the approval and adoption of the 2020 ESPP involved the issuance of 179,888 shares of Class A Common Stock on the dates set forth on Annex A;

Hyatt Hotels Corporation | 2023 Proxy Statement

FURTHER RESOLVED, that the failure of authorization in respect of the adoption and approval of the 2020 LTIP and 2020 ESPP is that such acts were not duly authorized by the stockholders of the Company at a meeting of stockholders with a record date fixed in accordance with Section 213(a) of the DGCL and Section 7.3(a) of the Bylaws (collectively, the “Record Date Failure of Authorization”), as well as:

(i)    in the case of the adoption and approval of the 2020 LTIP, the failure of such act to have been duly authorized and effective in accordance with the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and Section 3.6 of the Bylaws as a result of the Record Date Failure of Authorization; and

(ii)    in the case of the adoption and approval of the 2020 ESPP, the failure of such act to have been duly authorized and effective in accordance with the initial Hyatt Hotels Corporation Employee Stock Purchase Plan and Section 3.6 of the Bylaws as a result of the Record Date Failure of Authorization;

FURTHER RESOLVED, that the Board hereby ratifies, confirms, and approves, for all purposes and in all respects, the adoption and approval of the 2020 LTIP and 2020 ESPP, and approves the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP pursuant to Section 204 of the DGCL, for all purposes and in all respects;

FURTHER RESOLVED, that the Board hereby confirms that the ratification of adoption and approval of the 2020 LTIP and 2020 ESPP be submitted to the holders of the Company’s outstanding shares of valid stock at the Annual Meeting pursuant to Section 204 of the DGCL, and that the Board hereby recommends that the holders of the outstanding shares of the Company’s valid stock approve the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP by the applicable vote set forth in the following resolution;

FURTHER RESOLVED, that the approval of the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP at the Annual Meeting shall require the affirmative vote of the holders of a majority in voting power of the shares of the Company’s valid stock present virtually or by proxy at the Annual Meeting and entitled to vote on the proposal;

FURTHER RESOLVED, that pursuant to Section 204(f)(1) of the DGCL and in accordance with the foregoing resolutions, the adoption and approval of the 2020 LTIP and 2020 ESPP shall be effective and valid upon the approval of the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP by the affirmative vote of the requisite holders of the shares of the Company’s valid stock entitled to vote on the proposal set forth in the preceding resolution, under each of the Company’s Certificate of Incorporation and under the DGCL, with retroactive effect dating back to May 20, 2020, the original date of each such act set forth above;

FURTHER RESOLVED, that, except as otherwise provided under Section 204 of the DGCL, the notice to be given pursuant to Section 204(d) of the DGCL (the “Section 204(d) Notice”) shall be given to all holders of each class and series of valid stock and putative stock of the Company, whether voting or non-voting, who held such shares of stock as of the 2020 Annual Meeting Record Date, such notice to be directed to the address of each such holder as it appears or most recently appeared, as appropriate, on the records of the Company or included in the Proxy Statement (as defined below) publicly filed by the Company with the SEC as permitted by Section 204(g) of the DGCL;

FURTHER RESOLVED, that, any time before the validation effective time in respect of the ratification of the adoption and approval of the 2020 LTIP and 2020 ESPP, the Board may abandon the ratification of any such acts before or after stockholder approval thereof without further action by the stockholders of the Company; and

FURTHER RESOLVED, that any and all lawful actions heretofore taken by any officer of the Company in connection with the foregoing resolutions or the adoption and approval of the 2020 LTIP and 2020 ESPP be, and hereby are, ratified, confirmed, approved and adopted, for all purposes and in all respects.

Hyatt Hotels Corporation | 2023 Proxy Statement

ANNEX A

Class A Common Stock Issued under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan
Date of Issuance	Number of Shares of Class A Common Stock Issued
09/16/2020	8,779
09/21/2020	727
12/09/2020	6,090
12/12/2020	5,510
11/10/2020	12,226
11/18/2020	679
12/03/2020	31,098
12/09/2020	55,417
03/04/2021	30,624
03/15/2021	357
03/16/2021	224,851
03/31/2021	2,547
05/16/2021	335
05/19/2021	7,864
06/15/2021	388
09/09/2021	1,039
09/15/2021	421
09/16/2021	31,322
12/12/2021	4,448
12/15/2021	385
02/23/2021	49,959
02/24/2021	3,943
02/25/2021	7,709
02/26/2021	6,569
03/02/2021	75,341
03/03/2021	21,400
03/17/2021	8,856
03/18/2021	32,510
07/13/2021	1,355
08/30/2021	61,594
12/23/2021	16,034
03/04/2022	64,025
03/15/2022	468
03/16/2022	238,838
03/31/2022	2,352
05/18/2022	7,972
06/15/2022	518
09/15/2022	454
09/16/2022	3,965
12/12/2022	35,035
12/15/2022	438

Class A Common Stock Issued under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan
Date of Issuance	Number of Shares of Class A Common Stock Issued
05/26/2022	1,446
06/03/2022	218
06/07/2022	7,141
08/16/2022	112,682
09/08/2022	46,341
11/21/2022	4,995
11/22/2022	975
11/23/2022	4,016
12/20/2022	66,687
01/31/2023	26,435
02/08/2023	672
02/24/2023	10,698
02/27/2023	7,805
03/07/2023	31,174
03/15/2023	400
03/16/2023	247,733
03/20/2023	10,435
03/21/2023	31,565
Total	1,675,860

Class A Common Stock Issued under the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan
Date of Issuance	Number of Shares of Class A Common Stock Issued
3/31/2020	35,338
6/30/2020	11,628
9/30/2020	12,142
12/31/2020	10,992
3/31/2021	9,604
6/30/2021	12,129
9/30/2021	13,587
12/31/2021	12,221
3/31/2022	13,963
6/30/2022	18,143
9/30/2022	16,216
12/31/2022	13,925
Total	179,888

Hyatt Hotels Corporation | 2023 Proxy Statement

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees in Proposal 1,

a vote “FOR” Proposal 2, a vote “FOR” Proposal 3, a vote for “EVERY YEAR” in Proposal 4,

and a vote “FOR” Proposal 5.

1. Election of Directors:

Class I (to hold office until the 2025 annual meeting of stockholders)				☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees
01 Paul D. Ballew	03 Cary D. McMillan
02 Mark S. Hoplamazian	04 Michael A. Rocca
Class II (to hold office until the 2026 annual meeting of stockholders)
05 Thomas J. Pritzker	07 Richard C. Tuttle
06 Heidi O’Neill	08 James H. Wooten, Jr.
Class III (to hold office until the 2024 annual meeting of stockholders)
09 Susan D. Kronick	11 Jason Pritzker
10 Dion Camp Sanders
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the Appointment of Deloitte & Touche LLP as Hyatt Hotels Corporation’s Independent Registered Public Accounting Firm for Fiscal Year 2023.					☐	For	☐	Against	☐	Abstain

3. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.					☐	For	☐	Against	☐	Abstain

4. Advisory vote to determine the frequency with which advisory votes to approve named executive office compensation are submitted to stockholders.		☐	Every Year		☐	Every 2 Years	☐	Every 3 Years	☐	Abstain

5.  Ratification of the Prior Adoption and Approval of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan.

					☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, FOR “EVERY YEAR” IN PROPOSAL 4, AND “FOR” PROPOSAL 5.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HYATT HOTELS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 17, 2023

9:30 a.m., Central Time

The Annual Meeting of Stockholders will be hosted as a virtual event via the Internet. To register for the virtual meeting, please follow the instructions below:

•	Visit www.proxydocs.com/h on your smartphone, tablet or computer.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the virtual meeting to the email address you provided during registration with a unique link to attend the virtual meeting.

Hyatt Hotels Corporation 150 North Riverside Plaza Chicago IL 60606	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 17, 2023.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each director nominee in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, for “EVERY YEAR” in Proposal 4, and “FOR” Proposal 5.

By signing the proxy, you revoke all prior proxies and appoint Mark S. Hoplamazian and Margaret C. Egan, and each of them, with full power of substitution, as proxies and attorneys-in-fact to vote your shares as directed with respect to each of the proposals shown on the reverse side and in their discretion (1) with respect to any other matters which may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof and (2) for the election of such other candidate or candidates as may be nominated by the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 17, 2023.

The proxy statement for the Annual Meeting of Stockholders and Annual Report

for the fiscal year ended December 31, 2022 are available at www.proxydocs.com/h

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxydocs.com/h Use the Internet to vote your proxy. Scan code on reverse for mobile voting.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.